                                                                     EXHIBIT 2.1

                                                               EXECUTION VERSION


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                       PIONEER NATURAL RESOURCES COMPANY,

                               BC MERGER SUB, INC.

                                       AND

                            EVERGREEN RESOURCES, INC.



                             DATED AS OF MAY 3, 2004

                                TABLE OF CONTENTS



                                                                                                                Page
                                                                                                                ----


                                                      ARTICLE I
                                                      THE MERGER

1.1      The Merger; Effective Time of the Merger.................................................................2
1.2      Closing..................................................................................................2
1.3      Effects of the Merger....................................................................................2
1.4      Post-Closing Merger......................................................................................3

                                                      ARTICLE II
                                      EFFECT OF THE MERGER ON THE CAPITAL STOCK
                               OF THE COMPANY AND MERGER SUB; EXCHANGE OF CERTIFICATES

2.1      Effect of Merger on Capital Stock........................................................................3
2.2      Anti-Dilution Provisions.................................................................................7
2.3      Shares Held by Parent, the Company or Subsidiaries.......................................................8
2.4      Dissenting Stockholders..................................................................................8
2.5      Treatment of Stock Options and Restricted Stock..........................................................8
2.6      Fractional Shares........................................................................................8
2.7      Exchange of Certificates.................................................................................9
2.8      Expiration of Company Rights............................................................................12

                                                     ARTICLE III
                                            REPRESENTATIONS AND WARRANTIES

3.1      Representations and Warranties of the Company...........................................................12
3.2      Representations and Warranties of Parent and Merger Sub.................................................34

                                                      ARTICLE IV
                                            COVENANTS RELATING TO CONDUCT
                                            OF BUSINESS PENDING THE MERGER

4.1      Conduct of Business by the Company and Parent Pending the Merger........................................52
4.2      Acquisition Proposals...................................................................................56

                                                      ARTICLE V
                                                ADDITIONAL AGREEMENTS

5.1      Preparation of S-4 and the Joint Proxy Statement........................................................59
5.2      Letter of the Company's Accountants.....................................................................60
5.3      Letter of Parent's Accountants..........................................................................60
5.4      Access to Information...................................................................................60
5.5      Stockholders Meetings...................................................................................61
5.6      HSR and Other Approvals.................................................................................63
5.7      Agreements of Rule 145 Affiliates.......................................................................63


5.8      Authorization for Shares and Stock Exchange Listing.....................................................64
5.9      Employee Matters........................................................................................64
5.10     Stock Options; Restricted Stock.........................................................................65
5.11     Indemnification; Directors' and Officers' Insurance.....................................................68
5.12     Agreement to Defend.....................................................................................69
5.13     Public Announcements....................................................................................69
5.14     Other Actions...........................................................................................69
5.15     Notification of Certain Matters; SEC Filings............................................................69
5.16     Conveyance Taxes........................................................................................70
5.17     Board of Directors......................................................................................70
5.18     Indenture Matters.......................................................................................70
5.19     Section 16(b) Matters...................................................................................70
5.20     Plan of Reorganization..................................................................................70
5.21     Certain Hedging Activities..............................................................................71
5.22     Exchange Offer Obligation...............................................................................71
5.23     Indenture Amendment.....................................................................................71
5.24     Kansas Sale.............................................................................................72
5.25     Rights Agreement Amendment..............................................................................72

                                                      ARTICLE VI
                                                 CONDITIONS PRECEDENT

6.1      Conditions to Each Party's Obligation to Effect the Merger..............................................72
6.2      Conditions of Obligations of Parent.....................................................................73
6.3      Conditions of Obligations of the Company................................................................74

                                                     ARTICLE VII
                                              TERMINATION AND AMENDMENT

7.1      Termination.............................................................................................75
7.2      Effect of Termination...................................................................................77
7.3      Amendment...............................................................................................79
7.4      Extension; Waiver.......................................................................................79

                                                     ARTICLE VIII
                                                  GENERAL PROVISIONS

8.1      Payment of Expenses.....................................................................................79
8.2      Nonsurvival of Representations, Warranties and Agreements...............................................79
8.3      Notices.................................................................................................80
8.4      Interpretation..........................................................................................81
8.5      Counterparts............................................................................................81
8.6      Entire Agreement; No Third Party Beneficiaries..........................................................81
8.7      Governing Law...........................................................................................81
8.8      No Remedy in Certain Circumstances......................................................................81
8.9      Assignment..............................................................................................82
8.10     Specific Performance....................................................................................82
8.11     Schedule Definitions....................................................................................82


EXHIBITS:
Exhibit A         Form of Carlton Consulting and Non-Competition Agreement
Exhibit B         Form of Collins Consulting and Non-Competition Agreement
Exhibit C         Form of Non-Competition Agreement
Exhibit D         Form of Rights Agreement Amendment
Exhibit E         LLC Sub Merger Agreement
Exhibit F         Rule 145 Affiliate Letter

DISCLOSURE SCHEDULES:

COMPANY DISCLOSURE SCHEDULE:

Schedule 3.1(a)   Company Significant Subsidiaries
Schedule 3.1(b)   Company Capital Structure
Schedule 3.1(c)   Company Conflicts
Schedule 3.1(d)   Knowledge; Company Off-Balance Sheet Arrangements
Schedule 3.1(f)   Company Events
Schedule 3.1(g)   Undisclosed Material Liabilities
Schedule 3.1(j)   Company Litigation
Schedule 3.1(k)   Company Tax Information
Schedule 3.1(l)   Company Employee Benefits Information
Schedule 3.1(m)   Company Labor Matters
Schedule 3.1(n)   Property
Schedule 3.1(o)   Company Environmental Matters
Schedule 3.1(p)   Company Insurance
Schedule 3.1(y)   Hedging
Schedule 3.1(aa)  Company Agreements
Schedule 4.1(a)   Conduct of Business Pending the Merger
Schedule 6.3(e)   Tax Opinion Representation Letter

PARENT DISCLOSURE SCHEDULE:

Schedule 3.2(a)   Parent Significant Subsidiaries
Schedule 3.2(b)   Parent Capital Structure
Schedule 3.2(c)   Parent Conflicts
Schedule 3.2(d)   Knowledge; Parent Off-Balance Sheet Arrangements
Schedule 3.2(f)   Parent Events
Schedule 3.2(g)   Undisclosed Material Liabilities
Schedule 3.2(j)   Parent Litigation
Schedule 3.2(k)   Parent Tax Information
Schedule 3.2(l)   Parent Employee Benefits Information
Schedule 3.2(m)   Parent Labor Matters
Schedule 3.2(n)   Property
Schedule 3.2(o)   Parent Environmental Matters
Schedule 3.2(p)   Parent Insurance
Schedule 3.2(x)   Hedging

Schedule 3.2(y)   Natural Gas Act
Schedule 3.2(z)   Parent Agreements
Schedule 5.9      Change in Control Severance Policy
Schedule 6.2(h)   Tax Opinion Representation
Letter

                            GLOSSARY OF DEFINED TERMS

DEFINED TERMS                                           DEFINED IN SECTION
-------------                                           ------------------
Acquisition Proposal                                    4.2(g)(i)
Affected Employee                                       5.9(c)
Affiliate                                               4.1(a)(ix)
Aggregate Cash Amount                                   2.1(c)
Aggregate Stock Number                                  2.1(c)
Agreement                                               Preamble
Antitrust Division                                      5.6(a)
Articles of Merger                                      1.1
Average Closing Price                                   2.6
business day                                            2.7(a)
Cash Election                                           2.1(d)
Cash Election Share                                     2.1(f)
Cash Payment                                            2.1(b)
CBCA                                                    1.1
Certificate of Merger                                   1.1
Certificates                                            2.7(a)
Change of Recommendation                                4.2(d)
Closing                                                 1.1
Closing Date                                            1.2
COBRA                                                   3.1(l)(v)
Code                                                    Recitals
Common Stock Trust                                      2.6(c)(iii)
Company                                                 Preamble
Company Budget                                          4.1(a)(xiii)
Company Common Stock                                    2.1
Company Contracts                                       3.1(aa)
Company Disclosure Schedule                             3.1
Company Employee Benefit Plans                          3.1(l)(i)
Company Employee Pension Benefit Plan                   3.1(l)(i)
Company Employee Welfare Benefit Plan                   3.1(l)(i)
Company ERISA Affiliate                                 3.1(l)(i)
Company Executives                                      5.9(a)
Company Indemnified Parties                             5.11(a)
Company Intangible Property                             3.1(n)(i)
Company Litigation                                      3.1(j)
Company Material Adverse Effect                         3.1(a)(ii)
Company Options                                         5.10
Company Order                                           3.1(j)
Company Permits                                         3.1(i)
Company Preferred Stock                                 3.1(b)
Company Reserve Reports                                 3.1(x)
Company Restricted Stock                                5.10(b)
Company Right                                           2.8


Company Rights Agreement                                Recitals
Company SEC Documents                                   3.1(d)
Company Stock Plans                                     3.1(b)(iii)
Company Termination Fee                                 7.2(b)
Confidentiality Agreement                               5.4
Consulting and Non-Competition Agreement                Recitals
DGCL                                                    5.5(a)
Dissenter Shares                                        2.1(b)
Effective Time                                          1.1
Effective Time Restricted Stock                         2.1(d)
Election Deadline                                       2.1(j)
Elections                                               2.1(d)
Environmental Laws                                      3.1(o)(A)
ERISA                                                   3.1(l)(xv)
Excess Shares                                           2.6(c)(i)
Exchange Act                                            3.1(c)(iii)(B)
Exchange Agent                                          2.7(a)
Exchange Fund                                           2.7(a)
Exchange Ratio                                          2.1(b)
FERC                                                    3.1(z)
Form of Election                                        2.1(d)
FTC                                                     5.6(a)
GAAP                                                    3.1(d)
Governmental Entity                                     3.1(c)(iii)
Hazardous Materials                                     3.1(o)(B)
Hedge                                                   3.1(y)
HIPAA                                                   3.1(l)(xiv)
HSR Act                                                 3.1(c)(iii)(A)
Initial Termination Date                                7.1(c)
Injunction                                              6.1(f)
IRS                                                     3.1(k)(ii)(A)
Joint Proxy Statement                                   3.1(c)(iii)(B)
Kansas Sale Consideration                               2.1(b)
Kansas Sale Proceeds                                    2.1(b)
knowledge                                               3.1(d)(ii)
LLC Sub                                                 Recitals
LLC Sub Merger                                          Recitals
Maximum Amount                                          5.11(c)
Merger                                                  Recitals
Merger Sub                                              Preamble
Merger Consideration                                    2.1(b)
Mixed Consideration                                     2.1(d)
Mixed Election                                          2.1(d)
Mixed Election Shares                                   2.1(e)
NGA                                                     3.1(z)
Non-Competition Agreements                              Recitals


NYSE                                                    2.6
Parent                                                  Preamble
Parent Common Stock                                     2.1(b)
Parent Contracts                                        3.1(y)
Parent Disclosure Schedule                              3.2
Parent Employee Benefit Plans                           3.2(l)(i)
Parent Employee Pension Benefit Plan                    3.2(l)(i)
Parent Employee Welfare Benefit Plan                    3.2(l)(i)
Parent ERISA Affiliate                                  3.2(l)(i)
Parent Intangible Property                              3.2(n)
Parent Litigation                                       3.2(j)
Parent Material Adverse Effect                          3.2(a)
Parent Order                                            3.2(j)
Parent Permits                                          3.2(i)
Parent Preferred Stock                                  3.2(b)
Parent Right                                            2.1(b)
Parent SEC Documents                                    3.2(d)
Parent Stock Plans                                      3.2(b)(iv)
Parent Termination Fee                                  7.2(c)
Qualified Company Employee Benefit Plan                 3.2(l)(iii)
Qualified Parent Employee Benefit Plan                  3.2(l)(iii)
Release                                                 3.1(o)(C)
Remedial Action                                         3.1(o)(D)
Representative                                          2.1(d)
Rights Agreement Amendment                              Recitals
Rule 145 Affiliate Letter                               5.7
Rule 145 Affiliates                                     5.7
S-4                                                     3.1(e)
Sarbanes-Oxley Act                                      3.1(d)(ii)
SEC                                                     3.1(a)(i)
Securities Act                                          3.1(d)
Senior Sub Notes                                        5.22
Significant Subsidiary                                  3.1(a)(i)
Stock Election                                          2.1(d)
Stock Election Share                                    2.1(f)
Subsidiary                                              3.1(a)(iii)
Surviving Corporation                                   1.3(a)(i)
Surviving Corporation Material Adverse Effect           6.1(d)
Tax and Taxes                                           3.1(k)
Tax Return                                              3.1(k)
2004 Company Restricted Stock                           5.10(b)
Voting Debt                                             3.1(b)

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of May 3, 2004 (this "Agreement"), by and among Pioneer Natural Resources Company, a Delaware corporation ("Parent"), BC Merger Sub, Inc., a Colorado corporation ("Merger Sub"), and Evergreen Resources, Inc., a Colorado corporation (the "Company").

         WHEREAS, Parent and the Company have determined to engage in a strategic business combination whereby Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation in such merger as a direct wholly-owned subsidiary of Parent (the "Merger");

         WHEREAS, Parent and the Company have determined that immediately after the effectiveness of the Merger, the Company shall be merged with and into a wholly-owned limited liability company subsidiary of Parent ("LLC Sub," and such merger being referred to herein as the "LLC Sub Merger"), with LLC Sub continuing as the surviving entity in the LLC Sub Merger as a direct wholly-owned subsidiary of Parent;

         WHEREAS, for federal income tax purposes, it is intended that the Merger and the LLC Sub Merger constitute an integrated plan described in Rev. Rul. 2001-46, 2001-2 C.B. 321;

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved this Agreement and the Merger.

         WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and an inducement to Parent's and Merger Sub's entering into this Agreement and incurring the obligations set forth herein, Dennis R. Carlton is entering into a consulting and non-competition agreement with Parent in the form attached hereto as Exhibit A, and Kevin R. Collins is entering into a consulting and non-competition agreement with Parent in the form attached hereto as Exhibit B (collectively, the "Consulting and Non-Competition Agreements"), which Consulting and Non-Competition Agreements shall be effective upon the Closing;

         WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and an inducement to Parent's and Merger Sub's entering into this Agreement and incurring the obligations set forth herein, Mark S. Sexton is entering into a non-competition agreement with Parent in the form attached hereto as Exhibit C (the "Non-Competition Agreement"), which Non-Competition Agreement shall be effective upon the Closing;

         WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and an inducement to Parent's and Merger Sub's entering into this Agreement and incurring the obligations set forth herein, the Company is entering into an amendment to the Shareholder Rights Agreement (the "Company Rights Agreement"), dated as of July 7, 1997, by and between the Company and Computershare Trust Company, Inc. as successor to American Securities Transfer & Trust, Inc., as Rights Agent, in the form attached hereto as Exhibit D (the "Rights Agreement Amendment");

         WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties to this Agreement agree as follows:

                                   ARTICLE I
                                   THE MERGER

         1.1 The Merger; Effective Time of the Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the Colorado Business Corporation Act (the "CBCA"). As soon as practicable at or after the closing of the Merger (the "Closing"), articles of merger, prepared and executed in accordance with the relevant provisions of the CBCA (the "Articles of Merger"), shall be filed with the Colorado Secretary of State. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Colorado Secretary of State, or at such later time as Parent and the Company shall agree and specify in the Articles of Merger (the "Effective Time").

         1.2 Closing. The Closing shall take place at 9:30 a.m., Dallas, Texas time, on a date to be specified by the parties, which shall be no later than the fifth business day after satisfaction (or waiver in accordance with this Agreement) of the latest to occur of the conditions set forth in Article VI (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable law) waived on the Closing Date), at the offices of Vinson & Elkins L.L.P., 2001 Ross Avenue, Dallas, Texas 75201, unless another date or place is agreed to in writing by the parties (such date on which the Closing occurs, the "Closing Date").

         1.3 Effects of the Merger.

                  (a) At the Effective Time: (i) Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the Company is sometimes referred to herein as the "Surviving Corporation"); (ii) the Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until duly amended or repealed; and (iii) the Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

                  (b) The directors of Merger Sub shall, from and after the Effective Time, be the directors of the Surviving Corporation, and such directors shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with Surviving Corporation's Articles of Incorporation and Bylaws. The officers of Merger Sub shall, from and after the Effective Time, be the officers of the Surviving Corporation, and such officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

                  (c) The Merger shall have the effects set forth in this
Section 1.3 and the applicable provisions of the CBCA.

         1.4 Post-Closing Merger. Immediately following the Effective Time, Parent shall cause the Surviving Corporation to merge with and into LLC Sub, with LLC Sub continuing as the surviving entity in such merger as a direct wholly-owned subsidiary of Parent, substantially in accordance with the terms of the merger agreement attached hereto as Exhibit E. From and after such merger, LLC Sub shall be the Surviving Corporation for purposes of this Agreement. When the LLC Sub Merger occurs, Parent shall own all the membership interests and other equity in LLC Sub, and LLC Sub shall be disregarded for United States federal income tax purposes.

                                   ARTICLE II
                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
             OF THE COMPANY AND MERGER SUB; EXCHANGE OF CERTIFICATES

         2.1 Effect of Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of any shares of common stock, no par value, of the Company ("Company Common Stock") or capital stock of Merger Sub:

                  (a) Conversion of Capital Stock of Merger Sub. Each issued and outstanding share of the capital stock of Merger Sub shall be converted into one share of Company Common Stock.

                  (b) Conversion of Shares. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares held by any Subsidiary of the Company or Parent or any Subsidiary of Parent, and excluding Dissenter Shares (as defined below), but including shares of Company Restricted Stock as to which the applicable forfeiture restrictions lapse as of the Effective Time) shall cease to be outstanding and shall be converted into and exchanged for the right to receive from Parent (i) (A) 1.1635 of a share of common stock, $.01 par value per share, of Parent ("Parent Common Stock") (each share of Parent Common Stock includes a right (each, a "Parent Right") to purchase one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, of Parent pursuant to the Rights Agreement dated as of July 20, 2001, between Parent and Continental Stock Transfer & Trust Company, as Rights Agent (references in this Agreement to shares of Parent Common Stock shall also be deemed to refer to the Parent Rights associated therewith, as appropriate)) (such applicable fraction of Parent Common Stock, the "Exchange Ratio"), (B) $39.00 in cash, without interest (the "Cash Payment"), or (C) a combination of shares of Parent Common Stock and cash (other than the Kansas Sale Consideration) determined in accordance with Section 2.1(e), Section 2.1(f), Section 2.1(g) or Section 2.1(h) (collectively, the "Base Merger Consideration"), and (ii) $0.35 in cash, without interest, plus an amount equal to the quotient of (A) the difference of the Kansas Sale Proceeds minus $15 million, divided by (B) the sum of 49,889,446 plus any shares of Company Restricted Stock issued after the date hereof and prior to the Effective Time and any shares of Company Common Stock and securities convertible or exchangeable into or exercisable for shares of Company Common Stock that are outstanding as of the date hereof that are not included in the 49,889,446 number listed above (the "Kansas Sale Consideration," and collectively with the Base Merger Consideration, the "Merger Consideration"), in each case upon surrender by the holder of such share of Company Common Stock of the Certificate representing such share in accordance with Section 2.7. For purposes of this Agreement, Merger Consideration shall not include any consideration received by any dissenting stockholder of the Company that after the Effective Time fails to perfect, or effectively withdraws or loses, such holder's right to appraisal of and payment for such holder's shares. "Dissenter Shares" means shares outstanding immediately prior to the Effective Time and held by any holder who, immediately prior to the Effective Time, has the right to obtain payment for such holder's shares in accordance with Article 113 of the CBCA. "Kansas Sale Proceeds" means the difference of (i) the gross cash proceeds from the sale of the Company's and its Subsidiaries' assets located in Kansas, which proceeds are actually received by the Company no later than the close of business on the business day prior to the Closing Date, minus (ii) all out-of-pocket costs (excluding income taxes) incurred by the Company and its Subsidiaries in the disposition of such assets in such sale transaction.

                  (c) Notwithstanding anything in this Agreement to the contrary, the aggregate number of shares of Parent Common Stock (the "Aggregate Stock Number") to be issued as Base Merger Consideration shall be equal to the product of (i) the Exchange Ratio multiplied by 50% of (ii) the difference of
(A) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including shares of Company Restricted Stock as to which the applicable forfeiture restrictions lapse as of the Effective Time) minus (B) the sum of (x) the number of shares of Company Common Stock held by any Subsidiary of the Company or Parent or any Subsidiary of Parent and (y) the number of Dissenter Shares. Notwithstanding anything in this Agreement to the contrary, the aggregate amount of cash to be paid by Parent as Base Merger Consideration (the "Aggregate Cash Amount") shall be equal to the product of (i) the Cash Payment multiplied by 50% of (ii) the difference of (A) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including shares of Company Restricted Stock as to which the applicable forfeiture restrictions lapse as of the Effective Time) minus (B) the sum of (x) the number of shares of Company Common Stock held by any Subsidiary of the Company or Parent or any Subsidiary of Parent and (y) the number of Dissenter Shares.

                  (d) Subject to the allocation and election procedures set forth in this Section 2.1 and subject to the last sentence of this Section 2.1(d) with respect to shares of Company Restricted Stock that are outstanding as of the Effective Time and as to which the applicable forfeiture restrictions have not lapsed as of the Effective Time (the "Effective Time Restricted Stock"), each record holder immediately prior to the Effective Time of shares of Company Common Stock (other than (1) shares of Company Common Stock held by the Company or any Subsidiary of the Company or Parent or any Subsidiary of Parent and (2) Dissenter Shares but including shares of Company Restricted Stock as to which the applicable forfeiture restrictions lapse as of the Effective Time) will be entitled (i) to elect to receive $39.00 cash plus the Kansas Sale Consideration in cash, without interest, for all of such shares (a "Cash

Election"), (ii) to elect to receive 1.1635 shares of Parent Common Stock and a per share amount in cash equal to the Kansas Sale Consideration for all of such shares, without interest (a "Stock Election"), or (iii) to elect to receive the "Mixed Consideration" which consists of (x) $19.50 cash plus the Kansas Sale Consideration in cash, without interest, and (y) .58175 of a share of Parent Common Stock (a "Mixed Election," and collectively with the Cash Election and the Stock Election, the "Elections"). Each holder shall make the same Election with respect to all of such holder's shares of Company Common Stock, except with respect to Effective Time Restricted Stock as contemplated by the last sentence of this Section 2.1(d). All such Elections shall be made on a form designed for that purpose, which shall include (i) a letter of transmittal which specifies that delivery shall be effected, and risk of loss and title to any Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and that otherwise complies with the terms of Section 2.7(a) and (ii) a form of instruction pursuant to which a beneficial owner of Company Common Stock may instruct a Representative (as defined below) as to such beneficial owner's Election (a "Form of Election"). Holders of record of shares of Company Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election, provided that such Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by each Representative for a particular beneficial owner. For purposes hereof, a holder of Company Common Stock who does not make a valid Election prior to the Election Deadline, including by failure to return the Form of Election to the Exchange Agent prior to the Election Deadline and as a result of revocation, shall be deemed to have made a Mixed Election. A holder of any security of the Company that is convertible or exchangeable into or exercisable for Company Common Stock immediately prior to the Effective Time shall (unless otherwise provided in this Agreement) upon conversion, exchange or exercise of such security, receive settlement therefor as though each such holder had made a Mixed Election. If Parent or the Exchange Agent shall determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall be deemed to be of no force and effect and the stockholder making such purported Cash Election or Stock Election shall for purposes hereof be deemed to have made a Mixed Election. A holder shall be deemed to have made a Stock Election with respect to all shares of Effective Time Restricted Stock held by such holder, and any Election made by the record holder pursuant to the first sentence of this Section 2.1(d) shall be effective only as to shares that are not Effective Time Restricted Stock.

                  (e) At the Effective Time, each share covered by a Mixed Election (a "Mixed Election Share") shall be converted into and exchanged for the right to receive from Parent the Mixed Consideration.

                  (f) If, taking into account the Elections made and deemed made pursuant to Section 2.1(d) and but for the terms of Section 2.1(c), the number of shares of Parent Common Stock to be issued as Base Merger Consideration would exceed the Aggregate Stock Number, then, at the Effective Time, each share covered by a Cash Election (a "Cash Election Share") shall be converted into the right to receive the Cash Payment and the Kansas Sale Consideration, each Mixed Election Share shall be converted into the right to receive the Mixed Consideration, each share of Effective Time Restricted Stock shall be converted into the right to receive the number of shares of Parent Common Stock equal to the Exchange Ratio and the Kansas Sale Consideration, and each share covered by a Stock Election (a "Stock Election Share") that is not Effective Time Restricted Stock shall be converted into the right to receive:

                           (i) a number of shares of Parent Common Stock equal
to the quotient determined by (A) the difference of the Aggregate Stock Number minus the number of shares of Parent Common Stock to be issued in exchange for Mixed Election Shares, divided by (B) the number of Stock Election Shares;

                           (ii) an amount in cash, without interest, equal to
the quotient determined by (A) the difference of the Aggregate Cash Number minus the sum of (x) the amount of cash (other than Kansas Sale Consideration) to be paid in exchange for Cash Election Shares plus (y) the amount of cash (other than Kansas Sale Consideration) to be paid in exchange for Mixed Election Shares, divided by (B) the number of Stock Election Shares; and

                           (iii) an amount in cash, without interest, equal to
the Kansas Sale Consideration.

                  (g) If, taking into account the Elections made and deemed made pursuant to Section 2.1(d) and but for the terms of Section 2.1(c), the amount of cash to be paid by Parent as Base Merger Consideration would exceed the Aggregate Cash Amount, then each Stock Election Share shall be converted into the right to receive the number of shares of Parent Common Stock equal to the Exchange Ratio and the Kansas Sale Consideration, each Mixed Election Share shall be converted into the right to receive the Mixed Consideration, and each Cash Election Share shall be converted into the right to receive:

                           (i) an amount in cash, without interest, equal to the
quotient determined by (A) the difference of the Aggregate Cash Number minus the amount of cash (other than Kansas Sale Consideration) to be paid in exchange for Mixed Election Shares, divided by (B) the number of Cash Election Shares;

                           (ii) a number of shares of Parent Common Stock equal
to the quotient determined by (A) the difference of the Aggregate Stock Number minus the sum of (x) the number of shares of Parent Common Stock to be issued in exchange for Stock Election Shares plus (y) the number of shares of Parent Common Stock to be issued in exchange for Mixed Election Shares, divided by (B) the number of Cash Election Shares; and

                           (iii) an amount in cash, without interest, equal to
the Kansas Sale Consideration.

                  (h) In the event that neither 2.1(f) nor Section 2.1(g) above is applicable, at the Effective Time, each Cash Election Share shall be converted into the right to receive the Cash Payment and the Kansas Sale Consideration, each Stock Election Share shall be converted into the right to receive the number of shares of Parent Common Stock equal to the Exchange Ratio and the Kansas Sale Consideration, and each Mixed Election Share, if any, shall be converted into the right to receive the Mixed Consideration.

                  (i) Parent and the Company shall mail the Form of Election to each person who is a holder of record of Company Common Stock on the record date for the Company's stockholders' meeting contemplated by Section 5.5 and shall use their commercially reasonable efforts to make the Form of Election available to all persons who become holders of Company Common Stock during the period between such record date and the Election Deadline. Parent and the Company agree to promptly comply with applicable SEC requirements with respect to the actions contemplated by this Section 2.1.

                  (j) To be effective, a Form of Election must be properly completed and signed by a record holder of Company Common Stock and submitted to the Exchange Agent and accompanied by the Certificates as to which the Election is being made. All Certificates so surrendered shall be subject to the exchange procedures set forth in Section 2.7. Parent will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Parent (or the Exchange Agent) in such matters shall be conclusive and binding. Neither Parent nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 2.1 and all such computations shall be conclusive and binding on the holders of Company Common Stock absent manifest error. The Form of Election and the Certificates must be received by the Exchange Agent by the close of business on the last business day prior to the date on which the vote with respect to the adoption and approval of this Agreement and the approval of the Merger at the Company's stockholders' meeting contemplated by Section 5.5 hereof is held (the "Election Deadline") in order to be effective. The Exchange Agent shall not accept guarantee of delivery of Certificates in lieu of physical delivery of Certificates. An Election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Upon any such revocation, unless a duly completed Form of Election, accompanied by a Certificate, is thereafter submitted in accordance with this Section 2.1(j), such shares shall be deemed to be Mixed Election Shares. In the event that this Agreement is terminated pursuant to the provisions hereof and any Certificates have been transmitted to the Exchange Agent pursuant to the provisions hereof, such Certificates shall be promptly be returned without charge to the person submitting same.

         2.2 Anti-Dilution Provisions.

                  (a) In the event that Parent changes the number of shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock combination, stock dividend, or similar recapitalization with respect to such stock and if the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split, stock combination or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be appropriately adjusted.

                  (b) In the event that, prior to the Effective Time, Parent shall consummate a merger, consolidation, share exchange or other reorganization, or any other transaction with another person or entity pursuant to which the holders of Parent Common Stock receive or become entitled to receive securities, cash or other assets or any combination thereof, each holder of Company Common Stock shall be entitled to receive at the Effective Time for each share of Company Common Stock, the amount of cash applicable to the Election or deemed Election by such holder plus that amount of securities, cash or other assets that such holder would have received or become entitled to receive had such holder been the record holder of the number of shares of Parent Common Stock issuable to such holder of Company Common Stock pursuant to Section 2.1 (taking into account such holder's Election) had the Effective Time occurred immediately prior to the consummation of such transaction.

         2.3 Shares Held by Parent, the Company or Subsidiaries. Each of the shares of Company Common Stock held by Parent or any Subsidiary of Parent or the Company or any Subsidiary of the Company shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         2.4 Dissenting Stockholders. Any holder of shares of Company Common Stock who perfects such holder's dissenters' rights in accordance with and as contemplated by Article 113 of the CBCA shall be entitled to receive from the Surviving Corporation the value of such shares in cash as determined pursuant to such provision of the CBCA; provided, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the CBCA, including the deposit of the Certificate or Certificates representing the shares for which payment is being made. In the event that immediately prior to the Effective Time a dissenting stockholder of the Company fails to perfect, or effectively withdraws or loses, such holder's right to appraisal of and payment for such holder's shares, each such share shall thereupon be deemed a Mixed Election Share as of the Effective Time and shall be converted into, as of the Effective Time, the right to receive from Parent the Mixed Consideration, without any interest thereon, upon surrender by such holder of the Certificate or Certificates representing the shares of Company Common Stock held by such holder in accordance with Section 2.7.

         2.5 Treatment of Stock Options and Restricted Stock. Each outstanding Company Option and share of Company Restricted Stock shall be treated as provided in Section 5.10.

         2.6 Fractional Shares.

                  (a) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                  (b) In lieu of such fractional share interests, Parent shall either (i) pay to each former holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the average of the last reported sale prices for a share of Parent Common Stock on the New York Stock Exchange (the "NYSE") (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source selected by Parent) for the twenty consecutive full trading days on which such shares are actually traded on the NYSE ending at the close of trading on the third trading day prior to the Closing Date or (ii) instruct the Exchange Agent to follow the procedures set forth in Section 2.6(c).

                  (c) If Parent shall have instructed the Exchange Agent to follow the procedures in this Section 2.6(c):

                           (i) The Exchange Agent shall determine the excess of
(A) the aggregate number of shares of Parent Common Stock that would be distributed to holders of the Certificates pursuant to Section 2.1 if no effect were given to Section 2.6(a) over (B) the aggregate number of whole shares of Parent Common Stock to be distributed to holders of the Certificates pursuant to
Section 2.1, taking into account the effect of Section 2.6(a) (such excess, the "Excess Shares").

                           (ii) As soon as practicable after the Effective Time,
the Exchange Agent shall sell the Excess Shares at then-prevailing prices on the NYSE, in the manner set forth below.

                           (iii) The sale of the Excess Shares by the Exchange
Agent shall be executed on the NYSE and shall be executed in round lots to the extent practicable. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. Until the proceeds of such sale or sales have been distributed to the holders of the Certificates (or paid to Parent pursuant to Section 2.7(f)), the Exchange Agent shall hold such proceeds in trust for the holders of the Certificates (the "Common Stock Trust"). The Exchange Agent shall determine the portion of the Common Stock Trust to which each holder of a Certificate shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Stock Trust by a fraction, the numerator of which is the amount of the fractional share interest in the Parent Common Stock to which such holder of a Certificate is entitled and the denominator of which is the aggregate amount of fractional share interests in the Parent Common Stock to which all holders of the Certificates are entitled. Parent shall comply with the provisions of Rule 236(c) under the Securities Act.

                           (iv) As soon as practicable after the determination
of the amount of cash, if any, to be paid to holders of Certificates in lieu of any fractional share interests, the Exchange Agent shall make available such amounts, without interest, to such holders of Certificates that have surrendered their Certificates in accordance with Section 2.7.

                  (d) The provisions of Section 2.6(a), (b) and (c) shall not apply with respect to fractional shares of Company Restricted Stock, which are governed by Section 5.10(b).

         2.7 Exchange of Certificates.

                  (a) As of the Effective Time, Parent shall deposit with Parent's transfer agent or such other bank or trust company designated by Parent and reasonably acceptable to the Company (the "Exchange Agent") (i) certificates evidencing a number of shares of Parent Common Stock equal to the Aggregate Stock Number and (ii) cash in the amount equal to the sum of the Aggregate Cash Amount and the aggregate Kansas Sale Consideration (such certificates for shares of Parent Common Stock and cash being hereinafter referred to as the "Exchange Fund"). From time to time as necessary, Parent shall deposit with the Exchange Agent cash to be paid in lieu of fractional shares as contemplated by Section
2.6 and any dividends or other distributions to which holders of Certificates are entitled pursuant to Section 2.7(d). The Exchange Fund shall not be used for any other purpose. As soon as reasonably practicable after the Effective Time but in no event later than five business days thereafter, Parent and the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which represented shares of Company Common Stock immediately prior to the Effective Time and each holder of Company Restricted Stock as to which the applicable forfeiture restrictions lapse as of the Effective Time (the "Certificates") (other than any holder that previously submitted a properly completed and signed Form of Election accompanied by the Certificates as to which the Election was made) appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificate or Certificates so delivered shall be duly endorsed as the Exchange Agent may reasonably require. The Exchange Agent shall not accept guarantee of delivery of Certificates in lieu of physical delivery of Certificates. In the event of a transfer of ownership of shares of Company Common Stock represented by Certificates that is not registered in the transfer records of the Company, the Merger Consideration may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence reasonably satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as Parent and the Exchange Agent may reasonably require and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. For purposes of this Agreement, "business day" means any day that is not a Saturday or Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

                  (b) After the Effective Time, each holder of shares of Company Common Stock (other than shares to be canceled pursuant to Section 2.3 or as to which statutory dissenters' rights have been perfected as provided in Section 2.4) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent (unless such Certificate or Certificates were previously delivered with a Form of Election) and shall promptly upon surrender thereof receive in exchange therefor the Merger Consideration (without interest), together with all undelivered dividends or distributions in respect of such shares (without interest) pursuant to Section 2.7(d). Parent shall not be obligated to deliver the Merger Consideration to which any former holder of Company Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section 2.7.

                  (c) Each of Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that any amounts are so withheld by Parent, the Surviving Corporation or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Exchange Agent, as the case may be.

                  (d) At the Effective Time, the stock transfer books of the Company shall be closed as to holders of Company Common Stock immediately prior to the Effective Time and no transfer of Company Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 2.7(a), each Certificate theretofore representing shares of Company Common Stock (other than shares to be canceled pursuant to Section 2.3 or as to which statutory dissenters' rights have been perfected as provided in Section 2.4) shall from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by the Company in respect of such shares of Company Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by Parent on the Parent Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Parent Common Stock issuable pursuant to this Agreement, but after the Effective Time no dividend or other distribution payable to the holders of record of Parent Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 2.7(a). If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason other than to perfect statutory dissenters' rights, they shall be canceled and exchanged as provided in this Section 2.7. Shares of Parent Common Stock held in the Exchange Fund, until their issuance in the Merger upon surrender of Certificates or until such shares are delivered to a public official or Parent as contemplated by Section 2.7(f), shall be deemed issued and outstanding shares of Parent Common Stock. In connection with any meeting of stockholders of Parent, the Exchange Agent shall be directed to cause such shares to be present and counted for purposes of determining the presence of a quorum, and the Exchange Agent shall be directed to cause such shares to be voted for, voted against, abstained and not voted in the same proportion as the shares of Parent Common Stock outstanding and not held in the Exchange Fund. From and after such time as any shares of Parent Common Stock held in the Exchange Fund are returned to the Company as contemplated by the last sentence of Section 2.7(f), such shares shall be deemed to be held in treasury and shall not be considered issued and outstanding shares of Parent Common Stock.

                  (e) Any portion of the Exchange Fund and any cash in lieu of fractional shares of Parent Common Stock made available to the Exchange Agent that remain undistributed to the former stockholders of the Company on the first anniversary of the Effective Time shall be delivered to Parent, upon demand, and any stockholders of the Company who have not theretofore received the Merger Consideration and cash and other dividends or distributions to which they are entitled under this Article II shall thereafter look only to Parent, as a general creditor thereof, for payment of their claim for the Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

                  (f) Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for such shares (or dividends or distributions with respect thereto) or cash in lieu of fractional shares of Parent Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares at such date as is immediately prior to the time at which such amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of Parent, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

         2.8 Expiration of Company Rights. At the Effective Time, the rights to purchase Company Common Stock in accordance with the Company Rights Agreement (each, a "Company Right") shall expire as provided in the Rights Agreement Amendment.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company. The Company represents and warrants to Parent and Merger Sub as follows (such representations and warranties being deemed to be made as of the date hereof and as of the Closing) (in each case as qualified by matters reflected on the disclosure schedule dated as of the date of this Agreement and delivered by the Company to Parent on or prior to the date of this Agreement (the "Company Disclosure Schedule") (each reference to such disclosure schedule qualifies the referenced representation and warranty to the extent specified therein and such other representations and warranties contained herein (regardless of whether or not such representation or warranty contains a reference to such disclosure schedule) to the extent a matter in such disclosure schedule is disclosed in such a way as to make its relevance to the information called for by such other representation or warranty readily apparent on its face)):

                  (a) Organization, Standing and Power. Each of the Company and its Significant Subsidiaries is a corporation, limited liability company or partnership duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and licensed, as may be required, and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification and licensing necessary, other than in such jurisdictions where the failure so to be qualified and licensed could not reasonably be expected to result in a Company Material Adverse Effect. The Company has heretofore delivered to Parent complete and correct copies of its Articles of Incorporation and Bylaws, each as amended to date. All Subsidiaries of the Company and their respective jurisdictions of incorporation, organization or formation are identified on Schedule 3.1(a) of the Company Disclosure Schedule and all Subsidiaries of the Company that are Significant Subsidiaries of the Company are indicated as such on such schedule. As used in this Agreement: the term (i) "Significant Subsidiary" means any Subsidiary of the Company or Parent, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1.02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"); (ii) "Company Material Adverse Effect" means any result, occurrence, condition, fact, change, violation, event or effect of any of the foregoing (whether or not (A) foreseeable as of the date of this Agreement or (B) covered by insurance) that, individually or in the aggregate with any such other results, occurrences, conditions, facts, changes, violations, events or effects (whether or not such result, occurrence, condition, fact, change, violation, event or effect has, during the period or at any time in question, manifested itself in the historical financial statements of the Company or any of its Subsidiaries), (x) is materially adverse to the financial condition, properties, business or results of operations of the Company and its Subsidiaries taken as a whole, (y) would materially impair the ability of the Company to perform in a timely manner its obligations under this Agreement or
(z) would prevent the consummation of the transactions contemplated by this Agreement; provided, however, that in no event shall any of the following constitute a Company Material Adverse Effect: (1) any change or effect resulting from changes in general economic, regulatory or political conditions, conditions in the United States or worldwide capital markets or any outbreak of hostilities or war (except for any changes referred to in this subclause which, individually or in the aggregate, disproportionately affect the business, assets, properties, liabilities, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, as compared to other industry participants), (2) any change or effect, including changes in laws, that affects the oil and gas exploration and development industry or exploration and production companies of a similar size to the Company and a majority of whose reserves are natural gas generally (including changes in commodity prices, general market prices and regulatory changes affecting the oil and gas industry or exploration and production companies of a similar size to the Company and a majority of whose reserves are natural gas generally) (except for any changes referred to in this subclause which, individually or in the aggregate, disproportionately affect the business, assets, properties, liabilities, results of operations or financial condition of the Company and its Subsidiaries taken as a whole, as compared to other industry participants, and exploration and production companies of a similar size to the Company and a majority of whose reserves are natural gas), or (3) any change or effect resulting from the announcement or pendency of this Agreement, the Merger or the other transactions contemplated hereby, and (iii) "Subsidiary" means, with respect to the Company or Parent, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or other ownership interests having by their terms voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries.

                  (b) Capital Structure. As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 24,900,000 shares of preferred stock, par value $1.00 per share, of the Company ("Company Preferred Stock"). At the close of business on March 31, 2004: (i) 43,099,951 shares of Company Common Stock were issued and outstanding;
(ii) no shares of Company Preferred Stock were issued and outstanding; (iii) 100,000 shares of Company Common Stock were held by the Company in its treasury;
(iv) up to 2,639,495 shares of Company Common Stock were subject to issuance under outstanding options or awards under the Company's Initial Stock Option Plan, the Company's 2000 Stock Incentive Plan, the Carbon Energy Corporation 1999 Stock Option Plan, as amended, and any other stock option, stock bonus, stock award, or stock purchase plan, program or arrangement of the Company or any of the Company's Subsidiaries or any predecessor thereof (collectively, "Company Stock Plans"); (v) 1,017,871 shares of Company Common Stock were reserved for issuance pursuant to awards that may be granted (other than currently outstanding awards) pursuant to the Company Stock Plans; (vi) 4,000,000 shares of Company Common Stock were reserved for issuance upon conversion of the Company's 4.75% Senior Convertible Notes due 2021; and (vii) except as set forth on Schedule 3.1(b) of the Company Disclosure Schedule, no Voting Debt was issued and outstanding except the Company's 4.75% Senior Convertible Notes due 2021. The term "Voting Debt" means bonds, debentures, notes, or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of the Company may vote. All issued shares of Company Common Stock are validly issued, fully paid, and nonassessable and are not subject to preemptive rights. When shares subject to or reserved for issuance pursuant to the applicable Company Stock Plans, the Company's 4.75% Senior Convertible Notes due 2021 are issued, such shares will be validly issued, fully paid and nonassessable and not subject to preemptive rights. Schedule 3.1(b) of the Company Disclosure Schedule lists all outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company or any Subsidiary of the Company any capital stock of the Company or securities convertible into or exchangeable for capital stock of the Company (and (i) the exercise, conversion, purchase, exchange or other similar price thereof and (ii) whether such options, warrants or other rights are vested or unvested and the vesting schedule thereof) and all outstanding shares of Company Restricted Stock (and the schedule for lapsing of forfeiture restrictions on such shares). Except as set forth on Schedule 3.1(b) of the Company Disclosure Schedule, all outstanding shares of capital stock of the Subsidiaries of the Company are validly issued, fully paid and nonassessable, are not subject to preemptive rights, and are owned by the Company or a direct or indirect wholly owned Subsidiary of the Company free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth in this Section 3.1(b) or on Schedule 3.1(b) of the Company Disclosure Schedule, and except for changes since March 31, 2004 resulting from the exercise of stock options granted prior to March 31, 2004 pursuant to, or from issuances or purchases under, the Company Stock Plans, or as contemplated by this Agreement, there are outstanding: (i) no shares of capital stock, Voting Debt or other voting securities of the Company; (ii) no securities of the Company or any Subsidiary of the Company convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of Company or any Subsidiary of the Company; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which the Company or any Subsidiary of the Company is a party or by which it is bound in any case obligating the Company or any Subsidiary of the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of the Company or of any Subsidiary of the Company, or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company that will limit in any way the solicitation of proxies by or on behalf of the Company from, or the casting of votes by, the stockholders of the Company with respect to the Merger. There are no restrictions on the Company to vote the stock of any of its Subsidiaries. Except as set forth on Schedule 3.1(b) of the Company Disclosure Schedule, there are no agreements requiring the Company or any Subsidiary of the Company to make contributions to the capital of, or lend or advance funds to, any Subsidiary of the Company.

                  (c) Authority; No Violations; Consents and Approvals.

                           (i) The Company has all requisite corporate power and
authority to enter into this Agreement and the Rights Agreement Amendment and, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of the Company in accordance with the CBCA and Articles of Incorporation and Bylaws of the Company (each as amended to date), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Rights Agreement Amendment and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of the Company in accordance with the CBCA and the Articles of Incorporation and Bylaws of the Company (each as amended to date). This Agreement and the Rights Agreement Amendment have been duly executed and delivered by the Company and, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of the Company in accordance with the CBCA and the Articles of Incorporation and Bylaws of the Company (each as amended to date), and assuming this Agreement constitutes the valid and binding obligation of Parent and Merger Sub, this Agreement and the Rights Agreement Amendment constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (ii) Except as set forth on Schedule 3.1(c) of the
Company Disclosure Schedule, the execution and delivery of this Agreement and the Rights Agreement Amendment do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, or otherwise result in a material detriment to the Company or any of its Subsidiaries under, any provision of (A) the Articles of Incorporation or Bylaws of the Company (each as amended to date) or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries, (C) any joint venture or other ownership arrangement or (D) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.1(c)(iii) are duly and timely obtained or made and the approval of the Merger and this Agreement by the stockholders of the Company has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (B) or (C), any such conflicts, violations, defaults, rights, liens, security interests, charges, encumbrances or detriments that, individually or in the aggregate, could not reasonably be expected to result in a Company Material Adverse Effect.

                           (iii) No consent, approval, order or authorization
of, or registration, declaration or filing with, or permit from any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the Rights Agreement Amendment by the Company or the consummation by the Company of the transactions contemplated hereby, except for: (A) the filing of a premerger notification report by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period with respect thereto;
(B) the filing with the SEC of (x) a proxy statement in preliminary and definitive form relating to the meetings of the stockholders of the Company and Parent to be held in connection with the Merger (the "Joint Proxy Statement") and (y) such reports under Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of the Articles of Merger for the Merger with the Colorado Secretary of State; (D) filings with the NYSE; (E) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, or environmental laws;
(F) such filings and approvals as may be required by any foreign premerger notification, securities, corporate or other law, rule or regulation; (G) such governmental or tribal consents, qualifications or filings as are customarily obtained or made in connection with the transfer of interests or the change of control of ownership in oil and gas properties; and (H) any such consent, approval, order, authorization, registration, declaration, filing, or permit that the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

                  (d) SEC Documents.

                           (i) The Company has made available to Parent a true
and complete copy of each report, schedule, registration statement, definitive proxy statement and exhibit to the foregoing documents filed by the Company with the SEC since December 31, 2001 (the "Company SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file with the SEC since December 31, 2001. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Subsidiaries of the Company is required to file any forms, reports or other documents with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. The financial statements of the Company included in the Company SEC Documents were prepared from the books and records of the Company and its Subsidiaries, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material) the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and its consolidated Subsidiaries for the periods presented therein. Except as disclosed in the Company SEC Documents, there are no agreements, arrangements or understandings between the Company and any party who is at the date of this Agreement or was at any time prior to the date hereof but after December 31, 2001 an Affiliate of the Company that are required to be disclosed in the Company SEC Documents.

                           (ii) The Company has not received written notice from
the SEC or any other Governmental Entity that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or any other Governmental Entity. Since December 31, 2001, the Company's independent public accounting firm has not informed the Company that it has any material questions, challenges or disagreements regarding or pertaining to the Company's accounting policies or practices. Since December 31, 2001, to the knowledge of the Company, no officer or director of the Company has received, or is entitled to receive, any material compensation from any entity that has engaged in or is engaging in any material transaction with the Company or any Subsidiary of the Company. For purposes of this Agreement, "knowledge" means the actual knowledge of the officers listed on Schedule 3.1(d) of the Company Disclosure Schedule with respect to the Company, and on Schedule 3.2(d) of the Parent Disclosure Schedule with respect to Parent, without investigation. Set forth on Schedule 3.1(d) of the Company Disclosure Schedule is a list of all off-balance sheet special purpose entities and financing arrangements of the Company and Subsidiaries of the Company.

                           (iii) With respect to each annual report on Form
10-K, each quarterly report on Form 10-Q and each amendment of any such report included in the Company SEC Documents, the chief executive officer and chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the SEC and the NYSE, and the statements contained in any such certifications are complete and correct.

                  (e) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC, at any time it is amended or supplemented, at the time it becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by the Company and included or incorporated by reference in the Joint Proxy Statement will, at the date mailed to stockholders of the Company and at the date mailed to stockholders of Parent or at the time of the meeting of such stockholders to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement, insofar as it relates to the Company or its Subsidiaries or other information supplied by the Company for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                  (f) Absence of Certain Changes or Events. Except as set forth on Schedule 3.1(f) in the Company Disclosure Schedule or as disclosed in, or reflected in the financial statements included in, the Company SEC Documents, or except as contemplated by this Agreement, since December 31, 2003, there has not been (i) any material damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets owned or operated by the Company and its Subsidiaries; (ii) any event, condition, action or occurrence that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1(a) hereof; or (iii) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that has resulted in or could reasonably be expected to result in a Company Material Adverse Effect.

                  (g) No Undisclosed Material Liabilities. Except as disclosed in the Company SEC Documents or set forth on Schedule 3.1(g) of the Company Disclosure Schedule, as of the date hereof, there are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that have resulted in or could reasonably be expected to result in a Company Material Adverse Effect, other than: (i) liabilities adequately provided for on the balance sheet of the Company dated as of December 31, 2003 (including the notes thereto) contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2003; and (ii) liabilities under this Agreement.

                  (h) No Default. Neither the Company nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Articles of Incorporation or Bylaws of the Company (each as amended to date) or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which the Company or any of its Subsidiaries is now a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate could not reasonably be expected to result in a Company Material Adverse Effect.

                  (i) Compliance with Applicable Laws. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except where the failure so to hold could not reasonably be expected to result in a Company Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply could not reasonably be expected to result in a Company Material Adverse Effect. Except as disclosed in the Company SEC Documents, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which could not reasonably be expected to result in a Company Material Adverse Effect. As of the date of this Agreement, no investigation or review by any

Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company as of the date hereof, threatened, other than those the outcome of which could not reasonably be expected to result in a Company Material Adverse Effect.

                  (j) Litigation. Except as disclosed in the Company SEC Documents or as set forth on Schedule 3.1(j) of the Company Disclosure Schedule, as of the date of this Agreement there is no suit, action or proceeding pending, or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary of Company ("Company Litigation"), and the Company and its Subsidiaries have no knowledge of any facts that are likely to give rise to any Company Litigation, that (in any case) could reasonably be expected to result in a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary of the Company ("Company Order") that could reasonably be expected to result in a Company Material Adverse Effect. The Company has entered into a final settlement agreement, and such final settlement agreement has received the approval of the applicable court or other Governmental Entity, with respect to all claims arising under that certain class action lawsuit filed in Denver District Court on December 26, 2002 against the Company by Mountain West Exploration, Inc., Joel Nelson and Synergy Operations Company LLC.

                  (k) Taxes. Except as set forth on Schedule 3.1(k) of the Company Disclosure Schedule:

                           (i) Each of the Company, each of its Subsidiaries and
any affiliated, consolidated, combined, unitary or similar group of which the Company or any of its Subsidiaries is or was a member has (A) duly filed on a timely basis (taking into account any extensions) all U.S. federal income Tax Returns (as hereinafter defined), and all other material Tax Returns required to be filed or sent by or with respect to it and all such Tax Returns are true, correct and complete in all material respects, (B) duly paid or deposited on a timely basis all Taxes (as hereinafter defined) that are shown to be due and payable on or with respect to such Tax Returns, and all material Taxes that are otherwise due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in the Company's most recent audited financial statements) for which the Company or any of its Subsidiaries are reasonably likely to be liable, (C) established reserves that are adequate for the payment of all material Taxes not yet due and payable with respect to the results of operations of the Company and its Subsidiaries through the date hereof, and (D) complied in all material respects with all applicable laws, rules and regulations relating to the reporting, payment and withholding of Taxes that are required to be withheld from payments to employees, independent contractors, creditors, stockholders or any other third party and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

                           (ii) Schedule 3.1(k) of the Company Disclosure
Schedule sets forth (A) the last taxable period through which the federal income Tax Returns of the Company and any of its Subsidiaries have been examined by the Internal Revenue Service ("IRS") or for which the statute of limitations for assessment has otherwise closed and (B) any affiliated, consolidated, combined, unitary or similar group or Tax Return in which the Company or any of its Subsidiaries is or has been a member or joins or has joined in the filing. Except to the extent being contested in good faith and adequately provided for in the Company's most recent audited financial statements, all material deficiencies asserted as a result of any examination by any applicable taxing authority have been paid or fully settled. As of the date hereof, no audits or other administrative proceedings or court proceedings are pending, or to the knowledge of the Company, threatened, with regard to any Taxes for which the Company or any of its Subsidiaries would be liable, and no material deficiency for any Taxes has been proposed, asserted or assessed (whether by examination report or prior to completion of examination by means of notices of proposed adjustment or other similar requests or notices) against the Company or any of its Subsidiaries by any taxing authority with respect to any period. All material Hedging transactions entered into by the Company and its Subsidiaries have been properly identified for federal income tax purposes. No claim is pending and no claim has ever been made that has not been resolved by an authority in a jurisdiction where the Company or any Subsidiary of the Company does not file Tax Returns that the Company or such Subsidiary of the Company, as the case may be, is or may be subject to Tax in that jurisdiction.

                           (iii) Neither the Company nor any of its Subsidiaries
has executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the IRS or any taxing authority (A) any agreement or other document extending or having the effect of extending the period for assessment or collection of any income or franchise Taxes for which the Company or any of its Subsidiaries would be liable or (B) a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local, foreign or other income tax law, which will require any increase in taxable income or alternative minimum taxable income, or any reduction in tax credits, for the Company or any of its Subsidiaries for any taxable period ending after the Closing Date. Neither the Company nor any Subsidiary of the Company is subject to any private letter ruling of the IRS or comparable ruling of other tax authorities that will be binding on the Company or any Subsidiary of the Company with respect to any period following the Closing Date. Neither the Company nor any Subsidiary of the Company has granted any power of attorney, which is currently in force with respect to any income, franchise, or similar Taxes or any income, franchise or similar Tax Returns.

                           (iv) Neither the Company nor any of its Subsidiaries
is a party to, is bound by or has any obligation under any tax sharing, indemnity, or allocation agreement or similar agreement, arrangement or practice.

                           (v) There are no requests for rulings or outstanding
subpoenas from any taxing authority for information with respect to Taxes of the Company or any of its Subsidiaries and, to the knowledge of the Company, no material reassessments (for property or ad valorem Tax purposes) of any assets or any property owned or leased by the Company or any of its Subsidiaries have been proposed in written form.

                           (vi) Neither the Company nor any of its Subsidiaries
has agreed to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has any application pending with any taxing authority requesting permission for any changes in any accounting method of the Company or any of its Subsidiaries. To the knowledge of the Company, neither the IRS nor any other taxing authority has proposed in writing, and neither the Company nor any of its Subsidiaries is otherwise required to make, any such adjustment or change in accounting method.

                           (vii) There are no material excess loss accounts or
deferred intercompany transactions between the Company and/or any of its Subsidiaries within the meaning of Treas. Reg. Section 1.1502-13 or 1.1502-19, respectively.

                           (viii) Neither the Company nor any Subsidiary of the
Company has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355(a) of the Code (A) in the two years prior to the date of this Agreement, or (B) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                           (ix) None of the Company, its Subsidiaries or any
affiliated, consolidated, combined, unitary or similar group of which any of the Company or its Subsidiaries is or was a member has participated, directly or indirectly, in any (A) reportable transaction within the meaning of Treasury Regulation Section 1.6011-4(b) or (B) Tax shelter required to be registered under Section 6111 of the Code. The Company and each Subsidiary of the Company has disclosed on its federal income tax returns all positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

                           (x) Neither the Company nor any of its Subsidiaries
is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of Section 280G of the Code or that would constitute compensation whose deductibility is limited under
Section 162(m) of the Code.

                           (xi) The Company's net operating loss and capital
loss carryforwards are at least $120,000,000 as measured under GAAP (excluding any loss carryforwards absorbed as a result of receiving the Kansas Sale Proceeds) and are not reasonably likely to expire sooner than the dates set forth on Schedule 3.1(k)(xi) of the Company Disclosure Schedule. Except as set forth in Schedule 3.1(k)(xi) of the Company Disclosure Schedule no such carryforwards are subject to limitation or restriction.

         For purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid by the Company or any of its Subsidiaries, payroll, employment, excise, production, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and/or any penalty, addition to tax or additional amount imposed by any taxing authority, (ii) any liability of the Company or any of its Subsidiaries for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated or consolidated group, or arrangement whereby liability of the Company or any of its Subsidiaries for payment of such amounts was determined or taken into account with reference to the liability of any other person for any period and (iii) liability of the Company or any of its Subsidiaries with respect to the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

         "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed by or with respect to the Company or any of its Subsidiaries in respect of any Taxes, including, without limitation, (i) any consolidated federal income Tax return in which the Company or any of its Subsidiaries is included and (ii) any state, local or foreign income Tax returns filed on a consolidated, combined or unitary basis (for purposes of determining tax liability) in which the Company or any of its Subsidiaries is included.

                  (l) Employee Benefit Plans; ERISA. Except as set forth on
Schedule 3.1(l) of the Company Disclosure Schedule or in the Company SEC
Documents:

                           (i) There are no Company Employee Benefit Plans
established, maintained, contributed to or required to be contributed to, by the Company or any entity with which the Company is considered a single employer under Section 414(b), (c), (m) or (o) of the Code ("Company ERISA Affiliates"), and there are no Company Employee Pension Benefit Plans which the Company or any Company ERISA Affiliate has established, maintained, contributed to, or been required to contribute to, within six years prior to the Effective Time. As used in this Agreement, "Company Employee Benefit Plan" means any plan, program, policy, practice, agreement or other arrangement providing compensation or benefits in any form to any current or former employee, independent contractor, officer or director of the Company or any Subsidiaries of the Company or any beneficiary or dependent thereof, whether written or unwritten, formal or informal, including without limitation any "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA ("Company Employee Welfare Benefit Plan"), any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) ("Company Employee Pension Benefit Plan") and any other pension, profit-sharing, bonus, incentive compensation, deferred compensation, vacation, sick pay, stock purchase, stock option, phantom equity, equity compensation, severance, employment, consulting, unemployment, hospitalization or other medical, life, or other insurance, long- or short-term disability, change of control, material fringe benefit, or any other similar plan, program or policy.

                           (ii) With respect to each Company Employee Benefit
Plan, the Company has provided Parent with a true, correct and complete copy of:
(A) each writing constituting a part of such Company Employee Benefit Plan (including, but not limited to, the plan document(s), adoption agreement, prototype or volume submitter documents, trust agreement, annuity contract, third party administrative contracts, and insurance contracts) and all amendments thereto; (B) the three most recent Annual Reports (Form 5500 Series) including all applicable schedules, if required; (C) the current summary plan description and any material modifications thereto, if required to be furnished under ERISA, or any written summary provided to participants with respect to any plan for which no summary plan description exists; (D) the most recent determination letter (or if applicable, advisory or opinion letter) from the IRS, if any, or if an application for a determination letter is pending, the application with all attachments; and (E) all notices given to such Company Employee Benefit Plan, the Company, or any Company ERISA Affiliate by the IRS, Department of Labor, Pension Benefit Guaranty

Corporation, or other governmental agency relating to such Company Employee Benefit Plan; and (F) a written description of each oral Company Employee Benefit Plan.

                           (iii) Each Company Employee Benefit Plan that is
intended to be "qualified" within the meaning of Section 401(a) of the Code and, to the extent applicable, Section 401(k) of the Code ("Qualified Company Employee Benefit Plan"), has received a favorable determination letter from the IRS that has not been revoked, and no event has occurred and no condition exists that could reasonably be expected to adversely affect the qualified status of any such Company Employee Benefit Plan. Any favorable determination letters referenced in this Section 3.1(l)(iii) cover "GUST" as defined in footnote 2 of IRS Notice 2003-49. Each Qualified Company Employee Benefit Plan has timely made "good faith" amendments to comply with the Economic Growth and Tax Reconciliation Relief Act of 2001 as required by IRS Notice 2001-42. The trusts established under the Qualified Company Employee Benefit Plans are exempt from federal income taxes under Section 501(a) of the Code and any potential excise taxes.

                           (iv) The Company has (A) filed or caused to be filed
all returns and reports on the Company Employee Benefit Plans that are required to be filed and (B) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. All other material fees, interest, penalties and assessments that are payable by or for the Company and its Subsidiaries relating to the Company Employee Benefits Plans have been timely reported, fully paid and discharged. There are no material unpaid fees, penalties, interest or assessments due from the Company or, to the knowledge of the Company, from any other person or entity, relative to any Company Employee Benefit Plan. The Company and its Subsidiaries have collected or withheld all amounts that are required to be collected or withheld by them to discharge their obligations with respect to the Company Employee Benefit Plans, and all of those amounts have been paid to the appropriate governmental authority or set aside in appropriate accounts for future payment when due.

                           (v) The funding, if any, under each Company Employee
Welfare Benefit Plan does not exceed and has not exceeded the limitations under Sections 419A(b) and 419A(c) of the Code. The Company and its Subsidiaries are not subject to taxation on the income of any Company Employee Welfare Benefit Plan's welfare benefit fund (as such term is defined in Section 419(e) of the Code) under Section 419A(g) of the Code. All Company Welfare Employee Benefit Plans required to comply with the health care continuation coverage ("COBRA") provisions of ERISA and the Code have complied with such requirements in all material respects.

                           (vi) Each Company Employee Benefit Plan has been
operated and administered in all material respects in accordance with its provisions. All contributions required to be made to any Company Employee Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or the amount of such payment or contribution obligation has been reflected in the Company SEC Documents, which are publicly available prior to the date of this Agreement. All such contributions representing participant contributions have been made within the time required by Department of Labor regulation section 2510.3-102.

                           (vii) The Company and its Subsidiaries have complied,
and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Company Employee Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in any prohibited transaction, within the meaning of Section 4975 of the Code or
Section 406 of ERISA, as a fiduciary or party in interest with respect to any Company Employee Benefit Plan which could reasonably be expected to result in any material liability to the Company or any of its Subsidiaries, and, to the knowledge of the Company or any of its Subsidiaries, (A) no prohibited transaction has occurred with respect to any Company Employee Benefit Plan and
(B) no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of assets of any Company Employee Benefit Plan.

                           (viii) Neither the Company nor any entity that is, or
within the preceding six years has been, a Company ERISA Affiliate has ever established, maintained, contributed to, or had an obligation to contribute to, any employee benefit plan that is a "multiemployer plan," as that term is defined in Section 3(37) of ERISA, or that is subject to Title IV of ERISA, and no liability under Title IV of ERISA (including a liability to pay premiums to the Pension Benefit Guaranty Corporation) has been or is expected to be incurred by the Company or any of its Subsidiaries. No Company Employee Welfare Plan is a multiple employer welfare arrangement as defined in Section 3(40) of ERISA.

                           (ix) The Company and its Subsidiaries have not
offered to provide life, health or medical benefits or insurance coverage to any individual, or to the family members of any individual, for any period extending beyond the termination of the individual's employment, except to the extent required by the COBRA provisions in ERISA and the Code or similar provisions of state law.

                           (x) The consummation of the transactions contemplated
by this Agreement will not, either alone or in connection with termination of employment, (A) entitle any current or former employee, independent contractor, director, or officer of the Company or its Subsidiaries to severance pay, any change in control payment, or any other material payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, change the form or method of payment, or increase the amount of compensation due, any such employee, independent contractor, director, or officer, or (C) entitle any such employee, independent contractor, director or officer to any gross-up or similar material payment in respect of the excise tax described in
Section 4999 of the Code. Neither the Company nor any Subsidiary of the Company has taken any action that would result in its incurring any obligation for any payments or benefits described in subsections (A), (B) or (C) of this Section 3.1(l)(x) (without regard to whether the transactions contemplated by this Agreement are consummated) except to the extent required in a written contract or agreement in existence as of the date of this Agreement.

                           (xi) As of the date of this Agreement, there are no
suits, actions, proceedings, investigations, claims or orders pending or, to the knowledge of the Company, threatened against the Company, any Subsidiary of the Company or any Company Employee Benefit Plan related to any Company Employee Benefit Plan (other than claims in the ordinary course of business). As of the date of this Agreement, to the knowledge of the Company, no

Company Employee Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of any governmental entity, and no Company Employee Benefit Plan is the subject of any pending application for administrative relief under any voluntary compliance program or closing agreement program of the IRS or the Department of Labor.

                           (xii) The Company has the right to amend or terminate
each Company Employee Benefit Plan at any time without incurring any liability other than with respect to benefits that have already accrued under a Company Employee Pension Benefit Plan.

                           (xiii) Neither the Company nor any Company ERISA
Affiliate has a formal plan, commitment, or proposal, whether legally binding or not, nor has any of them made a commitment to employees, officers, directors, consultants or independent contractors to create any additional Company Employee Benefit Plan or modify, change or terminate any existing Company Employee Benefit Plan, and no such plan, commitment or proposal is under serious consideration. To the knowledge of the Company, no events have occurred or are expected to occur with respect to any Company Employee Benefit Plan that would cause a material change in the cost of providing the benefits under such plan or would cause a material change in the cost of providing for other liabilities of such plan.

                           (xiv) None of the assets of any Company Employee
Pension Benefit Plan include "qualifying employer securities" or "qualifying employer real property" within the meaning of Section 407(d) of ERISA.

                           (xv) As used in this Agreement, "ERISA" means the
Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                           (xvi) Each Company Employee Benefit Plan that is a
"group health plan," as defined in Section 607(1) of ERISA, Section 5001(b)(1) of the Code or 45 C.F.R. 160.103, has been operated at all times in material compliance with the provisions of COBRA, HIPAA and any applicable, similar state law. As used in this Agreement, "HIPAA" means the provisions of ERISA and the Code enacted by the Health Insurance Portability and Accountability Act of 1996, including any regulations thereunder, and the regulations promulgated by the United States Department of Health and Human Services as set forth in 45 C.F.R. Parts 160, 162, and 164.

                           (xvii) Each Company Employee Pension Benefit Plan
that is not qualified under Section 401(a) of the Code is exempt from Part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees pursuant to Section 201(2), 301(a)(3) and 401(a)(1) of ERISA. No assets of the Company are allocated to or held in a "rabbi trust" or similar vehicle with respect to any such plan.

                  (m) Labor Matters. Except as set forth on Schedule 3.1(m) of the Company Disclosure Schedule or in the Company SEC Documents:

                           (i) Neither the Company nor any of its Subsidiaries
is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and there is no current union representation question involving employees of the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees.

                           (ii) As of the date hereof, there is no unfair labor
practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against the Company or any of its Subsidiaries pending, or, to the knowledge or the Company, threatened, that constitutes, or could reasonably be expected to result in, a Company Material Adverse Effect.

                           (iii) As of the date hereof, there is no complaint,
lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against the Company or any of its Subsidiaries pending, or, to the knowledge of the Company, threatened, that constitutes, or could reasonably be expected to result in, a Company Material Adverse Effect.

                           (iv) There is no strike, dispute, slowdown, work
stoppage or lockout pending, or, to the knowledge of the Company, threatened, against or involving the Company or any of its Subsidiaries that constitutes, or could reasonably be expected to result in, a Company Material Adverse Effect.

                           (v) The Company and each of its Subsidiaries are in
compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not constitute and could not reasonably be expected to result in, a Company Material Adverse Effect.

                           (vi) As of the date hereof, there is no proceeding,
claim, suit, action or governmental investigation pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of the Company or any of its Subsidiaries is or may be entitled to claim indemnification from the Company or any of its Subsidiaries pursuant to (A) the Articles of Incorporation or Bylaws of the Company (each as amended to date) or any provision of the comparable charter or other organizational documents of any of its Subsidiaries,
(B) any indemnification agreement to which the Company or any Subsidiary of the Company is a party or (C) applicable law, in each case under clauses (A), (B) and (C) that constitutes, or could reasonably be expected to result in, a Company Material Adverse Effect.

                  (n) Property. Except as set forth on Schedule 3.1(n) of the Company Disclosure Schedule:

                           (i) The Company and its Subsidiaries possess or have
adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs, domain names and copyrights necessary for the operation of the businesses of each of the Company and its Subsidiaries (collectively, the "Company Intangible Property"), except where the failure to possess or have adequate rights to use such properties could not reasonably be expected to result in a Company Material Adverse Effect. All of the Company Intangible Property is owned or licensed by the Company or its Subsidiaries free and clear of any and all liens, claims or encumbrances, except those that could not reasonably be expected to result in a Company Material Adverse Effect, and neither the Company nor any such Subsidiary has forfeited or otherwise relinquished any Company Intangible Property which forfeiture could reasonably be expected to result in a Company Material Adverse Effect. To the knowledge of the Company, the use of the Company Intangible Property by the Company or its Subsidiaries does not, in any respect that constitutes or could reasonably be expected to result in a Company Material Adverse Effect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, domain name, copyright or any pending application therefor of any other person. There have been no claims made and neither the Company nor any of its Subsidiaries has received any notice of any claim or otherwise knows that (A) any of the Company Intangible Property is invalid or conflicts with the asserted rights of any other person or (B) any of the Company Intangible Property has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Company Intangible Property, except, in the case of clauses (A) and (B) of this
Section 3.1(n)(i), for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that could not reasonably be expected to result in a Company Material Adverse Effect.

                           (ii) All major items of operating equipment owned or
leased by the Company and its Subsidiaries (A) are, in the aggregate, in a state of repair so as to be adequate in all material respects for reasonably prudent operations in the areas in which they are operated and (B) are adequate, together with all other properties of the Company and its Subsidiaries, to comply in all material respect with the requirements of all applicable contracts, including sales contracts. Except for goods and other property sold, used or otherwise disposed of since January 1, 2004 in the ordinary course of business, the Company and its Subsidiaries have good and defensible title to all oil and gas properties forming the basis for the reserves reflected in the Company Reserve Reports (as hereinafter defined) as attributable to interests owned by the Company and its Subsidiaries, and to all other properties, interests in properties and assets, real and personal, reflected in the Company SEC Documents filed prior to the date of this Agreement as owned by the Company and its Subsidiaries, free and clear of any liens, except: (A) liens reflected in the Company SEC Documents filed prior to the date of this Agreement, (B) liens for current taxes not yet due and payable, and (C) such imperfections of title, easements, liens, government or tribal approvals or other matters and failures of title as could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. The leases and other agreements pursuant to which the Company and its Subsidiaries lease or otherwise acquire or obtain operating rights affecting any real or personal property given value in the Company Reserve Reports are in good standing, valid and effective, and the rentals due by the Company or any Subsidiary of the Company to any lessor of any such oil and gas leases have been properly paid, except in each case as could not reasonably be expected to result in a Company Material Adverse Effect.

                  (o) Environmental Matters.

                  For purposes of this Agreement:

                           (A) "Environmental Laws" means all federal, state and
                  local laws (including common laws), rules, regulations, ordinances, orders and decrees of any Governmental Entity now in existence relating to pollution or the protection of human health, safety or the environment of any jurisdiction in which the applicable party hereto owns or operates assets or conducts business or owned or operated assets or conducted business (whether or not through a predecessor entity) (including, without limitation, ambient air, surface water, groundwater, land surface, subsurface strata, natural resources or wildlife), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of solid waste or Hazardous Materials, and any similar laws, rules, regulations, ordinances, orders and decrees of any foreign jurisdiction in which the applicable party hereto owns or operates assets or conducts business;

                           (B) "Hazardous Materials" means (x) any petroleum or
                  petroleum products, radioactive materials (including naturally occurring radioactive materials), asbestos in any form that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls or transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (y) any chemicals, materials or substances which are now defined as or included in the definition of "solid wastes," "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "restricted hazardous wastes," "toxic substances" or "toxic pollutants," or words of similar import, under any Environmental Law and (z) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Company or any of its Subsidiaries operates (for purposes of Section 3.1(o)) or in which Parent or any of its Subsidiaries operates (for purposes of Section 3.2(o)).

                           (C) "Release" means any spill, effluent, emission,
                  leaking, pumping, pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the applicable party or its Subsidiaries; and

                           (D) "Remedial Action" means all actions, including,
                  without limitation, any capital expenditures, required by a Governmental Entity or required under any Environmental Law, or voluntarily undertaken to (I) clean up, remove, treat, or in any other way ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment; (II) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public or employee health or welfare of the indoor or outdoor environment; (III) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or
                  (IV) bring the applicable party into compliance with any Environmental Law.

         Except as disclosed in the Company SEC Documents or set forth on
Schedule 3.1(o) of the Company Disclosure Schedule:

                                    (i) The operations of the Company and its
                           Subsidiaries have been conducted, are and, as of the Closing Date, will be, in compliance with all Environmental Laws, except where the failure to so comply could not reasonably be expected to result in a Company Material Adverse Effect.

                                    (ii) The Company and its Subsidiaries have
                           obtained and will maintain all permits, licenses and registrations, or applications relating thereto, and have made and will make all filings, reports and notices required under applicable Environmental Laws for the continued operations of their respective businesses, except such matters the lack or failure of which could not reasonably be expected to result in a Company Material Adverse Effect.

                                    (iii) The Company and its Subsidiaries are
                           not subject to any outstanding written orders issued by, or contracts with, any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action, (C) any Release or threatened Release of a Hazardous Material or (D) an assumption of responsibility for environmental liabilities of another person, except such orders or contracts the compliance with which could not reasonably be expected to result in a Company Material Adverse Effect.

                                    (iv) The Company and its Subsidiaries have
                           not received any written communication alleging, with respect to any such party, the violation of or liability under any Environmental Law, which violation or liability could reasonably be expected to result in a Company Material Adverse Effect.

                                    (v) Neither the Company nor any of its
                           Subsidiaries has any contingent liability in connection with the Release of any Hazardous Material into the indoor or outdoor environment (whether on-site or off-site) or employee or third party exposure to Hazardous Materials that could reasonably be expected to result in a Company Material Adverse Effect.

                                    (vi) The operations of the Company or its
                           Subsidiaries involving the generation,
                           transportation, treatment, storage or disposal of hazardous or solid waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any applicable state equivalent, are in compliance with applicable Environmental Laws, except where the failure to so comply could not reasonably be expected to result in a Company Material Adverse Effect.

                                    (vii) To the knowledge of the Company, there
                           is not now on or in any property of the Company or its Subsidiaries or any property for which the Company or its Subsidiaries is potentially liable any of the following: (A) any underground storage tanks or surface impoundments or (B) any on-site disposal of Hazardous Material, any of which ((A) or (B) preceding) could reasonably be expected to result in a Company Material Adverse Effect.

                  (p) Insurance. Schedule 3.1(p) of the Company Disclosure Schedule sets forth an insurance schedule of the Company's and each of its Subsidiaries' directors' and officers' liability insurance, primary and excess casualty insurance policies, providing coverage for bodily injury and property damage to third parties, including products liability and completed operations coverage, and worker's compensation, in effect as of the date hereof. The Company maintains insurance in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of the Company and each of its Subsidiaries (taking into account the cost and availability of such insurance). As of the date of this Agreement, all such insurance policies are in full force and effect and all related premiums have been paid to date. As of the Closing Date, all such insurance policies (or comparable replacement policies) shall be in full force and effect and all related premiums shall have been paid to date.

                  (q) Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Citigroup Global Markets Inc. addressed to such Board to the effect that, as of the date of such opinion, the Merger Consideration to be received by the holders of Company Common Stock pursuant to this Agreement is fair from a financial point of view to such holders. Parent acknowledges and agrees that it may not, and is not entitled to, rely on the opinion of Citigroup Global Markets Inc. delivered to the Company's Board of Directors. The Company has been authorized by Citigroup Global Markets Inc. to include such opinion in its entirety in the Joint Proxy Statement included in the S-4 as long as such inclusion is in form and substance reasonably satisfactory to Citigroup Global Markets Inc. and its counsel.

                  (r) Board Recommendation; Company Action; Vote Required. The Board of Directors of the Company has, by resolutions duly adopted by the directors and not subsequently rescinded or modified in any way, unanimously (except for Scott Sheffield, who recused himself from voting with respect to these matters and did not participate in such meeting) (i) determined that this Agreement, the Merger, in accordance with the terms of this Agreement, and the other transactions contemplated hereby are advisable and in the best interests of the Company, (ii) approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby, (iii) directed that the Merger and this Agreement be submitted for consideration by the stockholders of the Company at a meeting of the Company's stockholders and (iv) recommended that the stockholders of the Company approve the Merger and this Agreement (provided that any change in or modification or rescission of such recommendation by the Board of Directors of the Company in accordance with Section 4.2(d) or Section 5.5(b) shall not be a breach of the representation in this clause (iv)). The directors of the Company have advised the Company that, as of the date hereof, they intend to vote or cause to be voted all of the shares of Company Common Stock beneficially owned by them and their affiliates in favor of approval of the Merger and this Agreement. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of Company capital stock necessary to approve the Merger and this Agreement and the transactions contemplated hereby. To the knowledge of the Company, no "fair price," "moratorium," "control share acquisition" or other antitakeover statute or similar statute or regulation applies or purports to apply to this Agreement or the Merger or the other transactions contemplated by this Agreement.

                  (s) Beneficial Ownership of Parent Common Stock. As of the date hereof, neither the Company nor any of its Subsidiaries "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) any of the outstanding Parent Common Stock or any of Parent's outstanding debt securities.

                  (t) Brokers. Except for the fees and expenses payable to Citigroup Global Markets Inc., which fees are reflected in its engagement letter with the Company (a copy of which has been delivered to Parent), no broker, investment banker, or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                  (u) Amendment to Rights Agreement.

                           (i) The Board of Directors of the Company, by
execution of the Rights Agreement Amendment, has taken all necessary action to amend the Company Rights Agreement (other than obtaining the signature of the Rights Agent thereunder to the Rights Agreement Amendment) so that none of the execution and delivery of this Agreement, the conversion of shares of Company Common Stock into the right to receive the Merger Consideration in accordance with Article II of this Agreement, and the consummation of the Merger or any other transaction contemplated hereby will cause (A) the Company Rights to become exercisable under the Company Rights Agreement, (B) Parent or any of its Subsidiaries to be deemed an "Acquiring Person" (as defined in the Company Rights Agreement), (C) any such event to be deemed a "Adjustment Event" (as defined in the Company Rights Agreement) or (D) the "Share Acquisition Date" (as defined in the Company Rights Agreement) to occur upon any such event.

                           (ii) The Board of Directors of the Company, by
execution of the Rights Agreement Amendment, has taken all necessary action to amend the Company Rights Agreement (other than obtaining the signature of the Rights Agent thereunder to the Rights Agreement Amendment) so that Section 13 thereof will not apply to the Merger.

                           (iii) As of the date of this Agreement, the Company
Rights have not separated from Company Common Stock and no distribution of Right Certificates (as defined in the Company Rights Agreement) will occur as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

                  (v) Controls and Procedures; Corporate Governance.

                           (i) Each of the Company and its Subsidiaries
maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls that provide assurance that (A) transactions are executed with management's authorization;
(B) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company and to maintain accountability for Company's consolidated assets; (C) access to the Company's assets is permitted only in accordance with management's authorization; (D) the reporting of the Company's assets is compared with existing assets at regular intervals; and (E) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. The Company has made available to Parent a summary of (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data, (B) any material weaknesses in the Company's internal controls, and (C) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

                           (ii) The Company has established and maintains
disclosure controls and procedures (as such term is defined in Rule 13a-15(e) or 15d-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company required to be disclosed in the Company's Exchange Act reports is made known to the Company's principal executive officer and its principal financial officer by others within the Company and its Subsidiaries, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and, to the knowledge of the Company, such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer and its principal financial officer to material information required to be included in the Company's periodic reports required under the Exchange Act.

                           (iii) The Company is, or will timely be, in
compliance in all material respects with all current and proposed listing and corporate governance requirements of the NYSE, and is in compliance in all material respects, and will continue to remain in compliance from the date hereof until immediately after the Effective Time, with all rules, regulations and requirements of the Sarbanes-Oxley Act and the SEC.

                  (w) Investment Company. Neither the Company nor any of the Subsidiaries of the Company is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.

                  (x) Reserve Reports. The Company has furnished to Parent the Company's estimate of the Company's and the Company's Subsidiaries' oil and gas reserves as of January 1,

2004, audited by Netherland, Sewell & Associates, Inc. (the "Company Reserve Reports"). Except as could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect, (i) the factual, non-interpretive data on which the Company Reserve Reports were based for purposes of estimating the oil and gas reserves set forth in the Company Reserve Reports was accurate and (ii) the estimates of proved reserves used by the Company in connection with the preparation of the Company Reserve Reports and provided by the Company to Netherland, Sewell & Associates, Inc. in connection with its audit of the Company Reserve Reports are in accordance with definitions contained in Rule 4-10(a) of Regulation S-X promulgated by the SEC.

                  (y) Hedging. The Company SEC Documents accurately summarize the outstanding Hedging positions attributable to the production of the Company and the Subsidiaries of the Company as of the date reflected therein. Schedule 3.1(g) of the Company Disclosure Schedules sets forth all Hedging positions of the Company and its Subsidiaries in place as of the date hereof (including those entered into in contemplation of this Agreement). "Hedge" means a derivative transaction within the coverage of SFAS No. 133, including any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination or any of these transactions, including collateralized mortgage obligations or other similar instruments or transactions, and any related credit support, collateral, transportation or other similar arrangements related to such transactions.

                  (z) Natural Gas Act. Except as set forth on Schedule 3.1(z) of the Company Disclosure Schedule, any gas gathering system constituting a part of the properties of the Company or its Subsidiaries has as its primary function the provision of natural gas gathering services, as the term "gathering" is interpreted under Section 1(b) of the Natural Gas Act (the "NGA"); none of the properties have been or are certificated by the Federal Energy Regulatory Commission (the "FERC") under Section 7(c) of the NGA or to the knowledge of the Company are now subject to FERC jurisdiction under the NGA; and none of the properties have been or are providing service pursuant to Section 311 of the NGA.

                  (aa) Certain Contracts and Arrangements. Neither the Company nor any of its Subsidiaries is a party to or bound by any agreement or other arrangement that limits or otherwise restricts the Company or any of its Subsidiaries or any successor thereto, or that would, after the Effective Time, materially limit or restrict Parent, the Surviving Corporation or any of Parent's other Subsidiaries or any successor thereto, from engaging or competing in the oil and gas exploration and production business in any significant geographic area, except for joint ventures, area of mutual interest agreements entered into in connection with prospect reviews and similar arrangements entered into the ordinary course of business. Schedule 3.1(aa) of the Company Disclosure Schedule and the documents filed or incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 set forth a true and complete list of each agreement to which the Company or any Subsidiary of the Company is subject (other than this Agreement) that is of a type that would be required to be included as an exhibit to a Registration Statement on Form S-1 pursuant to the rules and regulations of the SEC if such a registration statement was filed by the Company on the date hereof (collectively, the

"Company Contracts"). Except as could not reasonably be expected to result in a Company Material Adverse Effect, neither the Company nor any Subsidiary of the Company is in breach or default under any Company Contract nor, to the knowledge of the Company, is any other party to any such Company Contract in breach or default thereunder. Other than as contemplated by Section 3.1(c), no consents, assignments, waivers, authorization or other certificates or material payments are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of the Company Contracts after the Closing, except to the extent the failure to obtain any such consent, assignment, waiver, authorization or other certificate, individually or in the aggregate, has not resulted in and could not reasonably be expected to result in a Company Material Adverse Effect.

                  (bb) Reorganization Classification. The Company has not taken any action that causes the Merger and the LLC Sub Merger not to qualify as a reorganization, within the meaning of section 368(a)(1) of the Code, and has not failed to take any action which if taken would have prevented the Merger and the LLC Sub Merger from not qualifying as such a reorganization.

         3.2 Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub jointly and severally represent and warrant to the Company as follows (such representations and warranties being deemed to be made as of the date hereof and as of Closing) (in each case as qualified by matters reflected on the disclosure schedule dated as of the date of this Agreement and delivered by Parent to the Company on or prior to the date of this Agreement (the "Parent Disclosure Schedule") (each reference contained herein to such disclosure schedule qualifies the referenced representation and warranty to the extent specified therein and such other representations and warranties contained herein (regardless of whether or not such representation or warranty contains a reference to such disclosure schedule) to the extent a matter in such disclosure schedule is disclosed in such a way as to make its relevance to the information called for by such other representation or warranty readily apparent on its face)):

                  (a) Organization, Standing and Power. Each of Parent, Merger Sub and its Significant Subsidiaries is a corporation, limited liability company or partnership duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and licensed, as may be required, and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification and licensing necessary, other than in such jurisdictions where the failure so to be qualified and licensed could not reasonably be expected to result in a Parent Material Adverse Effect. All Subsidiaries of Parent and their respective jurisdictions of incorporation, organization or formation are identified on Schedule 3.2(a) of the Parent Disclosure Schedule and all Subsidiaries of Parent that are Significant Subsidiaries of Parent are indicated as such on such schedule. Parent has heretofore delivered to the Company complete and correct copies of its Amended and Restated Certificate of Incorporation and Restated Bylaws, each as amended to date, and complete and correct copies of the Articles of Incorporation and Bylaws of Merger Sub. "Parent Material Adverse Effect" means any result, occurrence, condition, fact, change, violation, event or effect of any of the foregoing (whether or not (A) foreseeable or known as of the date of this Agreement or (B) covered by insurance) that, individually or in the aggregate with such other results, occurrences, conditions, facts, changes, violations, events or effects (whether or not such result, occurrence, condition, fact, change, violation, event or effect has, during the period or at any time in question, manifested itself in the historical financial statements of Parent or any of its Subsidiaries), (x) is materially adverse to the financial condition, properties, business or results of operations of Parent and its Subsidiaries taken as a whole, (y) would materially impair the ability of Parent to perform in a timely manner its obligations under this Agreement or (z) would prevent the consummation of the transactions contemplated by this Agreement; provided, however, that in no event shall any of the following constitute a Parent Material Adverse Effect: (1) any change or effect resulting from changes in general economic, regulatory or political conditions, conditions in the United States or worldwide capital markets or any outbreak of hostilities or war (except for any changes referred to in this subclause which, individually or in the aggregate, disproportionately affect the business, assets, properties, liabilities, results of operations or financial condition of Parent and its Subsidiaries taken as a whole, as compared to other industry participants), (2) any change or effect, including changes in laws, that affects the oil and gas exploration and development industry or exploration and production companies of a similar size to Parent and a majority of whose reserves are natural gas generally (including changes in commodity prices, general market prices and regulatory changes affecting the oil and gas industry or exploration and production companies of a similar size to Parent and a majority of whose reserves are natural gas generally) (except for any changes referred to in this subclause which, individually or in the aggregate, disproportionately affect the business, assets, properties, liabilities, results of operations or financial condition of Parent and its Subsidiaries taken as a whole, as compared to other industry participants, and exploration and production companies of a similar size to Parent and a majority of whose reserves are natural gas), or (3) any change or effect resulting from the announcement or pendency of this Agreement, the Merger or the other transactions contemplated hereby.

                  (b) Capital Structure. As of the date hereof, the authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock and 100,000,000 shares of preferred stock, par value $.01 per share, of Parent ("Parent Preferred Stock"). At the close of business on April 30, 2004: (i) 120,174,520 shares of Parent Common Stock were issued and outstanding; (ii) no shares of Parent Preferred Stock were issued and outstanding; (iii) 17,501 shares of Parent Common Stock were held by Parent in its treasury; (iv) 5,873,576 shares of Parent Common Stock were subject to issuance under outstanding options or awards under the 1991 Stock Option Plan of Mesa, Inc., 1996 Incentive Plan of Mesa, Inc., Parker & Parsley Long-Term Incentive Plan, Parent's Long-Term Incentive Plan (as amended), Parent's Employee Stock Purchase Plan (as amended) and any other stock option, stock bonus, stock award, or stock purchase plan, program or arrangement of Parent or any of Parent's Subsidiaries or any predecessor thereof (collectively, "Parent Stock Plans") (excluding shares subject to issuance under Parent's Employee Stock Purchase Plan (as amended)); (v) 6,420,865 shares of Parent Common Stock were reserved for issuance pursuant to awards that may be granted (other than currently outstanding awards) pursuant to the Parent Stock Plans (excluding shares subject to issuance under Parent's Employee Stock Purchase Plan (as amended)); (vi) 500,000 shares of Series A Junior Participating Preferred Stock were reserved for issuance upon exercise of Parent Rights; and (vii) no Voting Debt was issued and outstanding. All issued shares of Parent capital stock are validly issued, fully paid, and nonassessable and not subject to preemptive rights. When shares subject to or reserved for issuance pursuant to the applicable Parent Stock Plans or the Parent Rights are issued, such shares will be validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on Schedule 3.2(b) of the Parent Disclosure Schedule, all outstanding shares of capital stock of the Subsidiaries of Parent are validly issued, fully paid and nonassessable, are not subject to preemptive rights, and are owned by Parent or a direct or indirect wholly owned Subsidiary of Parent free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth in this
Section 3.2(b) or on Schedule 3.2(b) of the Parent Disclosure Schedule, and except for changes since April 30, 2004 resulting from the grant or exercise of stock options granted prior to the date hereof pursuant to, or from issuances or purchases under, Parent Stock Plans, and except for changes from the grant or exercise of stock options under Parent's Employee Stock Purchase Plan, or as contemplated by this Agreement, there are outstanding: (i) no shares of capital stock, Voting Debt or other voting securities of Parent; (i) no securities of Parent or any Subsidiary of Parent convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of Parent or any Subsidiary of Parent; and (i) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Parent or any Subsidiary of Parent is a party or by which it is bound in any case obligating Parent or any Subsidiary of Parent to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of Parent or of any Subsidiary of Parent or obligating Parent or any Subsidiary of Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any shares of the capital stock of Parent that will limit in any way the solicitation of proxies by or on behalf of Parent from, or the casting of votes by, the stockholders of Parent with respect to the Merger. There are no restrictions on Parent to vote the stock of any of its Subsidiaries. Except as set forth on Schedule 3.2(b) of the Parent Disclosure Schedule, there are no agreements requiring Parent or any Subsidiary of Parent to make contributions to the capital of, or lend or advance funds to, any Subsidiary of Parent. As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which shares are validly issued, fully paid and nonassessable and are owned by Parent.

                  (c) Authority; No Violations, Consents and Approvals.

                           (i) Parent has all requisite corporate power and
authority to enter into this Agreement and, subject, with respect to consummation of the Merger, to approval of the issuance of shares of Parent Common Stock pursuant to the Merger by the stockholders of Parent in accordance with the rules and regulations of the NYSE, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent, subject, with respect to the consummation of the Merger, to approval of the issuance of shares of Parent Common Stock pursuant to the Merger by the stockholders of Parent in accordance with the rules and regulations of the NYSE. This Agreement has been duly executed and delivered by Parent, subject, with respect to consummation of the Merger, to approval of the issuance of shares of Parent Common Stock pursuant to the Merger by the stockholders of Parent in accordance with the rules and regulations of the NYSE, and, assuming this Agreement constitutes the valid and binding obligation of the Company, constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Parent, as the owner of all of the outstanding shares of Merger Sub, has approved this Agreement and the Merger in its capacity as sole stockholder of Merger Sub. Merger Sub has all requisite corporate power and authority to enter into this agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub; and this Agreement has been duly executed and delivered by Merger Sub.

                           (ii) Except as set forth on Schedule 3.2(c) of the
Parent Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, or otherwise result in a material detriment to Parent or any of its Subsidiaries under, any provision of (A) the Amended and Restated Certificate of Incorporation and Restated Bylaws of Parent (each as amended to date) or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (B) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries, (C) any joint venture or other ownership arrangement or (D) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.2(c)(iii) are duly and timely obtained or made, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (B) or (C), any such conflicts, violations, defaults, rights, liens, security interests, charges, encumbrances or detriments that, individually or in the aggregate, could not reasonably be expected to result in a Parent Material Adverse Effect.

                           (iii) No consent, approval, order or authorization
of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for: (A) the filing of a premerger notification report by Parent under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of the Joint Proxy Statement, the S-4, such reports under Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (C) the filing of the Articles of Merger for the Merger with the Colorado Secretary of State; (D) filings with, and approval of, the NYSE; (E) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws or environmental laws; (F) such filings and approvals as may be required by any foreign premerger notification, securities, corporate or other law, rule or regulation; (G) such governmental or tribal consents, qualifications or filings as are customarily obtained or made following the transfer of interests or the change of control of ownership in oil and gas properties; and (H) any such consent, approval, order, authorization, registration, declaration, filing, or permit that the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

                  (d) SEC Documents.

                           (i) Parent has made available to the Company a true
and complete copy of each report, schedule, registration statement, definitive proxy statement and exhibit to the foregoing documents filed by Parent with the SEC since December 31, 2001 (the "Parent SEC Documents"), which are all the documents (other than preliminary material) that Parent was required to file with the SEC since December 31, 2001. As of their respective dates, Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Subsidiaries of Parent is required to file any forms, reports or other documents with the SEC pursuant to
Section 13(a) or 15(d) of the Exchange Act. The financial statements of Parent included in the Parent SEC Documents were prepared from the books and records of Parent and its Subsidiaries, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material) the consolidated financial position of Parent and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Parent and its consolidated Subsidiaries for the periods presented therein. Except as disclosed in the Parent SEC Documents, there are no agreements, arrangements or understandings between Parent and any party who is at the date of this Agreement or was at any time prior to the date hereof but after December 31, 2001 an Affiliate of Parent that are required to be disclosed in the Parent SEC Documents.

                           (ii) Parent has not received written notice from the
SEC or any other Governmental Entity that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or any other Governmental Entity. Since December 31, 2001, Parent's independent public accounting firm has not informed Parent that it has any material questions, challenges or disagreements regarding or pertaining to Parent's accounting policies or practices. Since December 31, 2001, to the knowledge of Parent, no officer or director of Parent has received, or is entitled to receive, any material compensation from any entity that has engaged in or is engaging in any material transaction with Parent or any Subsidiary of Parent. Set forth on Schedule 3.2(d) of the Parent Disclosure Schedule is a list of all off-balance sheet special purpose entities and financing arrangements of Parent and Subsidiaries of Company.

                           (iii) With respect to each annual report on Form
10-K, each quarterly report on Form 10-Q and each amendment of any such report included in the Parent SEC Documents, the chief executive officer and chief financial officer of Parent have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and the NYSE, and the statements contained in any such certifications are complete and correct.

                  (e) Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the S-4 will, at the time the S-4 is filed with the SEC, at any time it is amended or supplemented, at the time it becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by Parent or Merger Sub and included or incorporated by reference in the Joint Proxy Statement will, at the date mailed to stockholders of the Company or Parent, as the case may be, or at the time of the meeting of such stockholders to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement, insofar as it relates to Parent or Merger Sub or Subsidiaries of Parent or other information supplied by Parent or Merger Sub for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                  (f) Absence of Certain Changes or Events. Except as set forth on Schedule 3.2(f) of the Parent Disclosure Schedule or as disclosed in, or reflected in the financial statements included in, the Parent SEC Documents, or except as contemplated by this Agreement, since December 31, 2003 there has not been: (i) any material damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets owned or operated by the Parent and its Subsidiaries; (ii) any event, condition, action or occurrence that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1(b); or (iii) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that has resulted in or could reasonably be expected to result in a Parent Material Adverse Effect.

                  (g) No Undisclosed Material Liabilities. Except as set forth in the Parent SEC Documents or set forth on Schedule 3.2(g) of the Parent Disclosure Schedule, as of the date hereof, there are no liabilities of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that have resulted in or could reasonably be expected to result in a Parent Material Adverse Effect, other than: (i) liabilities adequately provided for on the balance sheet of Parent dated as of December 31, 2003 (including the notes thereto) contained in Parent's Annual Report on Form 10-K for the year ended December 31, 2003; and
(ii) liabilities under this Agreement.

                  (h) No Default. Neither Parent nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Amended and

Restated Certificate of Incorporation or Restated Bylaws of Parent (each as amended to date) or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which Parent or any of its Subsidiaries is now a party or by which Parent or any of its Subsidiaries or any of their respective properties or assets is bound (except for the requirement under certain of such instruments to file supplemental indentures as a result of the transactions contemplated hereby) or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate could not reasonably be expected to result in a Parent Material Adverse Effect.

                  (i) Compliance with Applicable Laws. Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Parent Permits"), except where the failure so to hold could not reasonably be expected to result in a Parent Material Adverse Effect. Parent and its Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply could not reasonably be expected to result in a Parent Material Adverse Effect. Except as disclosed in the Parent SEC Documents, the businesses of Parent and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which could not reasonably be expected to result in a Parent Material Adverse Effect. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the knowledge of Parent as of the date hereof, threatened, other than those the outcome of which could not reasonably be expected to result in a Parent Material Adverse Effect.

                  (j) Litigation. Except as disclosed in the Parent SEC Documents or as set forth on Schedule 3.2(j) of the Parent Disclosure Schedule, as of the date of this Agreement there is no suit, action or proceeding pending, or, to the knowledge of Parent, threatened against or affecting Parent or any Subsidiary of Parent ("Parent Litigation"), and Parent and its Subsidiaries have no knowledge of any facts that are likely to give rise to any Parent Litigation, that (in any case) could reasonably be expected to result in a Parent Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any Subsidiary of Parent ("Parent Order") that could reasonably be expected to result in a Parent Material Adverse Effect.

                  (k) Taxes. Except as set forth on Schedule 3.2(k) of the Parent Disclosure Schedule:

                           (i) Each of Parent, each of its Subsidiaries and any
affiliated, consolidated, combined, unitary or similar group of which Parent or any of its Subsidiaries is or was a member has (A) duly filed on a timely basis (taking into account any extensions) all U.S. federal income Tax Returns and all other material Tax Returns required to be filed or sent by or with respect to it and all such Tax Returns are true, correct and complete in all material respects, (B) duly paid or deposited on a timely basis all Taxes (as hereinafter defined) that are shown to be due and payable on or with respect to such Tax Returns, and all material Taxes that are otherwise due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in Parent 's most recent audited financial statements) for which Parent or any of its Subsidiaries are reasonably likely to be liable, (C) established reserves that are adequate for the payment of all material Taxes not yet due and payable with respect to the results of operations of Parent and its Subsidiaries through the date hereof, and (D) complied in all material respects with all applicable laws, rules and regulations relating to the reporting, payment and withholding of Taxes that are required to be withheld from payments to employees, independent contractors, creditors, stockholders or any other third party and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over.

                           (ii) Schedule 3.2(k) of the Parent Disclosure
Schedule sets forth (A) the last taxable period through which the federal income Tax Returns of Parent and any of its Subsidiaries have been examined by the IRS or for which the statute of limitations for assessment has otherwise closed and
(B) any affiliated, consolidated, combined, unitary or similar group or Tax Return in which Parent or any of its Subsidiaries is or has been a member or joins or has joined in the filing. Except to the extent being contested in good faith and adequately provided for in Parent's most recent audited financial statements, all material deficiencies asserted as a result of any examination by any applicable taxing authority have been paid or fully settled. As of the date hereof, no audits or other administrative proceedings or court proceedings are pending, or to the knowledge of Parent, threatened, with regard to any Taxes for which Parent or any of its Subsidiaries would be liable, and no material deficiency for any Taxes has been proposed, asserted or assessed (whether by examination report or prior to completion of examination by means of notices of proposed adjustment or other similar requests or notices) against Parent or any of its Subsidiaries by any taxing authority with respect to any period. All material Hedging transactions entered into by Parent and its Subsidiaries have been properly identified for federal income tax purposes. No claim is pending and no claim has ever been made that has not been resolved by an authority in a jurisdiction where Parent or any Subsidiary of Parent does not file Tax Returns that Parent or such Subsidiary of Parent, as the case may be, is or may be subject to Tax in that jurisdiction.

                           (iii) Neither Parent nor any of its Subsidiaries has
executed or entered into (or prior to the close of business on the Closing Date will execute or enter into) with the IRS or any taxing authority (A) any agreement or other document extending or having the effect of extending the period for assessment or collection of any income or franchise Taxes for which Parent or any of its Subsidiaries would be liable or (B) a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local, foreign or other income tax law, which will require any increase in taxable income or alternative minimum taxable income, or any reduction in tax credits, for Parent or any of its Subsidiaries for any taxable period ending after the Closing Date. Neither Parent nor any Subsidiary of Parent is subject to any private letter ruling of the IRS or comparable ruling of other tax authorities that will be binding on Parent or any Subsidiary of Parent with respect to any period following the Closing Date. Neither Parent nor any Subsidiary of Parent has granted any power of attorney, which is currently in force with respect to any income, franchise, or similar Taxes or any income, franchise or similar Tax Returns.

                           (iv) Neither Parent nor any of its Subsidiaries is a
party to, is bound by, or has any obligation under any tax sharing, indemnity or allocation agreement or similar agreement, arrangement or practice.

                           (v) There are no requests for rulings or outstanding
subpoenas from any taxing authority for information with respect to Taxes of Parent or any of its Subsidiaries and, to the knowledge of Parent, no material reassessments (for property or ad valorem Tax purposes) of any assets or any property owned or leased by Parent or any of its Subsidiaries have been proposed in written form.

                           (vi) Neither Parent nor any of its Subsidiaries has
agreed to make any adjustment pursuant to section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of Parent or any of its Subsidiaries, and neither Parent nor any of its Subsidiaries has any application pending with any taxing authority requesting permission for any changes in any accounting method of Parent or any of its Subsidiaries. To the knowledge of Parent, neither the IRS nor any other taxing authority has proposed in writing, and neither Parent nor any of its Subsidiaries is otherwise required to make, any such adjustment or change in accounting method.

                           (vii) There are no material excess loss accounts or
deferred intercompany transactions between Parent and/or any of its Subsidiaries within the meaning of Treas. Reg. Section 1.1502-13 or 1.1502-19, respectively.

                           (viii) Neither Parent nor any Subsidiary of Parent
has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355(a) of the Code (A) in the two years prior to the date of this Agreement, or (B) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                           (ix) None of Parent, its Subsidiaries or any
affiliated, consolidated, combined, unitary or similar group of which any of Parent or its Subsidiaries is or was a member has participated, directly or indirectly, in any (A) reportable transaction within the meaning of Treasury Regulation Section 1.6011-4(b) or (B) Tax shelter required to be registered under Section 6111 of the Code. Parent and each Subsidiary of Parent has disclosed on its federal income tax returns all positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

                           (x) Parent's net operating loss and capital loss
carryforwards are at least $660,000,000 as measured under GAAP, and are not reasonably likely to expire sooner than the dates set forth on Schedule 3.2(k)(x) of the Parent Disclosure Schedule. Except as set forth on Schedule 3.2(k)(x) of the Parent Disclosure Schedule no such carryforwards are subject to limitation or restriction.

                  (l) Employee Benefit Plans; ERISA. Except as set forth on
Schedule 3.2(l) of the Parent Disclosure Schedule or in the Parent SEC
Documents:

                           (i) There are no Parent Employee Benefit Plans
established, maintained, contributed to or required to be contributed to, by Parent or any entity with which Parent is considered a single employer under
Section 414(b), (c), (m) or (o) of the Code ("Parent ERISA Affiliates") or which Parent or any Parent ERISA Affiliate has established, maintained, contributed to, or been required to contribute to, within six years prior to the Effective Time. As used in this Agreement, "Parent Employee Benefit Plan" means any plan, program, policy, practice, agreement or other arrangement providing compensation or benefits in any form to any current or former employee, independent contractor, officer or director of Parent or any Subsidiaries of Parent or any beneficiary or dependent thereof, whether written or unwritten, formal or informal, including without limitation any "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA ("Parent Employee Welfare Benefit Plan"), any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) ("Parent Employee Pension Benefit Plan") and any other pension, profit-sharing, bonus, incentive compensation, deferred compensation, vacation, sick pay, stock purchase, stock option, phantom equity, equity compensation, severance, employment, consulting, unemployment, hospitalization or other medical, life, or other insurance, long- or short-term disability, change of control, fringe benefit, or any other plan, program or policy.

                           (ii) With respect to each Parent Employee Benefit
Plan, Parent has provided Company with a true, correct and complete copy of: (A) each writing constituting a part of such Parent Employee Benefit Plan (including, but not limited to, the plan document(s), adoption agreement, prototype or volume submitter documents, trust agreement, annuity contract, third party administrative contracts, and insurance contracts) and all amendments thereto; (B) the three most recent Annual Reports (Form 5500 Series) including all applicable schedules, if required; (C) the current summary plan description and any material modifications thereto, if required to be furnished under ERISA, or any written summary provided to participants with respect to any plan for which no summary plan description exists; (D) the most recent determination letter (or if applicable, advisory or opinion letter) from the IRS, if any, or if an application for a determination letter is pending, the application with all attachments; (E) all notices given to such Parent Employee Benefit Plan, Parent, or any Parent ERISA Affiliate by the IRS, Department of Labor, Pension Benefit Guaranty Corporation, or other governmental agency relating to such Parent Employee Benefit Plan; and (F) a written description of each oral Company Employee Benefit Plan.

                           (iii) Each Parent Employee Benefit Plan that is
intended to be "qualified" within the meaning of Section 401(a) of the Code and, to the extent applicable, Section 401(k) of the Code ("Qualified Parent Employee Benefit Plan"), has received a favorable determination letter from the IRS that has not been revoked, and no event has occurred and no condition exists that could reasonably be expected to adversely affect the qualified status of any such Parent Employee Benefit Plan. Any favorable determination letters referenced in this Section 3.2(l)(iii) cover "GUST" as defined in footnote 2 of IRS Notice 2003-49. Each Qualified Parent Employee Benefit Plan has timely made "good faith" amendments to comply with the Economic Growth and Tax Reconciliation Relief Act of 2001 as required by IRS Notice 2001-42. The trusts established under the Qualified Parent Employee Benefit Plans are exempt from federal income taxes under Section 501(a) of the Code and any potential excise taxes.

                           (iv) Parent has (A) filed or caused to be filed all
returns and reports on the Parent Employee Benefit Plans that are required to be filed and (B) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports. All other material fees, interest, penalties and assessments that are payable by or for Parent and its Subsidiaries relating to the Company Employee Benefit Plans have been timely reported, fully paid and discharged. There are no material unpaid fees, penalties, interest or assessments due from Parent or, to the knowledge of Parent, from any other person or entity, relative to any Parent Employee Benefit Plan. Parent and its Subsidiaries have collected or withheld all amounts that are required to be collected or withheld by them to discharge their obligations with respect to the Parent Employee Benefit Plans, and all of those amounts have been paid to the appropriate governmental authority or set aside in appropriate accounts for future payment when due.

                           (v) The funding, if any, under each Parent Employee
Welfare Benefit Plan does not exceed and has not exceeded the limitations under Sections 419A(b) and 419A(c) of the Code. Parent and its Subsidiaries are not subject to taxation on the income of any Parent Employee Welfare Benefit Plan's welfare benefit fund (as such term is defined in Section 419(e) of the Code) under Section 419A(g) of the Code. All Parent Welfare Employee Benefit Plans required to comply with the COBRA provisions of ERISA and the Code have complied with such requirements in all material respects.

                           (vi) Each Parent Employee Benefit Plan has been
operated and administered in all material respects in accordance with its provisions. All contributions required to be made to any Parent Employee Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or the amount of such payment or contribution obligation has been reflected in the Parent SEC Documents which are publicly available prior to the date of this Agreement. All such contributions representing participant contributions have been made within the time required by Department of Labor regulation section 2510.3-102.

                           (vii) Parent and its Subsidiaries have complied, and
are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Parent Employee Benefit Plans. Neither Parent nor any of its Subsidiaries has engaged in any prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, as a fiduciary or party in interest with respect to any Parent Employee Benefit Plan which could reasonably be expected to result in any material liability to Parent or any of its Subsidiaries, and, to the knowledge of the Parent or any of its Subsidiaries, (A) no prohibited transaction has occurred with respect to any Parent Employee Benefit Plan and (B) no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of assets of any Parent Employee Benefit Plan.

                           (viii) Neither Parent nor any entity that is, or
within the preceding six years has been, a Parent ERISA Affiliate has ever established, maintained, contributed to, or had an obligation to contribute to, any employee benefit plan that is a "multiemployer plan," as that term is defined in Section 3(37) of ERISA, or that is subject to Title IV of ERISA, and no liability under Title IV of ERISA (including a liability to pay premiums to the Pension Benefit

Guaranty Corporation) has been or is expected to be incurred by Parent or any of its Subsidiaries. No Parent Employee Welfare Plan is a multiple employee welfare arrangement as defined in Section 3(40) of ERISA.

                           (ix) Parent and its Subsidiaries have not offered to
provide life, health or medical benefits or insurance coverage to any individual, or to the family members of any individual, for any period extending beyond the termination of the individual's employment, except to the extent required by the COBRA provisions in ERISA and the Code or similar provisions of state law.

                           (x) The consummation of the transactions contemplated
by this Agreement will not, either alone or in connection with termination of employment, (A) entitle any current or former employee, independent contractor, director, or officer of Parent or its Subsidiaries to severance pay, any change in control payment, or any other material payment, except as expressly provided in this Agreement, (B) accelerate the time of payment or vesting, change the form or method of payment, or increase the amount of compensation due, any such employee, independent contractor, director, or officer, or (C) entitle any such employee, independent contractor, director or officer to any gross-up or similar material payment in respect of the excise tax described in Section 4999 of the Code. Neither Parent nor any Subsidiary of Parent has taken any action that would result in its incurring any obligation for any payments or benefits described in subsections (A), (B) or (C) of this Section 3.2(l)(x) (without regard to whether the transactions contemplated by this Agreement are consummated) except to the extent required in a written contract or agreement in existence as of the date of this Agreement.

                           (xi) As of the date of this Agreement, there are no
suits, actions, proceedings, investigations, claims, or orders pending or, to the knowledge of the Parent, threatened against the Parent, any Subsidiary of Parent, or any Parent Employee Benefit Plan related to any Parent Employee Benefit Plan (other than claims in the ordinary course of business). As of the date of this Agreement, to the knowledge of Parent, no Parent Employee Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of any governmental entity, and no Parent Employee Benefit Plan is the subject of any pending application for administrative relief under any voluntary compliance program or closing agreement program of the IRS or the Department of Labor.

                           (xii) Parent has the right to amend or terminate each
Parent Employee Benefit Plan at any time without incurring any liability other than with respect to benefits that have already accrued under a Parent Employee Pension Benefit Plan.

                           (xiii) Neither Parent nor any Parent ERISA Affiliate
has a formal plan, commitment, or proposal, whether legally binding or not, nor has any of them made a commitment to employees, officers, directors, consultants or independent contractors to create any additional Parent Employee Benefit Plan or modify, change or terminate any existing Parent Employee Benefit Plan, and no such plan, commitment or proposal is under serious consideration. To the knowledge of Parent, no events have occurred or are expected to occur with respect to any Parent Employee Benefit Plan that would cause a material change in the cost of providing the benefits under such plan or would cause a material change in the cost of providing for other liabilities of such plan.

                           (xiv) None of the assets of any Parent Employee
Pension Benefit Plan include "qualifying employer securities" or "qualifying employer real property" within the meaning of Section 407(d) of ERISA.

                           (xv) Each Parent Employee Benefit Plan that is a
"group health plan," as defined in Section 607(1) of ERISA, Section 5001(b)(1) of the Code or 45 C.F.R. 160.103, has been operated at all times in material compliance with the provisions of COBRA, HIPAA and any applicable, similar state law.

                           (xvi) Each Parent Employee Pension Benefit Plan that
is not qualified under Section 401(a) of the Code is exempt from part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. No assets of Parent are allocated to or held in a "rabbi trust" or similar vehicle with respect to any such plan.

                  (m) Labor Matters. Except as set forth on Schedule 3.2(m) of the Parent Disclosure Schedule or in the Parent SEC Documents:

                           (i) Neither Parent nor any of its Subsidiaries is a
party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and there is no current union representation question involving employees of Parent or any of its Subsidiaries, nor does Parent or any of its Subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees.

                           (ii) As of the date hereof, there is no unfair labor
practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against Parent or any of its Subsidiaries pending, or, to the knowledge or Parent, threatened, that constitutes, or could reasonably be expected to result in, a Parent Material Adverse Effect.

                           (iii) As of the date hereof, there is no complaint,
lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against Parent pending, or, to the knowledge of Parent or any of its Subsidiaries, threatened, that constitutes, or could reasonably be expected to result in, a Parent Material Adverse Effect.

                           (iv) There is no strike, dispute, slowdown, work
stoppage, or lockout pending, or, to the knowledge of Parent, threatened, against or involving Parent, or any of its Subsidiaries that constitutes, or could reasonably be expected to result in, a Parent Material Adverse Effect.

                           (v) Parent and each of its Subsidiaries are in
compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not constitute, and could reasonably be expected to result in, a Parent Material Adverse Effect.

                           (vi) As of the date hereof, there is no proceeding,
claim, suit, action or governmental investigation pending or, to the knowledge of Parent or any of its Subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of Parent or any of its Subsidiaries is or may be entitled to claim indemnification from Parent or any of its Subsidiaries pursuant to (A) the Amended and Restated Certificate of Incorporation or Restated Bylaws (each as amended to date) of Parent or any provision of the comparable charter or other organizational documents of any of its Subsidiaries, (B) any indemnification agreement to which Parent or any Subsidiary of Parent is a party or (C) applicable law, in each case under clauses (A), (B) and (C) that constitutes, or could reasonably be expected to result in, a Parent Material Adverse Effect.

                  (n) Property. Except as set forth on Schedule 3.2(n) of the Parent Disclosure Schedule:

                           (i) Parent and its Subsidiaries possess or have
adequate rights to use all material trademarks, trade names, patents, service marks, brand marks, brand names, computer programs, databases, industrial designs, domain names and copyrights necessary for the operation of the businesses of each of Parent and its Subsidiaries (collectively, the "Parent Intangible Property"), except where the failure to possess or have adequate rights to use such properties could not reasonably be expected to result in a Parent Material Adverse Effect. All of the Parent Intangible Property is owned or licensed by Parent or its Subsidiaries free and clear of any and all liens, claims or encumbrances, except those that could not reasonably be expected to result in a Parent Material Adverse Effect and neither Parent nor any such Subsidiary has forfeited or otherwise relinquished any Parent Intangible Property which forfeiture could reasonably be expected to result in a Parent Material Adverse Effect. To the knowledge of Parent, the use of the Parent Intangible Property by Parent or its Subsidiaries does not, in any respect that constitutes or could reasonably be expected to result in a Parent Material Adverse Effect, conflict with, infringe upon, violate or interfere with or constitute an appropriation of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, domain name, copyright or any pending application therefor of any other person. There have been no claims made and neither Parent nor any of its Subsidiaries has received any notice of any claim or otherwise knows that
(A) any of the Parent Intangible Property is invalid or conflicts with the asserted rights of any other person or (B) any of the Parent Intangible Property has not been used or enforced or has failed to have been used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Parent Intangible Property, except, in the case of clauses (A) and
(B) of this Section 3.2(n)(i), for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that could not reasonably be expected to result in a Parent Material Adverse Effect.

                           (ii) All major items of operating equipment owned or
leased by Parent and its Subsidiaries (A) are, in the aggregate, in a state of repair so as to be adequate in all material respects for reasonably prudent operations in the areas in which they are operated and

(B) are adequate, together with all other properties of Parent and its Subsidiaries, to comply in all material respect with the requirements of all applicable contracts, including sales contracts. Except for goods and other property sold, used or otherwise disposed of since January 1, 2004 in the ordinary course of business, Parent and its Subsidiaries have good and defensible title to all oil and gas properties forming the basis for the reserves reflected in the Parent Reserve Reports (as hereinafter defined) as attributable to interests owned by Parent and its Subsidiaries, and to all other properties, interests in properties and assets, real and personal, reflected in the Parent SEC Documents filed prior to the date of this Agreement as owned by Parent and its Subsidiaries, free and clear of any liens, except: (A) liens reflected in the Parent SEC Documents filed prior to the date of this Agreement,
(B) liens for current taxes not yet due and payable, and (C) such imperfections of title, easements, liens, government or tribal approvals or other matters and failures of title as could not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect. The leases and other agreements pursuant to which Parent and its Subsidiaries lease or otherwise acquire or obtain operating rights affecting any real or personal property given value in the Parent Reserve Reports are in good standing, valid and effective, and the rentals due by Parent or any Subsidiary of Parent to any lessor of any such oil and gas leases have been properly paid, except in each case as could not reasonably be expected to result in a Parent Material Adverse Effect.

                  (o) Environmental Matters. Except as disclosed in the Parent SEC Documents or set forth on Schedule 3.2(o) of the Parent Disclosure Schedule:

                           (i) The operations of Parent and its Subsidiaries
have been conducted, are, and, as of the Closing Date, will be, in compliance with all Environmental Laws, except where the failure to so comply could not reasonably be expected to result in a Parent Material Adverse Effect.

                           (ii) Parent and its Subsidiaries have obtained and
will maintain all permits, licenses and registrations, or applications relating thereto, and have made and will make all filings, reports and notices required under applicable Environmental Laws for the continued operations of their respective businesses, except such matters the lack or failure of which could not reasonably be expected to result in a Parent Material Adverse Effect.

                           (iii) Parent and its Subsidiaries are not subject to
any outstanding written orders issued by, or contracts with, any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action,
(C) any Release or threatened Release of a Hazardous Material or (D) an assumption of responsibility for environmental liabilities of another person, except such orders or contracts the compliance with which could not reasonably be expected to result in a Parent Material Adverse Effect.

                           (iv) Parent and its Subsidiaries have not received
any written communication alleging, with respect to any such party, the violation of or liability under any Environmental Law, which violation or liability could reasonably be expected to result in a Parent Material Adverse Effect.

                           (v) Neither Parent nor any of its Subsidiaries has
any contingent liability in connection with the Release of any Hazardous Material into the indoor or outdoor environment (whether on-site or off-site) or employee or third party exposure to Hazardous Materials that could reasonably be expected to result in a Parent Material Adverse Effect.

                           (vi) The operations of Parent or its Subsidiaries
involving the generation, transportation, treatment, storage or disposal of hazardous or solid waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any applicable state equivalent, are in compliance with applicable Environmental Laws, except where the failure to so comply could not reasonably be expected to result in a Parent Material Adverse Effect.

                           (vii) To the knowledge of Parent, there is not now on
or in any property of Parent or its Subsidiaries or any property for which Parent or its Subsidiaries is potentially liable any of the following: (A) any underground storage tanks or surface impoundments or (B) any on-site disposal of Hazardous Material, any of which ((A) or (B) preceding) could reasonably be expected to result in a Parent Material Adverse Effect.

                  (p) Insurance. Schedule 3.2(p) of the Parent Disclosure Schedule sets forth an insurance schedule of Parent's and each of its Subsidiaries' directors' and officers' liability insurance, primary and excess casualty insurance policies, providing coverage for bodily injury and property damage to third parties, including products liability and completed operations coverage, and worker's compensation, in effect as of the date hereof. Parent maintains insurance in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of Parent and each of its Subsidiaries (taking into account the cost and availability of such insurance). As of the date of this Agreement, all insurance policies are in full force and effect and all related premiums have been paid to date. As of the Closing Date, all such insurance policies (or comparable replacement policies) shall be in full force and effect and all related premiums shall have been paid to date.

                  (q) Opinion of Financial Advisor. The Board of Directors of Parent has received the opinion of J.P. Morgan Securities Inc. addressed to such Board to the effect that, as of the date of such opinion, the Merger Consideration is fair from a financial point of view to Parent. The Company acknowledges and agrees that it may not, and is not entitled to, rely on the opinion of J.P. Morgan Securities Inc. delivered to the Parent Board of Directors. Parent has been authorized by J.P. Morgan Securities Inc. to include such opinion in its entirety in the Joint Proxy Statement included in the S-4 as long as such inclusion is in form and substance reasonably satisfactory to J.P. Morgan Securities Inc. and its counsel.

                  (r) Board Recommendation; Company Action; Vote Required. The Board of Directors of Parent has, by resolutions duly adopted by the directors and not subsequently rescinded or modified in any way, unanimously (except for Scott Sheffield, who recused himself from voting with respect to these matters and did not participate in such meeting) (i) determined that this Agreement, the Merger, in accordance with the terms of this Agreement, the issuance of shares of Parent Common Stock pursuant to the Merger and the other transactions contemplated hereby are advisable and in the best interests of Parent, (ii) approved and adopted this Agreement, approved the Merger and the other transactions contemplated hereby and approved the issuance of shares of Parent Common Stock pursuant to the Merger, (iii) directed that the issuance of shares of Parent Common Stock pursuant to the Merger be submitted for consideration by the stockholders of Parent at a meeting of Parent's stockholders and (iv) recommended that Parent's stockholders vote in favor of the issuance of shares of Parent Common Stock pursuant to the Merger at a meeting of Parent's stockholders. The directors of Parent have advised Parent that, as of the date of this Agreement, they intend to vote or cause to be voted all of the shares of Parent Common Stock beneficially owned by them and their affiliates in favor of approval of the issuance of shares of Parent Common Stock pursuant to the Merger. The affirmative vote of a majority of votes cast by holders of Parent Common Stock, provided that the total vote cast represents over 50% in interest of all shares of Parent Common Stock entitled to vote, is the only vote of the holders of any class or series of Parent capital stock necessary to approve the issuance of shares of Parent Common stock pursuant to the Merger.

                  (s) Beneficial Ownership of Company Common Stock. As of the date hereof, neither Parent nor any of its Subsidiaries beneficially owns any of the outstanding Company Common Stock.

                  (t) Brokers. Except for the fees and expenses payable to J.P. Morgan Securities Inc., which fees are reflected in its engagement letters with Parent (copies of which have been delivered to the Company), no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                  (u) Controls and Procedures; Corporate Governance.

                           (i) Each of Parent and its Subsidiaries maintains
accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls that provide assurance that (A) transactions are executed with management's authorization; (B) transactions are recorded as necessary to permit preparation of the consolidated financial statements of Parent and to maintain accountability for Parent's consolidated assets; (C) access to Parent's assets is permitted only in accordance with management's authorization; (D) the reporting of Parent's assets is compared with existing assets at regular intervals; and (E) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Parent has made available to the Company a summary of (A) any significant deficiencies in the design or operation of internal controls which could adversely affect Parent's ability to record, process, summarize and report financial data, (B) any material weaknesses in Parent's internal controls, and
(C) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal control over financial reporting.

                           (ii) Parent has established and maintains disclosure
controls and procedures (as such term is defined in Rule 13a-15(e) or 15d-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Parent required to be disclosed in Parent's Exchange Act reports is made known to Parent's principal executive officer and its principal financial officer by others within Parent and its Subsidiaries, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and, to the knowledge of Parent, such disclosure controls and procedures are effective in timely alerting Parent's principal executive officer and its principal financial officer to material information required to be included in Parent's periodic reports required under the Exchange Act.

                           (iii) Parent is, or will timely be, in compliance in
all material respects with all current and proposed listing and corporate governance requirements of the NYSE, and is in compliance in all material respects, and will continue to remain in compliance from the date hereof until immediately after the Effective Time, with all rules, regulations and requirements of the Sarbanes-Oxley Act and the SEC.

                  (v) Investment Company. Neither Parent nor any of the Subsidiaries of Parent is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 and the rules and regulations promulgated thereunder.

                  (w) Reserve Reports. Parent has furnished to the Company Parent's estimate of Parent's and Parent's Subsidiaries' oil and gas reserves as of January 1, 2004, audited by Netherland, Sewell & Associates, Inc. (the "Parent Reserve Reports"). Except as could not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect,
(i) the factual, non-interpretive data on which the Parent Reserve Reports were based for purposes of estimating the oil and gas reserves set forth in the Parent Reserve Reports was accurate and (ii) the estimates of proved reserves used by Parent in connection with the preparation of the Parent Reserve Reports and provided by Parent to Netherland, Sewell & Associates, Inc. in connection with its audit of the Parent Reserve Reports are in accordance with definitions contained in Rule 4-10(a) of Regulation S-X promulgated by the SEC.

                  (x) Hedging. The Parent SEC Documents accurately summarize the outstanding Hedging positions attributable to the production of Parent and the Subsidiaries of Parent as of the date reflected therein. Schedule 3.2(x) of the Parent Disclosure Schedule sets forth all Hedging positions of Parent and its Subsidiaries in place as of the date hereof (including those entered into in contemplation of this Agreement).

                  (y) Natural Gas Act. Except as set forth on Schedule 3.2(y) of the Parent Disclosure Schedule, any gas gathering system constituting a part of the properties of Parent or its Subsidiaries has as its primary function the provision of natural gas gathering services, as the term "gathering" is interpreted under Section 1(b) of the NGA; none of the properties have been or are certificated by FERC under Section 7(c) of the NGA or to the knowledge of Parent are now subject to FERC jurisdiction under the NGA; and none of the properties have been or are providing service pursuant to Section 311 of the NGA.

                  (z) Certain Contracts and Arrangements. Neither Parent nor any of its Subsidiaries is a party to or bound by any agreement or other arrangement that limits or otherwise restricts Parent or any of its Subsidiaries or any successor thereto, or that would, after the Effective Time, materially limit or restrict Parent, the Surviving Corporation or any of Parent's other Subsidiaries or any successor thereto, from engaging or competing in the oil and gas exploration and production business in any significant geographic area, except for joint ventures, area of mutual interest agreements entered into in connection with prospect reviews and similar arrangements entered into the ordinary course of business. Schedule 3.2(z) of the

Parent Disclosure Schedule and the documents filed or incorporated by reference in Parent's Annual Report on Form 10-K for the year ended December 31, 2003 set forth a true and complete list of each agreement to which Parent or any Subsidiary of Parent is subject (other than this Agreement) that is of a type that would be required to be included as an exhibit to a Registration Statement on Form S-1 pursuant to the rules and regulations of the SEC if such a registration statement was filed by Parent on the date hereof (collectively, the "Parent Contracts"). Except as could not reasonably be expected to result in a Parent Material Adverse Effect, neither Parent nor any Subsidiary of Parent is in breach or default under any Parent Contract nor, to the knowledge of Parent, is any other party to any such Parent Contract in breach or default thereunder. Other than as contemplated by Section 3.2(c), no consents, assignments, waivers, authorization or other certificates or material payments are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of the Parent Contracts after the Closing, except to the extent the failure to obtain any such consent, assignment, waiver, authorization or other certificate, individually or in the aggregate, has not resulted in and could not reasonably be expected to result in a Parent Material Adverse Effect.

                  (aa) Reorganization Classification. Parent has not taken any action that causes the Merger and the LLC Sub Merger not to qualify as a reorganization, within the meaning of section 368(a)(1) of the Code, and has not failed to take any action which if taken would have prevented the Merger and the LLC Sub Merger from not qualifying as such a reorganization. Merger Sub has not taken any action that causes the Merger and the LLC Sub Merger not to qualify as such a reorganization and has not failed to take any action which if taken would have prevented the Merger and the LLC Sub Merger from not qualifying as such a reorganization. Notwithstanding the foregoing, under no circumstances shall Parent or Merger Sub be required to alter or amend the Merger Consideration to cause the Merger to qualify as a reorganization within the meaning of section 368(a) of the Code, and under no circumstances shall the failure so to alter or amend the Merger Consideration be deemed a breach of this Section 3.2(aa).

                                   ARTICLE IV
                          COVENANTS RELATING TO CONDUCT
                         OF BUSINESS PENDING THE MERGER

         4.1 Conduct of Business by the Company and Parent Pending the Merger.
(a) Prior to the Effective Time, the Company agrees as to itself and its Subsidiaries that (except to the extent that Parent shall otherwise consent in writing or except as set forth or Schedule 4.1(a) of the Company Disclosure Schedule or otherwise contemplated by this Agreement):

                           (i) The Company and each of its Subsidiaries shall
carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and employees, subject to Section 5.9, and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Effective Time.


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


                           (ii) Except for transactions solely among the Company
and its Subsidiaries, the Company shall not and it shall not permit any of its Subsidiaries to: (A) declare or pay any dividends on or make other distributions in respect of any of its capital stock or partnership interests; (B) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock or otherwise authorize, recommend or propose any material change in its capitalization; or (C) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock, except as required by the terms of its securities outstanding on the date hereof or as contemplated by any existing employee benefit plan.

                           (iii) The Company shall not and it shall not permit
any of its Subsidiaries to issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any Voting Debt or other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt, other voting securities or convertible securities, other than (A) the issuance of Company Common Stock upon the exercise of stock options granted under the Company Stock Plans that are outstanding on the date hereof, or in satisfaction of stock grants or stock based awards made prior to the date hereof pursuant to the Company Stock Plans, or pursuant to the Company's 4.75% Senior Convertible Notes due 2021, and (B) issuances by a wholly owned Subsidiary of the Company of such Subsidiary's capital stock to its parent.

                           (iv) The Company shall not amend or propose to amend
its Articles of Incorporation or Bylaws.

                           (v) The Company shall not, and it shall not permit
any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or any of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof except for the acquisition of assets in the ordinary course of business in accordance with the Company Budget.

                           (vi) Other than: (A) as may be necessary or required
by law to consummate the transactions contemplated hereby, (B) sales, leases, encumbrances or other dispositions in the ordinary course of business consistent with past practice that are not material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole or (C) under agreements set forth on Schedule 4.1(a)(vi) of the Company Disclosure Schedule, the Company shall not, and it shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its material assets other than hydrocarbons, subject to the limitations in clause
(xv) hereof.

                           (vii) Except as otherwise permitted or contemplated
by this Agreement, the Company shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Significant Subsidiaries.

                           (viii) The Company shall not, nor shall the Company
permit any of its Subsidiaries to, make any changes in their accounting methods which would be required to be disclosed under the rules and regulations of the SEC, except as required by law, rule, regulation or GAAP.

                           (ix) The Company shall not, nor shall the Company
permit any of its Subsidiaries to, enter into any agreement or arrangement with any of their respective Affiliates (as such term is defined in Rule 405 under the Securities Act, an "Affiliate"), other than with wholly owned Subsidiaries of the Company, on terms less favorable to the Company or such Subsidiary, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis.

                           (x) The Company shall, and shall cause its
Subsidiaries to, use commercially reasonable efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies of similar size engaged in their respective businesses.

                           (xi) The Company shall not (A) make, change or
rescind any material express or deemed election relating to Taxes unless it is reasonably expected that such action will not materially and adversely affect the Company or Parent, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where the Company has the capacity to make such binding election;
(B) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except where such settlement or compromise will not materially and adversely affect the Company or Parent; or (C) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income Tax Returns that have been filed for prior taxable years, except as may be required by applicable law or except for changes that are reasonably expected not to materially and adversely affect the Company or Parent.

                           (xii) The Company shall not and it shall not permit
any of its Subsidiaries to: (A) grant any increases in the compensation of any of its directors, officers or employees, except increases to employees who are not directors or officers made in the ordinary course of business and in accordance with past practice; (B) pay or agree to pay any material pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Company Employee Benefit Plans or pension plans, in each case as in effect on the date hereof to any such director, officer or employee, whether past or present; (C) amend or modify in any material respect or receive any assets from pension plans or Company Employee Benefits Plans; (D) enter into any new, or amend any existing, material employment or severance or termination agreement with any director, officer or employee; (E) grant any options or other awards under the Company Stock Plans; or (F) become obligated under any new Company Employee Benefit Plan or pension plan, which was not in existence or approved by the Board of Directors of the Company prior to the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder.

                           (xiii) The Company shall not, nor shall the Company
permit any of its Subsidiaries to (A) modify the terms of any existing indebtedness for borrowed money or security issued by the Company or any Subsidiaries of the Company, (B) incur any indebtedness for borrowed money (except (x) to finance any transactions or capital or other expenditures permitted by this Agreement) and regular borrowings under credit facilities made in the ordinary course of the Company's cash management practices, (y) refinancings of existing debt and (z) immaterial borrowings that, in each such case, permit prepayment of such debt without penalty (other than LIBOR breakage costs)) or guarantee, assume or otherwise become liable for any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of others; (C) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, liens, security interests or other encumbrances on the property of the Company or any of its Subsidiaries in connection with any indebtedness thereof; or (D) make or commit to make aggregate capital expenditures in excess of an amount equal to the sum of capital expenditures budgeted by the Company for the fiscal year ending December 31, 2004 as provided in the capital expenditure budget set forth on Schedule 4.1(a)(xiii) of the Company Disclosure Schedule (the "Company Budget"), less any budgeted capital expenditures expended prior to the date of this Agreement.

                           (xiv) The Company shall not, nor shall the Company
permit any of its Subsidiaries to, settle, compromise or otherwise resolve any litigation or other legal proceedings involving a payment of more than $200,000 in any one case by or to the Company or any of its Subsidiaries.

                           (xv) The Company shall not enter into new contracts
to sell hydrocarbons other than in the ordinary course of business at market pricing, but in no event having a duration of longer than three months.

                           (xvi) The Company shall not, nor shall the Company
permit any of its Subsidiaries to, write off any accounts or notes receivable, except in the ordinary course of business consistent with past practice or as may be required by GAAP.

                           (xvii) The Company shall not, nor shall the Company
permit any of its Subsidiaries to, enter into any agreement, arrangement or commitment that limits or otherwise restricts the Company or any Subsidiary of the Company, or that would reasonably be expected to, after the Effective Time, limit or restrict Parent, the Surviving Corporation or any of Parent's other Subsidiaries or any of their respective affiliates or any successor thereto, from engaging or competing in any line of business in which it is currently engaged or in any geographic area material to the business or operations of (A) the Company or any of its Subsidiaries or (B) Parent, the Surviving Corporation or any of Parent's other Subsidiaries.

                           (xviii) Except in the ordinary course consistent with
past practice, the Company shall not, and shall not permit any of its Subsidiaries to, (A) terminate any existing gas purchase, exchange or transportation contract, or (B) enter into any new contract for the supply, transportation, storage or exchange of gas or renew or extend or negotiate any existing contract providing for the same where such contract is not terminable within 30 days without penalty.

                           (xix) The Company shall not make or assume any Hedges
except as set forth in Section 5.23.

                           (xx) The Company shall not, nor shall the Company
permit any of its Subsidiaries to, agree in writing or otherwise to take any action inconsistent with any of the foregoing.

                  (b) Prior to the Effective Time, Parent agrees as to itself and its Subsidiaries that (except to the extent that the Company shall otherwise consent in writing):

                           (i) Parent shall not adopt or propose to adopt any
amendments to its charter documents that would have a material adverse impact on the consummation of the transactions contemplated by this Agreement or alter the terms of the Parent Common Stock.

                           (ii) Parent shall not declare or pay any dividends or
make other distributions in respect of any of its capital stock, except for the declaration and payment of regular cash dividends with usual record and payment dates in accordance with past practice and dividends from a Subsidiary of Parent to Parent or to another Subsidiary of Parent.

                           (iii) Parent shall not adopt a plan of complete or
partial liquidation or dissolution of Parent.

                           (iv) Other than any acquisition as to which the
purchase price is not in excess of $200 million, Parent shall not, and shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, association of other business organization or division thereof the principal business of which is not related to the exploration, development or production of oil or natural gas or other minerals.

                           (v) Parent shall not acquire, by merging or
consolidating with, or by purchasing an equity interest in or the assets of or by any other manner, any business or corporation, partnership or other business organization or division thereof, or otherwise acquire any assets of any other entity (other than the purchase of assets from suppliers, clients or vendors in the ordinary course of business and consistent with past practice) if such transactions would prevent or materially delay the stockholders' meeting of Parent contemplated by this Agreement or the consummation of the transactions contemplated by this Agreement.

                           (vi) Parent shall not, nor shall Parent permit any of
its Subsidiaries to, agree in writing or otherwise to take any action inconsistent with any of the foregoing.

         4.2 Acquisition Proposals.

                  (a) The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall use all reasonable efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to (and shall not authorize any of them to), directly or indirectly: (i) solicit, initiate, encourage, facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal with respect to itself, (ii) participate in any discussions or negotiations regarding, or furnish to any person or entity any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal with respect to itself, (iii) engage in discussions with any person or entity with respect to any Acquisition Proposal with respect to itself, except as to the existence of these provisions,
(iv) approve, endorse or recommend any Acquisition Proposal with respect to itself (except to the extent specifically permitted pursuant to Section 4.2(d) and Section 7.1(g)), or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby with respect to itself (except as permitted pursuant to Section 4.2(d) and Section 7.1(g)). The Company and its Subsidiaries shall, and the Company shall use all reasonable efforts to cause its and its Subsidiaries' officers, directors, employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal with respect to itself. The Company shall ensure that its officers, directors and key employees and its investment bankers, attorneys and other representatives are aware of the provisions of this Section.

         (b)

                           (i) As promptly as practicable after receipt of any
Acquisition Proposal or any request for nonpublic information or inquiry which it reasonably believes could lead to an Acquisition Proposal, the Company shall provide Parent with oral and written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the person, entity or Group making any such Acquisition Proposal, request or inquiry and a copy of all written materials provided in connection with such Acquisition Proposal, request or inquiry. Upon receipt of the Acquisition Proposal, request or inquiry, the Company shall provide Parent as promptly as practicable oral and written notice setting forth all such information as is reasonably necessary to keep Parent informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such Acquisition Proposal, request or inquiry and shall promptly provide to Parent
(A) a copy of all written materials subsequently provided by the person making the Acquisition Proposal in connection with such Acquisition Proposal, request or inquiry and (B) a copy of all material written materials subsequently provided to the person making the Acquisition Proposal in connection with such Acquisition Proposal, request or inquiry to the extent not previously provided to Parent.

                           (ii) The Company shall provide Parent with
forty-eight (48) hours prior notice (or such lesser prior notice as is provided to the members of its Board of Directors) of any meeting of its Board of Directors at which its Board of Directors is reasonably expected to consider any Acquisition Proposal.

                  (c) Notwithstanding anything to the contrary contained in
Section 4.2(a) and under circumstances in which the Company has complied with all of its obligations under Section 4.2(a) and (b), in the event that, prior to the approval of the Merger and this Agreement by the stockholders of the Company as provided herein, the Company receives an unsolicited, bona fide written Acquisition Proposal with respect to itself from a third party that its Special Committee of Directors appointed to consider the transaction proposal by Parent with respect to the Company or its Board of Directors has in good faith concluded (following the receipt of the advice of its outside legal counsel and its financial advisor) is, or is reasonably likely to result in, a Superior Offer, it may then take the following actions: (i) furnish nonpublic information to the third party making such Acquisition Proposal, provided that (A) (1) concurrently with furnishing any such nonpublic information to such party, its gives Parent written notice of its intention to furnish nonpublic information and (2) it receives from the third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such third party on its behalf, the terms of which are at least as restrictive as the terms contained in the Confidentiality Agreement (and containing additional provisions that expressly permit the Company to comply with the provisions of this Section 4.2) and (B) contemporaneously with furnishing any material nonpublic information to such third party, it furnishes such material nonpublic information to Parent (to the extent such nonpublic information has not been previously so furnished); and (ii) engage in negotiations with the third party with respect to the Acquisition Proposal, provided that concurrently with entering into negotiations with such third party, it gives Parent written notice of its intention to enter into negotiations with such third party.

                  (d) In response to the receipt of a Superior Offer, the Board of Directors of the Company may withhold, withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, its recommendation in favor of the Merger, and, in the case of a Superior Offer that is a tender or exchange offer made directly to its stockholders, may recommend that its stockholders accept the tender or exchange offer (any of the foregoing actions, whether by a Board of Directors or a committee thereof, a "Change of Recommendation"), if all of the following conditions in clauses (i) through (iv) are met: (i) a Superior Offer with respect to it has been made and has not been withdrawn; (ii) approval of the Merger and this Agreement by the stockholders of the Company as provided herein has not occurred; (iii) it shall have (A) provided to Parent written notice which shall state expressly (1) that it has received a Superior Offer,
(2) the material terms and conditions of the Superior Offer (including the most current version of any definitive agreement proposed to be entered into in connection therewith) and the identity of the person, entity or Group making the Superior Offer, and (3) that it intends to effect a Change of Recommendation and the manner in which it intends to do so, (B) provided to Parent a copy of all material written materials delivered to the person, entity or Group making the Superior Offer in connection with such Superior Offer that were not previously provided to Parent, and (C) made available to Parent all materials and information made available to the person, entity or Group making the Superior Offer in connection with such Superior Offer; and (iv) it shall not have breached in any material respect any of the provisions set forth in Section 4.2.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, and subject to Section 5.5(b), the obligation of the Company to call, give notice of, convene and hold its stockholders' meeting as contemplated in
Section 5.5 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal with respect to it unless this Agreement is terminated. Notwithstanding anything to the contrary contained in this Agreement, prior to the termination of this Agreement, the Company shall not (i) submit to the vote of its stockholders any Acquisition Proposal other than the

Merger, or (ii) enter into any agreement, agreement-in-principle or letter of intent (other than the confidentiality agreement referenced in Section 4.2(c)) with respect to or accept any Acquisition Proposal other than the Merger (or resolve to or publicly propose to do any of the foregoing).

                  (f) Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from taking and disclosing to its stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act to the extent required by applicable law; provided that the content of any such disclosure thereunder shall be governed by the terms of this Agreement; and provided further that the Board of Directors or the Company shall not recommend that the stockholders of the Company tender their Company Common Stock in connection with any such tender or exchange offer unless the Board of Directors of the Company determines in good faith (after receiving the advice of its outside legal counsel and its financial adviser) that such Acquisition Proposal is a Superior Offer. Without limiting the foregoing sentence, the Company shall not make a Change of Recommendation to recommend that its stockholders accept a tender or exchange offer unless specifically permitted pursuant to the terms of Section 4.2(d).

                  (g) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Acquisition Proposal" shall mean any inquiry, offer or proposal relating to any transaction or series of related transactions involving: (A) any purchase from the Company or acquisition by any person, entity or "Group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a fifteen percent (15%) interest in the total outstanding voting securities of the Company or any tender offer or exchange offer that if consummated would result in any person, entity or Group beneficially owning fifteen percent (15%) or more of the total outstanding voting securities of the Company or any merger, consolidation, business combination or similar transaction involving the Company, (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than fifteen percent (15%) of the assets of the Company and its Subsidiaries, taken as a whole, or (C) any liquidation or dissolution of the Company or any of its Subsidiaries; and (ii) "Superior Offer" shall mean an unsolicited, bona fide written proposal made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of the Company or substantially all of the total outstanding voting securities of the Company on terms that the Board of Directors of the Company has in good faith concluded (following the receipt of advice of its outside legal counsel and its financial adviser), taking into account, among other things, all legal, financial, regulatory and other aspects of the offer and the person, entity or Group making the offer, to be more favorable, from a financial point of view, to the Company's stockholders (in their capacities as stockholders) than the terms of the Merger and is reasonably capable of being consummated.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         5.1 Preparation of S-4 and the Joint Proxy Statement. Parent and the Company shall promptly prepare and file with the SEC the Joint Proxy Statement and Parent and the Company shall prepare, and Parent will file with the SEC, the S-4 in which the Joint Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use its commercially reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Joint Proxy Statement or the S-4, Parent or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC and its staff, and/or mailing to stockholders of Parent and/or the Company, such amendment or supplement. Each of Parent and the Company shall use its commercially reasonable efforts to cause the Joint Proxy Statement to be mailed to their respective stockholders at the earliest practicable date. Parent and the Company each agree to use its commercially reasonable efforts, after consultation with the other party hereto, to respond promptly to any comments made by the SEC with respect to the Joint Proxy Statement and the S-4. Parent shall use its commercially reasonable efforts to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of Parent Common Stock in the Merger, upon the exercise of the Company Options and upon conversion of the Company's 4.75% Senior Convertible Notes due 2021, and each of Parent and the Company shall furnish all information concerning Parent and the Company and its respective stockholders as may be reasonably requested in connection with obtaining such permits, approvals and registrations.

         5.2 Letter of the Company's Accountants. The Company shall use its commercially reasonable efforts to cause to be delivered to Parent a letter of BDO Seidman, LLP, the Company's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Parent and the Company, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

         5.3 Letter of Parent's Accountants. Parent shall use its commercially reasonable efforts to cause to be delivered to the Company a letter of Ernst & Young LLP, Parent's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Parent and the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

         5.4 Access to Information.

                  (a) Upon reasonable notice, Parent and the Company, as the case may be, shall (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the others, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records, as well as to its officers and employees and, during such period, each of Parent and the Company, as the case may be, shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the others (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request, including, without limitation, information to confirm the accuracy of the representations and warranties set forth in Section 3.1(v) and 3.2(u); provided, however, that Parent and the Company shall not be required to disclose any information that would breach the confidentiality terms of any agreement existing on the date hereof or that would breach an attorney client privilege (provided that (i) upon the request of Parent, the Company will use commercially reasonable efforts to afford Parent access to such restricted information, including by securing waivers to confidentiality restrictions, and (ii) upon the request of the Company, Parent will use commercially reasonable efforts to afford the Company access to such restricted information, including by securing waivers to confidentiality restrictions). Each of Parent and the Company agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section 5.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Confidentiality Agreement dated as of March 26, 2004 between Parent and the Company (the "Confidentiality Agreement") shall apply with respect to information furnished thereunder or hereunder and any other activities contemplated thereby.

                  (b) Each of Parent and Merger Sub, on the one hand, and the Company, on the other, agrees that, except to the extent and as expressly covered by a representation and warranty contained in Article III of this Agreement, neither the other party nor any of its representatives or Affiliates has made and shall not be deemed to have made to such party or to any of its representatives or Affiliates any representation or warranty of any kind. Without limiting the generality of the foregoing, each party agrees that, except to the extent and as expressly covered by a representation and warranty contained in Article III of this Agreement, neither the other party nor any of its Affiliates makes or has made any representation or warranty to such party or to any of its representatives or Affiliates with respect to:

                           (i) any projections, forecasts, estimates, plans or
budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the other party or any of its Subsidiaries or the future business, operations or affairs of the other party or any of its Subsidiaries heretofore or hereafter delivered to or made available to such party or its counsel, accountants, advisors, lenders, representatives or Affiliates; and

                           (ii) any other information, statement or documents
heretofore or hereafter delivered to or made available to such party or its counsel, accountants, advisors, lenders, representatives or Affiliates with respect to the other party or any of its Subsidiaries or the business, operations or affairs of the other party or any of its Subsidiaries.

         5.5 Stockholders Meetings.

                  (a) Promptly after the S-4 is declared effective under the Securities Act, each of Parent and the Company shall take all action necessary in accordance with the Delaware General Corporation Law (the "DGCL"), CBCA and its respective organizational documents to call, hold and convene a meeting of its respective stockholders to consider, in the case of Parent, the approval of the issuance of shares of Parent Common Stock pursuant to the Merger and such other matters as it deems appropriate, and, in the case of the Company, adoption and approval of this Agreement and approval of the Merger, to be held as promptly as practicable after the mailing of the Joint Proxy Statement to their respective stockholders. Each of Parent and the Company shall use its commercially reasonable efforts to hold their respective stockholders' meetings on the same date. Subject to Section 4.2(d) and 5.5(b), each of Parent and the


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Company shall use all reasonable efforts to solicit from its respective stockholders proxies in favor of, in the case of Parent, the approval of the issuance of shares of Parent Common Stock pursuant to the Merger, and, in the case of the Company, the adoption and approval of this Agreement and the approval of the Merger, and shall take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of the NYSE or the CBCA to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 7.1(c), Parent or the Company, as the case may be, may adjourn or postpone its stockholders' meeting to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement is provided to its respective stockholders in advance of a vote on the issuance of Parent Common Stock, the Merger and this Agreement, as applicable, or, if as of the time for which the stockholders' meeting is originally scheduled (as set forth in the Joint Proxy Statement) there are insufficient shares of capital stock of Parent or the Company, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such stockholders' meeting; provided that, in the event either the Company's or Parent's stockholders' meeting is delayed to a date after the Initial Termination Date as a result of the reasons set forth in this sentence, then the Initial Termination Date shall be extended to a date no later than the fifth business day after the Initial Termination Date. Except as set forth in the immediately preceding sentence, the Company shall not postpone or adjourn the Company's stockholders' meeting without the consent of Parent, and Parent shall not postpone or adjourn Parent's stockholders' meeting without the consent of the Company. Each of Parent and the Company shall ensure that its respective stockholders' meeting is called, noticed, convened, held and conducted, and that all proxies solicited, by it in connection with the stockholders' meeting are solicited in compliance with the DGCL, CBCA, its organizational documents, the rules of the NYSE and all other applicable laws.

                  (b) Except to the extent expressly permitted by Section 4.2(d) and subject to either the Board of Directors of Parent or of the Company determining in good faith, after consultation with its respective outside counsel, that withdrawal, amendment or modification of its recommendation is required by such Board of Directors to comply with its fiduciary duties imposed by applicable law: (i) the Board of Directors of each of Parent and the Company shall recommend that the respective stockholders of Parent and the Company vote in favor of, in the case of Parent, the approval of the issuance of shares of Parent Common Stock pursuant to the Merger, and, in the case of the Company, adoption and approval of this Agreement and approval of the Merger, at their respective stockholders' meetings, (ii) the Joint Proxy Statement shall include a statement to the effect that the Board of Directors of Parent has recommended that Parent's stockholders vote in favor of the approval of the issuance of shares of Parent Common Stock pursuant to the Merger at Parent's stockholders' meeting and the Board of Directors of the Company has recommended that the Company's stockholders vote in favor of adoption and approval of this Agreement and approval of the Merger at the Company's stockholders' meeting, and (iii) neither the Board of Directors of Parent or the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the other party, the recommendation of its respective Board of Directors that the respective stockholders of Parent and the Company vote in favor of, in the case of Parent, the approval of the issuance of shares of Parent Common Stock pursuant to the Merger, and, in the case of the Company, adoption and approval of this Agreement and the Merger. Notwithstanding the foregoing, in connection with an Acquisition Proposal, the Company must


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


comply with its obligations set forth in Section 4.2(d) in order to have a Change of Recommendation to recommend a Superior Offer.

         5.6 HSR and Other Approvals.

                  (a) HSR Act. Each party hereto shall file or cause to be filed with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") any notification required to be filed under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings promptly, to respond on a timely basis to any requests for additional information made by either of such agencies and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of filing. Parent agrees to take all action required to obtain any consent or settlement that may be required to obtain clearance under HSR (including the disposal or sequestration of property) that would not cause a Parent Material Adverse Effect. Each of the parties hereto agrees to furnish the others with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective representatives, on the one hand, and the FTC, the Antitrust Division or any other Governmental Entity or members or their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby, other than personal financial information filed therewith. Each party hereto agrees to furnish the others with such necessary information and reasonable assistance as such other parties and their respective affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any Governmental Entities, including without limitation any filings necessary under the provisions of the HSR Act. Parent and the Company will each pay 50% of the applicable filing fee under the HSR Act relating to the Merger.

                  (b) Other Regulatory Approvals. Each party hereto shall cooperate and use its commercially reasonable efforts to promptly prepare and file all necessary documentation to effect all necessary applications, notices, petitions, filings and other documents, and use all commercially reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity required to be obtained or made by Parent or the Company or any of their respective Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

         5.7 Agreements of Rule 145 Affiliates. As soon as practicable after the date hereof, the Company shall cause to be prepared and delivered to Parent a list identifying all persons who, at the time of the Company stockholders' meeting, may be deemed to be "affiliates" of the Company, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall use its commercially reasonable efforts to cause each person who is identified as a Rule 145 Affiliate in such Company list to deliver to Parent, at least ten (10) days prior to the Closing Date, a written agreement in the form attached hereto as Exhibit F ("Rule 145 Affiliate Letter"). Parent shall be entitled to place restrictive legends on any shares of Parent Common Stock issued to such Rule 145 Affiliates pursuant to the Merger.


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



         5.8 Authorization for Shares and Stock Exchange Listing. Prior to the Effective Time, Parent shall have taken all action necessary to permit Parent to issue the number of shares of Parent Common Stock required to be issued pursuant to Article II. Parent shall use its commercially reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger, the shares of Parent Common Stock to be reserved for issuance upon exercise of the Company Options and the shares of Parent Common Stock issuable upon conversion of the Company's 4.75% Senior Convertible Notes due 2021 to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

         5.9 Employee Matters.

                  (a) Parent and the Company agree that all employees of the Company and its Subsidiaries immediately prior to the Effective Time other than Mark S. Sexton, Dennis R. Carlton and Kevin R. Collins (such three employees being referred to herein as the "Company Executives"), shall be employed by the Surviving Corporation or its Subsidiaries immediately after the Effective Time solely on an "at will" basis, it being understood that the Surviving Corporation shall not have any obligations to continue employing such employees for any length of time thereafter. Parent agrees that it shall assume as of the Effective Time the obligations of the Company under each Company Executive's Change of Control Agreement with the Company dated as of March 1, 2002.

                  (b) Parent shall take such action as may be necessary so that on and after the Effective Time employees of the Company and its Subsidiaries immediately prior to the Effective Time who continue in the employment of the Surviving Corporation and its Subsidiaries after the Effective Time shall be provided employee benefits, plans and programs which, in the aggregate, are generally comparable to those made available by Parent and its Subsidiaries to similar situated employees of Parent and its Subsidiaries; provided that this obligation shall be deemed satisfied if such employees of the Company and its Subsidiaries continue after Closing to participate in those employee benefit plans and programs (other than stock-based plans) made available by the Company and its Subsidiaries to such employees prior to Closing. For purposes of eligibility to participate and vesting (but not for the purpose of benefit accrual for any purpose other than vacation pay, sick leave and severance pay) in all benefits provided by Parent to such employees, the employees of the Company and its Subsidiaries will be credited with their years of service with the Company and its Subsidiaries and prior employers to the extent service with Parent and its Subsidiaries and prior employers is taken into account under the plans of Parent and its Subsidiaries. Notwithstanding the provisions of the preceding sentence, the employees of the Company and its Subsidiaries shall not be entitled to participate in Parent severance plans to the extent they become entitled to a benefit under the Change in Control Severance Policy referred to in Section 5.9(c). The eligibility of any employee of the Company and its Subsidiaries to participate in any welfare benefit plan or program of Parent shall not be subject to any exclusions for any pre-existing conditions if such individual has met the participation requirements of similar benefit plans and programs of the Company and its Subsidiaries. All individuals eligible to participate in any plan or arrangement contemplated above shall be immediately eligible to participate in the similar plan or arrangement maintained by Parent or its Subsidiaries (or the same plan or arrangement if still maintained). Amounts paid before the Effective Time by employees of the Company and its Subsidiaries under any health plans of the Company or its Subsidiaries shall, after the Effective


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


Time, be taken into account in applying deductible and out-of-pocket limits applicable under the health plans of Parent provided as of the Effective Time to the same extent as if such amounts had been paid under such health plans to Parent.

                  (c) In the event that, within one year after the Effective Time, any person who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time (an "Affected Employee") (i) voluntarily terminates his or her employment with Parent, the Surviving Corporation or any of their subsidiaries for Good Reason (as defined in the Change in Control and Severance Policy attached hereto as Schedule 5.9 of the Parent Disclosure Schedule) or (ii) is discharged other than "for cause" by Parent, the Surviving Corporation or any of their Subsidiaries, then Parent shall pay severance to such Affected Employee in accordance with such Change in Control Severance Policy.

         5.10 Stock Options; Restricted Stock.

                  (a) At the Effective Time, each then outstanding Company Option, whether vested or unvested, shall be (i) assumed by Parent in accordance with the terms and conditions of the applicable Company Stock Plan and option agreement, together with amendments thereto, by which it is evidenced, except that from and after the Effective Time, Parent and its Board of Directors or Compensation Committee, as the case may be, shall be substituted for the Company and its Board of Directors and Compensation Committee administering any such Company Stock Plan, and (ii) converted into an option to acquire (A) the number of shares of Parent Common Stock equal to the number of shares of Company Common Stock subject to such Company Option multiplied by the Exchange Ratio, plus (B) the amount of cash equal to the product of the number of shares of Company Common Stock subject to such Company Option multiplied by the Kansas Sale Consideration, which converted option shall be exercisable on the terms and conditions as were applicable under such Company Option and the applicable Company Stock Plan (except as described below) for the aggregate exercise price equal to the number of shares of Company Common Stock subject to such Company Option multiplied by the exercise price per share of Company Common Stock stated in such Company Option (in other words, upon conversion of the Company Option into an option for an aggregate number of shares of Parent Common Stock as calculated in the preceding clause (A), then (1) the exercise price per whole share of Parent Common Stock (plus related cash) for that converted option will be equal to the quotient of the exercise price per share of Company Common Stock stated in such Company Option divided by the Exchange Ratio, and (2) the amount of cash to be paid to the optionholder per whole share of Parent Common Stock acquired upon exercise of the option will be equal to the Kansas Sale Consideration divided by the Exchange Ratio). "Company Options" means any option granted, and not exercised, expired or terminated, to a current or former employee, director or independent contractor of the Company or any Subsidiaries of the Company or any predecessor thereof to purchase shares of Company Common Stock pursuant to the Company Stock Plans or any other contract or agreement entered into by the Company or any Subsidiaries of the Company. In the event that the exercise of any Company Option would result in the issuance of a fractional share of Parent Common Stock, then (i) if the Company Option is subject to a Company Stock Plan that addresses the treatment of such fractional share, such fractional share shall be treated in accordance with the terms of such Company Stock Plan, or (ii) if the Company Option is subject to a Company Stock Plan that does not address the treatment of such fractional share, such holder shall be entitled to receive a cash payment for such fractional share


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


based upon the last reported sale price per share of Parent Common Stock on the trading day immediately preceding the date of exercise. Notwithstanding the foregoing, in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code. Except as otherwise set forth in this
Section 5.10, the term, status as an "incentive stock option" under Section 422 of the Code, if applicable, all applicable restrictions or limitations on transfer and vesting and all other terms and conditions of the Company Options will, to the extent permitted by law and applicable agreements and plans and otherwise reasonably practicable, be unchanged. Notwithstanding the foregoing, all Company Options shall be fully exercisable as of the Effective Time. As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee thereof administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the provisions of this Section 5.10(a). Without limiting the generality of the foregoing sentence, as soon as practicable following the date of this Agreement, the Company shall cause (i) the Compensation Committee of the Company or the Board of Directors of the Company to determine that any and all awards granted pursuant to the Company's Initial Stock Option Plan shall not vest or become exercisable on an accelerated basis in connection with the Merger, except as contemplated in this Section 5.10(a), and (ii) the Administrator under the Company's 2000 Stock Incentive Plan to determine that any and all awards granted pursuant to such plan shall not vest or become exercisable on an accelerated basis in connection with the Merger, except as contemplated in this Section 5.10(a), because the Administrator shall have determined, in accordance with Section 17 of such plan, that the assumption of such awards by Parent pursuant to this Section 5.10 is equitable and appropriate to protect the rights and interests of participants under such plan.

                  (b) At the Effective Time, each then outstanding share of Company Restricted Stock shall be (i) assumed by Parent, in accordance with the terms of the applicable Company Stock Plan and award agreement by which it is evidenced, except that from and after the Effective Time, Parent and its Board of Directors or Compensation Committee, as the case may be, shall be substituted for the Company and its Board of Directors and Compensation Committee administering any such Company Stock Plan, and (ii) converted into the Merger Consideration as provided in Section 2.1. If the foregoing calculation results in the conversion of a share of Company Restricted Stock into an award of restricted Parent Common Stock that includes a fractional share of restricted Parent Common Stock, then, upon lapse of applicable forfeiture restrictions with respect to any such shares of restricted Parent Common Stock, all such fractional shares with respect to which such restrictions have lapsed at such time shall be aggregated, and to the extent that a fractional share of restricted Parent Common Stock remains, the holder thereof shall receive a cash payment for any such remaining fractional share based upon the last reported sale price per share of Parent Common Stock on the trading day immediately preceding the date such forfeiture restrictions lapsed. The forfeiture restrictions applicable to grants of Company Restricted Stock issued effective as of April 30, 2004 (the "2004 Company Restricted Stock") shall lapse in accordance with the terms of the applicable Company Stock Plan and award agreement by which they are evidenced, including that the forfeiture restrictions applicable to one-third of the shares subject to any such grant shall lapse as of the Effective Time. In addition, the forfeiture restrictions applicable to one-third of the shares subject to the 2004 Company Restricted Stock shall lapse with respect to any employee (i) who


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


has two years of service with the Company and/or its Affiliates as of April 30, 2004, and (ii) has a "Qualifying Termination", which shall occur if, within one year after the Effective Time, the employee voluntarily terminates his or her employment with Parent, the Surviving Corporation or any of their Subsidiaries for "Good Reason" or is discharged other than "for cause" (as such terms are defined in the Change in Control and Severance Policy attached hereto as
Schedule 5.9 of the Parent Disclosure Schedule). Company Restricted Stock awarded prior to April 30, 2004, shall (i) have its vesting schedule accelerated by assuming that the lapse of one additional year had occurred as of the Effective Time, and (ii) become fully vested in the event of a Qualifying Termination. For non-employee directors of the Company, the forfeiture restrictions applicable to Company Restricted Stock shall lapse in their entirety as of the Effective Time. As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee thereof administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the provisions of this Section 5.10(b). Without limiting the generality of the foregoing, as soon as practicable following the date of this Agreement, the Company shall cause the Administrator under the Company's 2000 Stock Incentive Plan to determine that any and all awards granted pursuant to such plan shall not vest or become exercisable on an accelerated basis in connection with the Merger, except as contemplated in this Section 5.10(b), because the Administrator shall have determined, in accordance with Section 17 of such plan, that the assumption of such awards by Parent pursuant to this Section 5.10 is equitable and appropriate to protect the rights and interests on participants under such plan. "Company Restricted Stock" means any outstanding award of restricted Company Common Stock with respect to which the restrictions have not lapsed, and which award shall not have previously expired or terminated, to a current or former employee, director or independent contractor of the Company or any of the Subsidiaries of the Company or any predecessor thereof pursuant to any applicable Company Stock Plan or any other contract or agreement entered into by the Company or any of the Subsidiaries of the Company. Except as otherwise set forth in this Section 5.10, all applicable restrictions or limitations on transfer, vesting and forfeiture and all other terms and conditions of the Company Restricted Stock will, to the extent permitted by law and the applicable agreements and plans and otherwise reasonably practicable, be unchanged.

                  (c) As soon as reasonably practicable following the Effective Time, Parent shall cause the shares of Parent Common Stock issuable upon exercise of the Company Options to be assumed under paragraph (a) above and the shares of Company Restricted Stock to be assumed under paragraph (b) above to be registered on Form S-8 (or any successor form), and shall use its commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as such assumed Company Options remain outstanding or such shares of Company Restricted Stock remain outstanding and subject to forfeiture.

                  (d) As soon as reasonably practicable following the Effective Time, Parent shall deliver to each holder of an assumed Company Option or Company Restricted Stock an appropriate notice setting forth such holder's rights pursuant to such Company Option or Company Restricted Stock, as applicable. The Company and Parent shall take all commercially reasonable actions which are necessary in order to effect the foregoing provisions of this
Section 5.10 as of the Effective Time. Parent shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Company Options.


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


         5.11 Indemnification; Directors' and Officers' Insurance.

                  (a) Parent agrees that all rights to indemnification by the Company now existing in favor of each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any Subsidiary of the Company or an employee of the Company or any Subsidiary of the Company or who acts as a fiduciary under any of the Company Employee Benefit Plans (each a "Company Indemnified Party") as provided in the Company's Articles of Incorporation or Bylaws, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof, copies of which have been provided to Parent, including provisions relating to the advancement of expenses incurred in the defense of any action or suit, shall survive the Merger and shall remain in full force and effect with respect to all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in such person's capacity as such occurring at or prior to the Effective Time. From and after the Effective Time, the Surviving Corporation shall be liable to pay and perform in a timely manner such indemnification obligations.

                  (b) The obligations of the Surviving Corporation under this
Section 5.11 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Company Indemnified Party to whom this Section 5.11 applies without the consent of such affected Company Indemnified Party (it being expressly agreed that the Company Indemnified Parties to whom this Section 5.11 applies shall be third party beneficiaries of this Section 5.11, each of whom may enforce the provisions of this Section 5.11).

                  (c) The Surviving Corporation shall procure (and the Company shall cooperate prior to the Effective Time in these efforts) a run-off directors' and officers' liability insurance policy with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance, which policy, without any lapse in coverage, will provide coverage for a period of six years after the Effective Time (or the Surviving Corporation otherwise will maintain coverage for such period) and contain terms and conditions which are substantially comparable to the Company's existing directors' and officers' liability insurance policy; provided, that the Surviving Corporation shall not be obligated to make aggregate annual premium payments for such six-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to the Company's directors and officers, 200% of the annual premium payments on the Company's current policy in effect as of the date of this Agreement or, if the Surviving Corporation procures a policy covering the full six-year period, with an aggregate premium payment that exceeds 1200% of the Company's current annual premium for its existing policy (the "Maximum Amount"). If the amount of the premiums necessary to procure such insurance coverage exceeds the Maximum Amount, Parent or the Surviving Corporation shall maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

                  (d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section
5.11 (it being agreed that this Section 5.11(d) shall be deemed satisfied if such obligations become the obligations of any such successor or assign by operation of law).

         5.12 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their commercially reasonable efforts to defend against and respond thereto.

         5.13 Public Announcements. The parties hereto will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement without the consent of the other parties, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system so long as the other parties are notified promptly by the disclosing party of such press release or public statement.

         5.14 Other Actions. Except as contemplated by this Agreement, neither Parent nor the Company shall, nor shall Parent or the Company permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to the Merger set forth in Article VI not being satisfied. Subject to the terms of this Agreement, each of the parties agrees to use its reasonable best efforts to satisfy the conditions to Closing set forth in this Agreement.

         5.15 Notification of Certain Matters; SEC Filings. Parent and the Company, as the case may be, shall confer on a regular basis with each other, report on operational matters and promptly advise each other orally and in writing of any change or event constituting or which could reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect, as the case may be. The Company agrees to give prompt notice to Parent of, and to use its commercially reasonable efforts to prevent or promptly remedy, (a) the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be reasonably likely to cause the failure of any of the conditions set forth in Section 6.2(a) or 6.2(b); provided, however, that the delivery of any notice pursuant to this Section 5.15 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. Parent agrees to give prompt notice to the Company of, and to use its commercially reasonable efforts to prevent or promptly remedy, (i) the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be reasonably likely to cause the failure of any of the conditions set forth in Section 6.3(a) or 6.3(b); provided, however, that the delivery of any notice pursuant to this Section 5.15 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. Parent and the Company shall promptly provide each other (or their respective counsel) copies of all filings made by such party or its

Subsidiaries with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

         5.16 Conveyance Taxes. Parent and the Company will (a) cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time, (b) cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any applicable exemptions to any such tax or fee, and (c) each pay any such tax or fee which becomes payable by it on or before the Effective Time.

         5.17 Board of Directors. Parent shall take such action as is necessary to cause Mark S. Sexton and Andrew D. Lundquist to be appointed to the Board of Directors of Parent effective as of or promptly after the Effective Time, each to serve until the earlier of such individual's resignation or removal or until his successor is duly elected and qualified in accordance with the Amended and Restated Certificate of Incorporation and Restated Bylaws of Parent. Mark S. Sexton shall be designated to the class of directors of Parent whose term expires at Parent's 2007 Annual Stockholders Meeting. Andrew D. Lundquist shall be designated to the class of directors of Parent whose term expires at Parent's 2006 Annual Stockholders Meeting.

         5.18 Indenture Matters. Parent and the Surviving Corporation shall take all actions that are necessary or appropriate in order for Parent to assume by supplemental indenture the indenture for the Company's 4.75% Senior Convertible Notes due 2021 as contemplated by Section 4.11 of such indenture.

         5.19 Section 16(b) Matters. Prior to the Effective Time, Parent, Merger Sub and the Company shall take all such steps as may be required to cause any dispositions of equity securities of the Company (including derivative securities) or acquisitions of equity securities of Parent (including derivative securities) in connection with this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 under the Exchange Act.

         5.20 Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Treas. Reg. Section 1.368-2(g) and an integrated plan, within the meaning of Rev. Rul. 2001-46. Until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger and the LLC Sub Merger to qualify, and no party hereto will knowingly take any action or cause any action to be taken that causes the Merger and the LLC Sub Merger not to qualify as a reorganization, within the meaning of section 368(a)(1) of the Code, or fail to take any action, or cause any action to fail or to be taken, which if taken would prevent the Merger and the LLC Sub Merger from not qualifying as such a reorganization. Following the Effective Time, neither Parent, the Company, LLC Sub nor any affiliate thereof shall (a) knowingly take any action or cause any action to be taken that causes the Merger and the LLC Sub Merger not to qualify as such a reorganization or (b) knowingly fail to take any action or fail to cause any action to be taken if the taking of such action would prevent the Merger and the LLC Sub Merger from failing to qualify as such a reorganization.


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


Notwithstanding the foregoing, under no circumstances shall Parent or Merger Sub be required to alter or amend the Merger Consideration to cause the Merger to qualify as a reorganization within the meaning of section 368(a) of the Code, and under no circumstances shall the failure so to alter or amend the Merger Consideration be deemed a breach of this Section 5.20. In addition, Parent makes the following representations and agreements:

                  1. LLC Sub will acquire the assets of the Company and its Subsidiaries in the Merger and LLC Sub Merger for the purpose of using a significant portion of those assets in the historic business or businesses of the Company and its Subsidiaries.

                  2. The Merger and the LLC Sub Merger will satisfy the continuity of business enterprise test of Treas. Reg. Section 1.368-1(d).

                  3. Neither Parent nor any person related to Parent, within the meaning of Treas. Reg. Section 1.368-1 (e)(3), will in connection with the Merger purchase, redeem or otherwise acquire any of the Parent Common Stock that is issued in the Merger other than any fractional share for which Parent or any such related person pays cash as part of the Merger or other than in open market purchases of Parent Common Stock that are described in Rev. Rul. 99-58.

                  4. The payment of cash in lieu of fractional shares of Parent Common Stock in the Merger is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and is not separately bargained for consideration.

                  5. Parent will not, when the Merger occurs, be an "investment company," within the meaning of Section 368(a)(2)(F) of the Code, and will not at that time be under the jurisdiction of a court in a title 11 or similar case, within the meaning of Section 368(a)(3)(A) of the Code.

         5.21 Certain Hedging Activities. The Company will enter into Hedges within 30 days of the date hereof so that its total Hedges (including Hedges entered into prior to the date hereof) include Hedges relating to 25,000 mmbtu per day with respect to November and December 2004 and 100,000 mmbtu per day for 2005.

         5.22 Exchange Offer Obligation. The Company will comply with its registration obligations under the registration rights agreement entered into in connection with its offering of 5.875% Senior Subordinated Notes due 2012 (the "Senior Sub Notes").

         5.23 Indenture Amendment. Upon the request of Parent, and in exchange for Parent's agreement to cause the subordination provisions of the Senior Sub Notes to be eliminated and to cause the Senior Sub Notes to be assumed by Parent, the Company will use its commercially reasonable efforts, at Parent's expense, to solicit consents from the holders of the Senior Sub Notes for an amendment to the Senior Sub Notes that either eliminates or amends the covenants in the Senior Sub Notes identified by Parent. Each of (i) the elimination of the subordination provisions of the Senior Sub Notes, (ii) the assumption of the Senior Sub Notes by Parent and (iii) the elimination or amendment of the covenants in the Senior Sub Notes identified by Parent, as contemplated by this
Section 5.23, shall be effective as of the Effective Time.


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


         5.24 Kansas Sale. Neither the Company nor any of its Subsidiaries shall take any action in connection with the sale of the Company's and its Subsidiaries' assets in Kansas that delays the Closing or otherwise delays or prevents the satisfaction of any conditions to Closing set forth in this Agreement. Neither the Company nor any of its Subsidiaries shall sell such assets in exchange for consideration other than cash consideration, and neither the Company nor any of its Subsidiaries shall sell such assets for Kansas Sale Proceeds of less than $15 million.

         5.25 Rights Agreement Amendment. As soon as practicable after the date hereof, the Company shall obtain the signature of Computershare Trust Company, Inc., as successor to American Securities Transfer & Trust, Inc., as Rights Agent, to the Rights Agreement Amendment and shall furnish the fully executed Right Agreement Amendment to Parent.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) Company Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon.

                  (b) Parent Stockholder Approval. The issuance of Parent Common Stock pursuant to the Merger shall have been approved by the affirmative vote of a majority of votes cast by holders of Parent Common Stock and the total vote cast shall have represented over 50% in interest of all shares of Parent Common Stock entitled to vote thereon.

                  (c) NYSE Listing. The shares of Parent Common Stock issuable to Company stockholders pursuant to this Agreement in the Merger, the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Options and the shares of Parent Common Stock issuable upon conversion of the Company's 4.75% Senior Convertible Notes due 2021 shall have been authorized for listing on the NYSE upon official notice of issuance.

                  (d) Other Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any approvals required under Canadian laws, rules and regulations shall have been obtained.

                  (e) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and all necessary approvals under state securities laws or the Securities Act or Exchange Act relating to the issuance or trading of the shares of Parent Common Stock issuable pursuant to the Merger shall have been received.

                  (f) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, no order of any Governmental Entity having jurisdiction over any party hereto, and no other legal restraint or


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


prohibition shall be in effect (an "Injunction") preventing or making illegal the consummation of the Merger.

         6.2 Conditions of Obligations of Parent. The obligations of Parent to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Parent:

                  (a) Representations and Warranties of the Company. Each of the representations and warranties of the Company contained in this Agreement (without giving effect to any materiality qualifications or limitations therein or any references therein to Company Material Adverse Effect) shall be true and correct, in each case as of the Effective Time as though made on and as of the Effective Time, except (i) for such failures, individually or in the aggregate, to be true and correct that would not reasonably be expected to result in a Company Material Adverse Effect; (ii) that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, subject to the qualifications in (i) above; and (iii) for changes expressly permitted as contemplated by the terms of this Agreement, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                  (c) Approvals. The Company shall have delivered to Parent certified copies of resolutions duly adopted by the Company's Board of Directors and stockholders evidencing the approval and adoption of this Agreement and the approval of the Merger and the other transactions contemplated hereby, all in such reasonable detail as Parent and its counsel shall request.

                  (d) Material Adverse Effect. No Company Material Adverse Effect shall have occurred since the date hereof and be continuing and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

                  (e) Consulting and Non-Competition Agreements. The Consulting and Non-Competition Agreements shall be and remain in full force and effect as of and through the Closing other than as a result of death.

                  (f) Non-Competition Agreement. The Non-Competition Agreement shall be and remain in full force and effect as of and through the Closing other than as a result of death.

                  (g) Dissenting Stockholders. The aggregate number of shares of Company Common Stock which are entitled to vote at the Company stockholders' meeting and are held of record by persons or entities who exercise their dissenters' rights under the CBCA to dissent from the proposed Merger shall not exceed 5% of the total number of issued and outstanding shares of Company Common Stock held of record as of the record date for the Company stockholders' meeting and entitled to vote on the proposed Merger at such meeting.

                  (h) Parent Tax Opinion. Parent shall have received a written opinion of Vinson & Elkins L.L.P. in form and substance reasonably satisfactory to Parent, on the basis of certain facts, representations and assumptions set forth in such opinion, to the effect that no gain will be recognized by Parent, Merger Sub or the Company as a consequence of the Merger or the LLC Sub Merger. The issuance of such tax opinion will be conditioned upon the receipt by Vinson & Elkins L.L.P. of a representation letter from the Company, Parent and Merger Sub substantially in the form attached hereto as Schedule 6.2(h) of the Parent Disclosure Schedule and such letter shall be dated on or before the date of such tax opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time.

         6.3 Conditions of Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by the
Company:

                  (a) Representations and Warranties of Parent. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement (without giving effect to any materiality qualifications or limitations therein or any references therein to Parent Material Adverse Effect) shall be true and correct, in each case as of the Effective Time as though made on and as of the Effective Time, except (i) for such failures, individually or in the aggregate, to be true and correct that would not reasonably be expected to result in a Parent Material Adverse Effect; (ii) that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date, subject to the qualifications in (i) above; and (iii) for changes expressly permitted as contemplated by the terms of this Agreement, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

                  (b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

                  (c) Approvals. Parent shall have delivered to the Company certified copies of resolutions duly adopted by (i) Parent's Board of Directors evidencing the approval and adoption of this Agreement, the approval of the Merger, the approval of the issuance of Parent Common Stock in the Merger and the approval of the other transactions contemplated hereby and (ii) Parent's stockholders evidencing the approval of the issuance of Parent Common Stock in the Merger, all in such reasonable detail as the Company and its counsel shall request.

                  (d) Material Adverse Effect. No Parent Material Adverse Effect shall have occurred since the date hereof and be continuing and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and Chief Financial Officer of Parent to such effect.


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


                  (e) Company Tax Opinion. The Company shall have received a written opinion of Baker Botts L.L.P. in form and substance reasonably satisfactory to the Company, on the basis of certain facts, representations and assumptions set forth in such opinion, to the effect that no gain will be recognized by Parent, Merger Sub or the Company for federal income tax purposes as a consequence of the Merger or the LLC Sub Merger. The issuance of such tax opinion will be conditioned upon the receipt by Baker Botts L.L.P. of a representation letter from each of the Company, Parent and Merger Sub substantially in the form attached hereto as Schedule 6.3(e) of the Company Disclosure Schedule and such letter shall be dated on or before the date of such tax opinion and shall not have been withdrawn or modified in any material respect as of the Effective Time.

                                   ARTICLE VII
                            TERMINATION AND AMENDMENT

         7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company and the stockholders of Parent (except with respect to Section 7.1(g), in which case the termination must be prior to receipt of the approval of the Company's stockholders of this Agreement and the Merger):

                  (a) by mutual written consent of Parent and the Company, or by mutual action of their respective Boards of Directors;

                  (b) by either Parent or the Company if (i) any Governmental Entity shall have issued any Injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such Injunction or other action shall have become final and nonappealable; or (ii) any required approval of the stockholders of a party shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders, or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act by such party and such action or failure to act constitutes, in the case of the Company, a breach by the Company of Section 4.2 in any respect or a material breach by the Company of any of the other covenants or agreements contained in this Agreement or, in the case of Parent, a material breach by Parent of any of the covenants or agreements contained in this Agreement;

                  (c) by Parent or the Company if the Merger shall not have been consummated (i) by December 31, 2004 or such other date, if any, as the Company and Parent shall agree (the "Initial Termination Date") or (ii) if the Initial Termination Date is extended pursuant to Section 5.5(a), by the date to which the Initial Termination Date is extended pursuant to Section 5.5(a); provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose breach of any representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;


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


                  (d) by Parent if (i) the Company shall have failed to comply in any respect with Section 4.2 or shall have failed to comply in any material respect with any of the other covenants or agreements contained in this Agreement to be complied with or performed by the Company at or prior to such date of termination (provided that (other than with respect to a breach of Section 4.2, which breach shall not be subject to a cure right) such breach has not been cured within 30 days following receipt by the Company of notice of such breach and is existing at the time of termination of this Agreement); (ii) any representation or warranty of the Company contained in this Agreement shall not be true in all material respects (provided that any representation or warranty of the Company contained herein that is qualified by a materiality standard or a Company Material Adverse Effect qualification shall not be further qualified hereby) when made on or at the time of termination as if made on such date of termination (except to the extent it relates to a particular date), provided such breach has not been cured within 30 days following receipt by the Company of notice of such breach and is existing at the time of termination of this Agreement or (iii) after the date hereof there has been any Company Material Adverse Effect;

                  (e) by the Company if (i) Parent shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by it at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by Parent of notice of such breach and is existing at the time of termination of this Agreement); (ii) any representation or warranty of Parent contained in this Agreement shall not be true in all material respects (provided that any representation or warranty of Parent contained herein that is qualified by a materiality standard or a Parent Material Adverse Effect qualification shall not be further qualified hereby) when made or on or at the time of termination as if made on such date of termination (except to the extent it relates to a particular date), provided such breach has not been cured within 30 days following receipt by Parent of notice of such breach and is existing at the time of termination of this Agreement; or (iii) after the date hereof there has been any Parent Material Adverse Effect;

                  (f) by Parent in the event that (i) the Board of Directors of the Company shall have failed to reaffirm publicly its approval, as soon as reasonably practicable, and in no event later than three business days, after Parent's request for such reaffirmation, of the Merger and the transactions contemplated by this Agreement, or shall have resolved not to reaffirm the Merger, or (ii) the Board of Directors of the Company shall have failed to include in the Joint Proxy Statement its recommendation, without modification or qualification, that the Company stockholders approve and adopt this Agreement and approve the Merger, or (iii) the Board of Directors of the Company shall have withheld, withdrawn, amended or modified, or proposed publicly to withdraw, amend or modify, in a manner adverse to Parent, the recommendation of such Board of Directors to the Company stockholders that they approve and adopt this Agreement and approve the Merger, or (iv) the Board of Directors of the Company shall have a Change of Recommendation, or (v) the Board of Directors of the Company, within ten business days after commencement of any tender or exchange offer for any shares of Company Common Stock, shall have failed to recommend against acceptance of such tender or exchange offer by its stockholders or takes no position with respect to the acceptance of such tender or exchange offer by its stockholders;


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


                  (g) by the Company if the Board of Directors of the Company has made a Change of Recommendation in order to approve and permit the Company to accept a Superior Offer; provided, however, that (i) the Company is not then in breach of Section 4.2 or material breach of any other covenant or other agreement contained in this Agreement and has not breached any of its representations and warranties contained in this Agreement in any material respect, (ii) Parent does not make, within three business days after receipt of the Company's written notice pursuant to Section 4.2(d), an offer that the Board of Directors of the Company shall have concluded in good faith (following consultation with its financial advisor and outside legal counsel) is at least as favorable, from a financial point of view, to the Company stockholders as such Superior Offer, (iii) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of Section 4.2 and this clause (g), to enter into a binding written agreement concerning a transaction that constitutes a Superior Offer and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, and (iv) the Company shall have tendered to Parent payment in full of the amount specified in Section 7.2 concurrently with delivery of notice of termination pursuant to this Section 7.1(g);

                  (h) by Parent in the event that the condition set forth in
Section 6.2(g) is not satisfied; or

                  (i) By the Company, in the event that (i) the Board of Directors of Parent shall have failed to reaffirm publicly its approval, as soon as reasonably practicable, and in no event later than three business days, after the Company's request for such reaffirmation, of the Merger and the transactions contemplated by this Agreement, or shall have resolved not to reaffirm the Merger, or (ii) the Board of Directors of Parent shall have failed to include in the Joint Proxy Statement its recommendation, without modification or qualification, that the Parent stockholders approve the issuance of shares of Parent Common Stock pursuant to the Merger or (iii) the Board of Directors of Parent shall have withheld, withdrawn, amended or modified, or proposed publicly to withdraw, amend or modify, in a manner adverse to the Company, the recommendation of such Board of Directors to the Parent stockholders that they approve the issuance of shares of Parent Common Stock pursuant to the Merger.

A terminating party shall provide written notice of termination to the other party specifying the reason for such termination.

         7.2 Effect of Termination.

                  (a) In the event of termination of this Agreement by any party hereto as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto except (i) with respect to this Section 7.2, the second and third sentences of
Section 5.4, the last sentence of Section 5.6(a) and Section 8.1, and (ii) to the extent that such termination results from the breach (except as provided in Section 8.8) by a party hereto of any of its representations or warranties or of any of its covenants or agreements contained in this Agreement, in which case such party shall remain liable for its breach notwithstanding the termination.


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


                  (b) (i) If (x) this Agreement is terminated by Parent or the Company pursuant to Section 7.1(b)(ii) (as it relates to failure to obtain approval of the Company stockholders), (y) Parent or the Company terminates this Agreement pursuant to Section 7.1(c), or (z) Parent terminates this Agreement pursuant to Section 7.1(d)(i); and

as to any of clauses (x), (y) or (z) above, prior to the termination of this Agreement, there has been publicly announced an Acquisition Proposal (other than the Merger) and within twelve months of such termination the Company shall either (1) consummate an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal that had been publicly announced prior to termination of this Agreement) or (2) enter into an agreement with respect to an Acquisition Proposal or recommend approval of an Acquisition Proposal (whether or not such Acquisition Proposal is the same Acquisition Proposal that had been publicly announced prior to termination of this Agreement), which Acquisition Proposal is subsequently consummated (whether or not such consummation occurs within such twelve-month period); or

                           (i) If Parent shall terminate this Agreement pursuant
to Section 7.1(f); or

                           (ii) If the Company shall terminate this Agreement
pursuant to Section 7.1(g);

then the Company shall pay to Parent an amount equal to $35 million (the "Company Termination Fee"). The Company hereby waives its right to set-off or counterclaim against such amount. If the Company Termination Fee shall be payable pursuant to subsection (b)(i) of this Section 7.2, the Company Termination Fee shall be paid in same-day funds at or prior to the date of consummation of such Acquisition Proposal. If the Company Termination Fee shall be payable pursuant to subsection (b)(ii) of this Section 7.2, the Company Termination Fee shall be paid in same-day funds no later than one business day after the date of termination of this Agreement. If the Company Termination Fee shall be payable pursuant to subsection (b)(iii) of this Section 7.2, the Company Termination Fee shall be paid in same-day funds concurrently with the delivery of the notice of termination of this Agreement pursuant to Section 7.1(g).

                  (c) If this Agreement is terminated by the Company pursuant to
Section 7.1(i), then Parent shall pay to the Company an amount equal to $35 million (the "Parent Termination Fee") in same-day funds no later than one business day after the date of termination of this Agreement.

                  (d) The parties hereto acknowledge that the agreements contained in paragraphs (b) and (c) of this Section 7.2 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, they would not enter into this Agreement. Accordingly, if either the Company or Parent fails to pay promptly any fee payable by it pursuant to this
Section 7.2, then such party shall pay to the other party such other party's costs and expenses (including attorneys' fees) in connection with collecting such fee, together with interest on the amount of the fee at the rate of 5% from the date such payment was due under this Agreement until the date of payment.


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


                  (e) Nothing contained in this Section 7.2 shall constitute or shall be deemed to constitute liquidated damages for the breach by the Company of the terms of this Agreement or otherwise limit the rights of Parent; provided, however, that in the event that Parent is entitled to receive a Company Termination Fee pursuant to Section (b)(i)(z) above, Parent must elect to either (i) receive such Company Termination Fee and, upon receipt of such Company Termination Fee, dismiss with prejudice any pending litigation against the Company, and release the Company from any liability relating to a breach by the Company of its covenants and agreements under this Agreement or (ii) waive its right to receive such Company Termination Fee.

         7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company and the stockholders of Parent, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without first obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1 Payment of Expenses. Each party hereto shall pay its own expenses incident to preparing for entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger shall be consummated, except (i) as otherwise contemplated by the last sentence of Section 5.6(a) and the last sentence of Section 7.2(b) and (ii) that Parent and the Company shall share equally the expenses incurred by Parent and the Company in connection with the printing and mailing of the Joint Proxy Statement and all filing fees paid in connection with the S-4 to the SEC.

         8.2 Nonsurvival of Representations, Warranties and Agreements. Subject to the remaining provisions of this Section 8.2, the representations, warranties and agreements in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time and any liability for breach or violation thereof shall terminate absolutely and be of no further force and effect at and as of the Effective Time, except for the agreements contained in Article II and


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Sections 1.4, 5.9, 5.10, 5.11, 5.17, 5.18, 5.20, 5.21, 5.22, 5.23 and Article
VIII, and the agreements delivered pursuant to Section 5.7. The Confidentiality Agreement shall survive the execution and delivery of this Agreement, and the provisions of the Confidentiality Agreement shall apply to all information and material delivered hereunder.

         8.3 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received (i) when so delivered personally, (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telegraph or telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), or (iii) five business days after the date of mailing to the following address or to such other address or addresses as such person may subsequently designate by notice given hereunder, if so delivered by mail:

                  (a) if to Parent or Merger Sub, to:

                         Pioneer National Resources Company
                         5205 N. O'Connor Blvd., Suite 900
                         Irving, Texas  75039
                         FAX:  (972) 969-3580
                         Attention:  Chief Executive Officer

                  with a copy to:

                         Michael D. Wortley
                         Robert L. Kimball
                         Vinson & Elkins L.L.P.
                         3700 Trammell Crow Center
                         2001 Ross Avenue
                         Dallas, Texas  75201-2975
                         FAX:  (214) 220-7716

                  and (b) if to the Company, to:

                         Evergreen Resources, Inc.
                         1401 17th Street, Suite 1200
                         Denver, Colorado  80202
                         FAX:  (303) 295-7895
                         Attention:  Chief Executive Officer


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


                  with a copy to:

                         J. David Kirkland, Jr.
                         R. Joel Swanson
                         Felix P. Phillips
                         Baker Botts L.L.P.
                         One Shell Plaza
                         910 Louisiana
                         Houston, Texas 77002-4995
                         FAX:  (713) 229-1522

         8.4 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless the context otherwise requires, "or" is disjunctive but not necessarily exclusive, and words in the singular include the plural and in the plural include the singular. When reference is made herein to a matter or item of information set forth in either the Company SEC Documents or the Parent SEC Documents, such references shall constitute disclosure of a matter or item of information set forth in such Company SEC Documents or Parent SEC Documents for purposes of this Agreement only if (a) such matter or item of information is not included only in a "Risk Factors" section or similar section of the applicable SEC Document, (b) such matter or item of information is specifically described in the applicable SEC Document, and (c) such matter or item of information relates to an event or fact in existence at the time of the filing of the applicable SEC Document with the SEC.

         8.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         8.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreement and any other documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto and (b) except as provided in Sections 5.7, 5.9, 5.10 and 5.11, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         8.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof, except to the extent the CBCA is required to govern the Merger.

         8.8 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article VII hereof. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall not incur any liability or obligation unless such party breached its obligations under Confidentiality Agreement or did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

         8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         8.10 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to this Agreement to perform its obligations hereunder in accordance with their specific terms or to otherwise comply with such obligations, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties to this Agreement for which damages, even if available, will not be an adequate remedy. Accordingly, each of the parties hereto hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of any party's obligations, including an injunction to prevent breaches, and to the granting by any such court of the remedy of specific performance of the terms and conditions hereof.

         8.11 Schedule Definitions. All capitalized terms in the Company Disclosure Schedule or Parent Disclosure Schedule shall have the meanings ascribed to them herein, unless the context otherwise requires or as otherwise defined.

                   [Remainder of page is intentionally blank.]

         IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its respective officers thereunto duly authorized, all as of the date first written above.

                                     PIONEER NATURAL RESOURCES COMPANY


                                     By:    /s/ MARK L. WITHROW
                                            -----------------------------------
                                     Name:  Mark L. Withrow
                                            -----------------------------------
                                     Title: Executive Vice President
                                            -----------------------------------


                                     BC MERGER SUB, INC.



                                     By:    /s/ MARK L. WITHROW
                                            -----------------------------------
                                     Name:  Mark L. Withrow
                                            -----------------------------------
                                     Title: Executive Vice President
                                            -----------------------------------



                                     EVERGREEN RESOURCES, INC.


                                     By:    /s/ MARK S. SEXTON
                                            -----------------------------------
                                     Name:  Mark S. Sexton
                                            -----------------------------------
                                     Title: President and CEO
                                            -----------------------------------

                                    EXHIBIT A



            FORM OF CARLTON CONSULTING AND NON-COMPETITION AGREEMENT

                    CONSULTING AND NON-COMPETITION AGREEMENT

         This CONSULTING AND NON-COMPETITION AGREEMENT (this "Agreement") is entered into as of the 3rd day of May, 2004, between Dennis Carlton, an individual (the "Consultant"), and Pioneer Natural Resources Company, a Delaware corporation ("Parent").

                                    RECITALS:

         WHEREAS, contemporaneously herewith, Parent, Evergreen Resources, Inc. a Colorado corporation ("Evergreen"), and BC Merger Sub, Inc., a Colorado corporation ("Merger Sub"), are entering into an Agreement and Plan of Merger that provides for the merger (the "Merger") of Merger Sub with and into Evergreen (the "Merger Agreement");

         WHEREAS, the Consultant is an executive officer of Evergreen and a stockholder of Evergreen with special expertise in the oil and gas business and knowledge of the Confidential Information to be acquired by Parent under the Merger Agreement, and, as a result, the obligation of Parent and Merger Sub to enter into the Merger Agreement is expressly conditioned upon the execution and delivery of this Agreement by the Consultant;

         WHEREAS, the Board of Directors of Parent has determined that it is in the best interests of Parent to retain the Consultant on the terms and conditions set forth herein effective as of the closing of the transactions contemplated by the Merger Agreement (the "Closing"), and the Consultant has agreed to serve as a consultant of Parent on the terms and conditions set forth herein; and

         WHEREAS, the Consultant has agreed to execute, deliver and perform its obligations under this Agreement (i) in connection with the sale of Evergreen by means of the Merger; (ii) to protect the goodwill and Confidential Information to be acquired by Parent under the Merger Agreement; (iii) in connection with the Parent's agreement to retain Consultant to provide consulting services to Parent; and (iv) to induce Parent to enter into the Merger Agreement and consummate the transactions contemplated thereby, pursuant to which the Consultant will receive consideration for his Equity Interest in Evergreen and in connection with which the Consultant will receive payments under the Change in Control Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Defined Terms. When used in this Agreement, the following terms will have the following meanings:

                  "Affiliate" means, with respect to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the actual power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, by contract, credit arrangement or otherwise;

                  "Evergreen Companies" means Evergreen and each of its Subsidiaries;

                  "Evergreen Oil and Gas Interests" means all Oil and Gas Interests in which any Evergreen Company has any ownership, working, income and/or net profits interest (including without limitation fee or leasehold interest);

                  "Business Enterprise" means any corporation, partnership, limited liability company, sole proprietorship, joint venture, joint stock company, bank, association, trust, trust company, land trust, business trust or other business association or entity;

                  "Change in Control Agreement" means that certain Change in Control Agreement dated as of March 1, 2002 between Evergreen and the Consultant as amended to provide that the area with respect to which the non-compete provisions apply is the Territory;

                  "Closing Date" means the date on which the Closing shall occur;

                  "Competing Business" means any Oil and Gas Business on or with respect to the Territory;

                  "Confidential Information" means all information relating to the Evergreen Companies and/or the Evergreen Oil and Gas Interests, including without limitation information relating to title matters, environmental matters, financial statements and other financial matters, the engineering reports reflecting the Evergreen Oil and Gas Interests, estimates of reserves, quality of reserves, geological matters, asset listings, production and operating costs, production capabilities, marketing, tax, forecasts and projections, in whatever form (whether documentary, computer storage or other), in all cases pertaining to the Territory;

                  "Consulting Period" means a period from the Closing Date until 6 months after the Closing Date; provided that, at Parent's option, such period may be extended by an additional 6 months;

                  "Derivative Information" means any notes, summaries, evaluations, analyses and other material derived by the Restricted Group from any of the Confidential Information;

                  "Equity Interest" means the equity ownership rights in a Business Enterprise, whether in the form of capital stock, ownership unit, limited liability company interest, limited or general partnership interest or any other form of ownership, or any right, option, warrant, convertible security or indebtedness or other instrument enabling any Person to acquire any of the same;

                  "Hydrocarbons" means oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons;

                  "Oil and Gas Business" means owning, managing, acquiring, attempting to acquire, soliciting the acquisition of, operating, controlling or developing Oil and Gas Interests or engaging in or being connected with, as a principal, owner, officer, director, employee, shareholder, promoter, consultant, contractor, partner, member, joint venturer, agent, equity owner or in any other capacity whatsoever, any of the foregoing activities or the oil and gas exploration and production business;

                  "Oil and Gas Interests" means (a) direct and indirect interests in and rights with respect to oil, gas, mineral and related properties (including revenues therefrom) and assets of any kind and nature, direct or indirect, including without limitation working, royalty and overriding royalty interests, mineral interests, leasehold interests, production payments, operating rights, net profits interests, other non-working interests and non-operating interests; (b) interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and contracts or agreements in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations and concessions; (c) easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (d) interests in equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing, regardless of location;

                  "Parent Companies" means Parent and each of its Subsidiaries, including, after the Closing, the Evergreen Companies;

                  "Person" means any natural person, Business Enterprise or governmental authority;

                  "Restricted Group" means the Consultant together with (a) each member of the Consultant's immediate family that lives in his household and (b) any Business Enterprise in which the Consultant, any one or more members of the Consultant's immediate family or the Consultant and one or more members of the Consultant's immediately family collectively own or have the right to acquire an Equity Interest in excess of 5% or otherwise have any right, through the ownership of a voting interest or otherwise, to direct the activities of such Business Enterprise;

                  "Subsidiary" means, with respect to any party, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries; and

                  "Territory" means the Raton Basin in southern Colorado.

2. Consideration. The Consultant has entered into this Agreement and made the covenants hereinafter set forth (i) in connection with the sale of Evergreen by means of the Merger; (ii) to protect the goodwill and Confidential Information to be acquired by Parent under the Merger Agreement; (iii) in connection with the Parent's agreement to retain Consultant to provide consulting services to Parent; and (iv) to induce Parent to enter into the Merger Agreement and consummate the transactions contemplated thereby, pursuant to which the Consultant will receive consideration for his Equity Interest in Evergreen and in connection with which the Consultant will receive payments under the Change in Control Agreement.

3.       Consulting Arrangement.

                  (a) Consulting Services. Parent hereby retains the Consultant effective as of the Closing to render such consulting and advisory services (the "Consulting Services") as Parent may reasonably request from time to time during the Consulting Period. The Consultant hereby accepts such engagement and agrees to perform such services for Parent upon the terms and conditions set forth in this Agreement. Consultant shall perform the Consulting Services at such times and places as an officer designated by Parent or the Board of Directors of Parent shall from time to time reasonably request. Consultant shall work on a full time basis during the Consulting Period.

                  (b) Office Space. During the Consulting Period, Parent shall provide the Consultant the use of office space and office equipment including desk, computer, and telephone, solely to the extent that such use is incurred by the Consultant in rendering the Consulting Services. Any such use that is not incurred by the Consultant in rendering the Consulting Services shall be prohibited

                  (c) Consulting Fee. As compensation for the Consulting Services to be rendered by the Consultant, the Consultant shall receive a consulting fee of $64,000.00 per calendar month during the Consulting Period for Consulting Services provided to Parent hereunder (the "Consulting Fee"), which shall be paid in accordance with the customary payroll practices of Parent. During the initial 6 month period, Consultant shall be paid such Consulting Fee regardless of Parent's early termination of this Agreement. Any Consulting Fee payment payable to Consultant hereunder in respect of any calendar month during which the Consulting Period ends prior to the end of such calendar month shall be prorated based on the ratio of the number of days in such calendar month during which Consultant is retained as a consultant hereunder to the number of days in such calendar month.

                  (d) Expense Reimbursement. The Consultant shall be entitled to receive prompt reimbursement for all reasonable out of pocket expenses incurred by the Consultant in rendering the Consulting Services during the Consulting Period in accordance with the policies, practices and procedures of Parent. Advance approval by Parent for expenses in excess of $1000.00 per month during the Consulting Period shall be required. Expenses subject to reimbursement shall include, but shall not be limited to, travel, lodging, meals, and car rentals or taxi fares when out of town, long distance telephone calls to or for Parent, facsimile transmissions charges, and mailing expenses reasonably incurred by the Consultant in rendering the Consulting Services. The Consultant shall invoice Parent on a monthly basis for any such out of pocket expenses, with reasonable supporting documentation of such expenses accompanying each invoice, and any amounts owed by Parent shall be paid within 30 days after receipt of such invoices.

                  (e) Terms of Engagement. Notwithstanding anything in this Agreement, the Consultant is an independent contractor with authority to select the means and method of performing the Consulting Services. The Consultant is not an employee or agent of Parent and any action taken by the Consultant that is not authorized by this Agreement or any other agreement between Parent and the Consultant will not bind or create any claim against Parent. Unless otherwise specifically authorized by this Agreement or any other agreement between Parent and the Consultant, the Consultant has no authority to transact any business or make any representations or promises in the name of Parent.

                  (f) Termination of Consulting Arrangement. Notwithstanding anything in this Agreement, this Section 3 and the consulting arrangement created by this Section 3 between Parent and the Consultant
         (i) may be terminated prior to the expiration of the Consulting Period by Parent for any reason or no reason at all; (ii) shall terminate automatically upon the death of the Consultant and (iii) shall terminate automatically at the expiration of the Consulting Period unless Parent shall exercise its option to extend such Consulting Period. Termination of this consulting arrangement by Parent shall be evidenced by a written notice given to the Consultant in accordance with Section 8 hereof, which notice shall specify the termination date (which date shall not be less than 30 days after such notice is given to the Consultant). The Consultant may terminate the consulting arrangement in the event of a breach by Parent of its obligations under this Agreement that remains uncured 30 days after written notice thereof is given to Parent in accordance with Section 8 hereof. Upon a termination of the consulting arrangement set forth in this Section 3, neither of the parties hereto shall have any further duty or obligation under this Section 3; provided, however, that termination of the consulting arrangement shall not affect the duties and obligations set forth in the other sections of this Agreement.

4.       Restriction on Activities.

                  (a) From the Closing Date through the first anniversary thereof (the "Restricted Period"), no member of the Restricted Group shall, without the prior written consent of Parent, directly or indirectly:

                           (i) engage in, carry on or assist, individually or as
                  a principal, owner, officer, director, employee, shareholder, promoter, consultant, contractor, partner, member, joint venturer, agent, equity owner, lender or in any other capacity whatsoever, directly or indirectly, any (A) Competing Business or (B) Business Enterprise that is otherwise directly competitive with any Parent Company or any Affiliate of any Parent Company on or with respect to the Territory and which derives more than 5% of its revenues from or has more than 5% of its book value of assets located in the Territory;

                           (ii) perform for any Business Enterprise engaged in a
                  Competing Business any duty such member of the Restricted Group performed for the Evergreen Companies or their Affiliates that involved such member's access to, or knowledge or application of, Confidential Information;

                           (iii) advise, request, induce or attempt to induce
                  any customer, supplier, licensee or other business relation of any Parent Company or any Affiliate of any Parent Company to curtail, limit or cease doing business with any Parent Company or any Affiliate of any Parent Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and any Parent Company or any Affiliate of any Parent Company;

                           (iv) other than for the benefit of Parent pursuant to
                  the Consultant's arrangement with Parent set forth in Section 3 hereof, individually or as a principal, owner, officer, director, employee, shareholder, promoter, consultant, contractor, partner, member, joint venturer, agent, equity owner of more than 2% of the equity or in any other capacity whatsoever with or in any Business Enterprise, own, acquire, attempt to acquire or solicit the acquisition of (or assist any person or Business Enterprise to own, acquire, attempt to acquire or solicit the acquisition of) (A) any Oil and Gas Interest on or with respect to the Territory or (B) any Equity Interest in any Business Enterprise with any Oil and Gas Interests on or with respect to the Territory and which derives more than 5% of its revenues from or has more than 5% of its book value of assets located in the Territory;

                           (v) hire, attempt to hire or contact or solicit with
                  respect to hiring (A) any person who is an employee of any Parent Company, or (B) any person who was an employee of any Parent Company within 180 days after such person ceased to be so employed; or

                           (vi) interfere with any of the Evergreen Oil and Gas
                  Interests or in any way attempt to do any of the foregoing or assist any other Person to do or attempt to do any of the foregoing.

                  (b) The Consultant, on behalf of the Restricted Group, acknowledges that each of the covenants of Sections 4(a)(i) through 4(a)(vi) are in addition to, and shall not be construed as a limitation upon, any other covenant provided in Section 4(a). The Consultant, on behalf of the Restricted Group, agrees that the geographic boundaries, scope of prohibited activities and time duration of each of the covenants set forth in Sections 4(a)(i) through 4(a)(vi) are reasonable in nature and are no broader than are necessary to protect the goodwill and Confidential Information of the Evergreen Companies, the assets or Equity Interests of which are being acquired by Parent indirectly through the merger of Merger Sub with and into Evergreen], and to protect the other legitimate business interests of the Evergreen Companies, including without limitation any goodwill developed by the Consultant with the Evergreen] Companies' customers, suppliers, licensees and business partners.

                  (c) The parties hereto intend that the covenants contained in each of Sections 4(a)(i) through 4(a)(vi) be construed as a series of separate covenants, one for each county in the Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the applicable covenant contained in Sections 4(a)(i) through 4(a)(vi). Furthermore, each of the covenants in Sections 4(a)(i) through 4(a)(vi) hereof shall be deemed a separate and independent covenant, each being enforceable irrespective of the enforceability (with or without reformation) of the other covenants contained in Sections 4(a)(i) through 4(a)(vi) hereof. The Restricted Party admits, acknowledges, and agrees that the restrictions set forth in this Section 4 are (i) made in connection with a contract for the purchase and sale of a business as contemplated by C.R.S 8-2-113(2)(a) and (ii) designed and intended to protect the Parent's trade secrets as contemplated by C.R.S. 8-2-113(2)(b). As such, the Restricted Party and the Parent agree that the restriction set forth in this Section 4 are valid and enforceable pursuant to Colorado law.

5. Confidentiality. The Consultant hereby acknowledges that, during the term of the Consultant's relationship with the Evergreen Companies, the Restricted Group has developed and had access to Confidential Information and Derivative Information. The Consultant hereby agrees as follows with respect to all Confidential Information and Derivative Information:

                  (a) Upon the Closing, the Consultant will, and will cause each member of the Restricted Group to, immediately deliver to Parent all Confidential Information and Derivative Information in the possession of the Restricted Group.

                  (b) During the Restricted Period, the Consultant will, and will cause each member of the Restricted Group to, keep all Confidential Information and Derivative Information strictly confidential and will not, and will cause each member of the Restricted Group not to, use (other than in the performance of duties for or on behalf of the Parent Companies) any of such data, information or results or disclose any such data, information or results to any Person unless otherwise required by law or regulation, and then only after written notice to Parent of the Consultant's determination of the need for disclosure.

                  (c) In the event that the Consultant or any member of the Restricted Group becomes legally compelled to disclose any Confidential Information and/or Derivative Information, the Consultant will provide Parent with prompt notice so that Parent may seek a protective order or other appropriate remedy and/or waive the Consultant's compliance with the confidentiality and non-disclosure provisions of this Agreement, and the Consultant will cooperate with Parent to obtain such protective order or other remedy. In the event that such protective order or other remedy is not obtained, the Restricted Group will furnish only that portion of the Confidential Information and/or Derivative Information which it is advised by counsel is legally required.

6. Termination. In the event the Merger Agreement shall terminate prior to Closing, this Agreement shall likewise, and thereupon without any action of any party hereto, terminate, become void ab initio, and have no force or effect.

7. Responsibility for Restricted Group. The Consultant will be responsible for any violation of the provisions hereof by any member of the Restricted Group.

8.       Miscellaneous. It is further agreed as follows:

                  (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by telecopy, by facsimile, or mailed by registered or certified mail (return receipt requested), or sent by Federal Express or other recognized overnight courier, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


         To Parent:                            With a copy to:

         Pioneer Natural Resources USA, Inc.   Pioneer Natural Resources USA, Inc.
         Attn: Larry Paulsen                   Attn: Mark Withrow
         5205 N. O'Connor Blvd., Suite 900     5205 N. O'Connor Blvd., Suite 900
         Irving, Texas 75093                   Irving, Texas 75093
         Telephone:  (972) 969-4014            Telephone:  (972) 969-4090
         Fax:  (972) 969-3581                  Fax:  (972) 969-3552

         To the Consultant:

         Dennis Carlton
         1401 17th Street
         Suite 1200
         Denver, Colorado 80202
         Telephone:  (303) 298-8100
         Fax:  (303) 295-7895

                  (b) Severability. In the event that any provision of this Agreement, or the application thereof to any Person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalid, illegal or unenforceable provision shall be fully severable, this Agreement shall then be construed and enforced as if such provision had not been contained in this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such provision as may be possible and be legal, valid and enforceable. Notwithstanding the above, in the event any such invalidity, illegality or unenforceability of any portion of Section 4(a) hereof is caused by such provision being held to be excessively broad as to time, duration, geographical scope, activity or subject in any jurisdiction, then such provision shall, at the option of Parent, remain a part of this Agreement and shall be reformed and construed within such jurisdiction by limiting and reducing it so as to be enforceable to the extent compatible with then applicable law.

                  (c) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated except by an instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

                  (d) Waiver. Waiver of performance of any obligation or term contained in this Agreement by any party, or waiver by one party of the other's default hereunder, will not operate as a waiver of performance of any other obligation or term of this Agreement or a future waiver of the same obligation or a waiver of any future default.

                  (e) Governing Law. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Colorado (excluding Colorado choice-of-law principles that might call for the application of some other state's law).

                  (f) Specific Enforcement. The Consultant acknowledges on behalf of the Restricted Group that the covenants of the Consultant contained in Sections 4(a), 5 and 7 of this Agreement are special and unique, that a breach by any member of the Restricted Group of any term or provision of any of such Sections may cause irreparable injury to Parent and that remedies at law for the breach of any terms or provisions of Sections 4(a), 5 and 7 hereof may be inadequate. Accordingly, in addition to any other remedies they may have in the event of breach, Parent shall be entitled to enforce specific performance of the terms and provisions of Sections 4(a), 5 and 7 hereof, to obtain temporary and permanent injunctive relief to prevent the continued breach of such terms and provisions without the necessity of posting a bond or of proving actual damage, and to obtain attorneys' fees in respect of the foregoing if Parent prevails in such action or proceeding.

                  (g) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party; provided, that nothing in this Agreement shall preclude the consolidation or merger of Parent or any of its Subsidiaries with another Person in which Parent or any of its Subsidiaries is not the continuing Person or the transfer of all or substantially all of the assets of Parent or any of its Subsidiaries if the successor assumes (by operation of law or otherwise) the rights and obligations of Parent or any of its Subsidiaries under this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   PIONEER NATURAL RESOURCES COMPANY


                                   By:
                                         --------------------------------------
                                   Name:
                                         --------------------------------------
                                   Title:
                                         --------------------------------------



                                         --------------------------------------
                                         Dennis Carlton, an individual

                                    EXHIBIT B

            FORM OF COLLINS CONSULTING AND NON-COMPETITION AGREEMENT

                    CONSULTING AND NON-COMPETITION AGREEMENT

         This CONSULTING AND NON-COMPETITION AGREEMENT (this "Agreement") is entered into as of the 3rd day of May, 2004, between Kevin Collins, an individual (the "Consultant"), and Pioneer Natural Resources Company, a Delaware corporation ("Parent").

                                    RECITALS:

         WHEREAS, contemporaneously herewith, Parent, Evergreen Resources, Inc., a Colorado corporation ("Evergreen"), and BC Merger Sub, Inc., a Colorado corporation ("Merger Sub"), are entering into an Agreement and Plan of Merger that provides for the merger (the "Merger") of Merger Sub with and into Evergreen (the "Merger Agreement");

         WHEREAS, the Consultant is an executive officer of Evergreen and a stockholder of Evergreen with special expertise in the oil and gas business and knowledge of the Confidential Information to be acquired by Parent under the Merger Agreement, and, as a result, the obligation of Parent and Merger Sub to enter into the Merger Agreement is expressly conditioned upon the execution and delivery of this Agreement by the Consultant;

         WHEREAS, the Board of Directors of Parent has determined that it is in the best interests of Parent to retain the Consultant on the terms and conditions set forth herein effective as of the closing of the transactions contemplated by the Merger Agreement (the "Closing"), and the Consultant has agreed to serve as a consultant of Parent on the terms and conditions set forth herein; and

         WHEREAS, the Consultant has agreed to execute, deliver and perform its obligations under this Agreement (i) in connection with the sale of Evergreen by means of the Merger; (ii) to protect the goodwill and Confidential Information to be acquired by Parent under the Merger Agreement; (iii) in connection with the Parent's agreement to retain Consultant to provide consulting services to Parent; and (iv) to induce Parent to enter into the Merger Agreement and consummate the transactions contemplated thereby, pursuant to which the Consultant will receive consideration for his Equity Interest in Evergreen and in connection with which the Consultant will receive payments under the Change in Control Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Defined Terms. When used in this Agreement, the following terms will have the following meanings:

                  "Affiliate" means, with respect to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the actual power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, by contract, credit arrangement or otherwise;

                  "Evergreen Companies" means Evergreen and each of its Subsidiaries;

                  "Evergreen Oil and Gas Interests" means all Oil and Gas Interests in which any Evergreen Company has any ownership, working, income and/or net profits interest (including without limitation fee or leasehold interest);

                  "Business Enterprise" means any corporation, partnership, limited liability company, sole proprietorship, joint venture, joint stock company, bank, association, trust, trust company, land trust, business trust or other business association or entity;

                  "Change in Control Agreement" means that certain Change in Control Agreement dated as of March 1, 2002 between Evergreen and the Consultant as amended to provide that the area with respect to which the non-compete provisions apply is the Territory;

                  "Closing Date" means the date on which the Closing shall occur;

                  "Competing Business" means any Oil and Gas Business on or with respect to the Territory;

                  "Confidential Information" means all information relating to the Evergreen Companies and/or the Evergreen Oil and Gas Interests, including without limitation information relating to title matters, environmental matters, financial statements and other financial matters, the engineering reports reflecting the Evergreen Oil and Gas Interests, estimates of reserves, quality of reserves, geological matters, asset listings, production and operating costs, production capabilities, marketing, tax, forecasts and projections, in whatever form (whether documentary, computer storage or other), in all cases pertaining to the Territory;

                  "Consulting Period" means a period from the Closing Date until 3 months after the Closing Date; provided that, at Parent's option, such period may be extended by an additional 3 months;

                  "Derivative Information" means any notes, summaries, evaluations, analyses and other material derived by the Restricted Group from any of the Confidential Information;

                  "Equity Interest" means the equity ownership rights in a Business Enterprise, whether in the form of capital stock, ownership unit, limited liability company interest, limited or general partnership interest or any other form of ownership, or any right, option, warrant, convertible security or indebtedness or other instrument enabling any Person to acquire any of the same;

                  "Hydrocarbons" means oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons;

                  "Oil and Gas Business" means owning, managing, acquiring, attempting to acquire, soliciting the acquisition of, operating, controlling or developing Oil and Gas Interests or engaging in or being connected with, as a principal, owner, officer, director, employee, shareholder, promoter, consultant, contractor, partner, member, joint venturer, agent, equity owner or in any other capacity whatsoever, any of the foregoing activities or the oil and gas exploration and production business;

                  "Oil and Gas Interests" means (a) direct and indirect interests in and rights with respect to oil, gas, mineral and related properties (including revenues therefrom) and assets of any kind and nature, direct or indirect, including without limitation working, royalty and overriding royalty interests, mineral interests, leasehold interests, production payments, operating rights, net profits interests, other non-working interests and non-operating interests; (b) interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and contracts or agreements in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations and concessions; (c) easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (d) interests in equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing, regardless of location;

                  "Parent Companies" means Parent and each of its Subsidiaries, including, after the Closing, the Evergreen Companies;

                  "Person" means any natural person, Business Enterprise or governmental authority;

                  "Restricted Group" means the Consultant together with (a) each member of the Consultant's immediate family that lives in his household and (b) any Business Enterprise in which the Consultant, any one or more members of the Consultant's immediate family or the Consultant and one or more members of the Consultant's immediately family collectively own or have the right to acquire an Equity Interest in excess of 5% or otherwise have any right, through the ownership of a voting interest or otherwise, to direct the activities of such Business Enterprise;

                  "Subsidiary" means, with respect to any party, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries; and

                  "Territory" means the Raton Basin in southern Colorado.

2. Consideration. The Consultant has entered into this Agreement and made the covenants hereinafter set forth (i) in connection with the sale of Evergreen by means of the Merger; (ii) to protect the goodwill and Confidential Information to be acquired by Parent under the Merger Agreement; (iii) in connection with the Parent's agreement to retain Consultant to provide consulting services to Parent; and (iv) to induce Parent to enter into the Merger Agreement and consummate the transactions contemplated thereby, pursuant to which the Consultant will receive consideration for his Equity Interest in Evergreen and in connection with which the Consultant will receive payments under the Change in Control Agreement.

3. Consulting Arrangement.

                  (a) Consulting Services. Parent hereby retains the Consultant effective as of the Closing to render such consulting and advisory services (the "Consulting Services") as Parent may reasonably request from time to time during the Consulting Period. The Consultant hereby accepts such engagement and agrees to perform such services for Parent upon the terms and conditions set forth in this Agreement. Consultant shall perform the Consulting Services at such times and places as an officer designated by Parent or the Board of Directors of Parent shall from time to time reasonably request. Consultant shall work on a full time basis during the Consulting Period.

                  (b) Office Space. During the Consulting Period, Parent shall provide the Consultant the use of office space and office equipment including desk, computer, and telephone, solely to the extent that such use is incurred by the Consultant in rendering the Consulting Services. Any such use that is not incurred by the Consultant in rendering the Consulting Services shall be prohibited

                  (c) Consulting Fee. As compensation for the Consulting Services to be rendered by the Consultant, the Consultant shall receive a consulting fee of $59,416.00 per calendar month during the Consulting Period for Consulting Services provided to Parent hereunder (the "Consulting Fee"), which shall be paid in accordance with the customary payroll practices of Parent. During the initial 3 month period, Consultant shall be paid such Consulting Fee regardless of Parent's early termination of this Agreement. Any Consulting Fee payment payable to Consultant hereunder in respect of any calendar month during which the Consulting Period ends prior to the end of such calendar month shall be prorated based on the ratio of the number of days in such calendar month during which Consultant is retained as a consultant hereunder to the number of days in such calendar month.

                  (d) Expense Reimbursement. The Consultant shall be entitled to receive prompt reimbursement for all reasonable out of pocket expenses incurred by the Consultant in rendering the Consulting Services during the Consulting Period in accordance with the policies, practices and procedures of Parent. Advance approval by Parent for expenses in excess of $1000.00 per month during the Consulting Period shall be required. Expenses subject to reimbursement shall include, but shall not be limited to, travel, lodging, meals, and car rentals or taxi fares when out of town, long distance telephone calls to or for Parent, facsimile transmissions charges, and mailing expenses reasonably incurred by the Consultant in rendering the Consulting Services. The Consultant shall invoice Parent on a monthly basis for any such out of pocket expenses, with reasonable supporting documentation of such expenses accompanying each invoice, and any amounts owed by Parent shall be paid within 30 days after receipt of such invoices.

                  (e) Terms of Engagement. Notwithstanding anything in this Agreement, the Consultant is an independent contractor with authority to select the means and method of performing the Consulting Services. The Consultant is not an employee or agent of Parent and any action taken by the Consultant that is not authorized by this Agreement or any other agreement between Parent and the Consultant will not bind or create any claim against Parent. Unless otherwise specifically authorized by this Agreement or any other agreement between Parent and the Consultant, the Consultant has no authority to transact any business or make any representations or promises in the name of Parent.

                  (f) Termination of Consulting Arrangement. Notwithstanding anything in this Agreement, this Section 3 and the consulting arrangement created by this Section 3 between Parent and the Consultant
         (i) may be terminated prior to the expiration of the Consulting Period by Parent for any reason or no reason at all (ii) shall terminate automatically upon the death of the Consultant and (iii) shall terminate automatically at the expiration of the Consulting Period unless Parent shall exercise its option to extend such Consulting Period. Termination of this consulting arrangement by Parent shall be evidenced by a written notice given to the Consultant in accordance with Section 8 hereof, which notice shall specify the termination date (which date shall not be less than 30 days after such notice is given to the Consultant). The Consultant may terminate the consulting arrangement in the event of a breach by Parent of its obligations under this Agreement that remains uncured 30 days after written notice thereof is given to Parent in accordance with Section 8 hereof. Upon a termination of the consulting arrangement set forth in this Section 3, neither of the parties hereto shall have any further duty or obligation under this Section 3; provided, however, that termination of the consulting arrangement shall not affect the duties and obligations set forth in the other sections of this Agreement.

4.       Restriction on Activities.

                  (a) From the Closing Date through the first anniversary thereof (the "Restricted Period"), no member of the Restricted Group shall, without the prior written consent of Parent, directly or indirectly:

                           (i) engage in, carry on or assist, individually or as
                  a principal, owner, officer, director, employee, shareholder, promoter, consultant, contractor, partner, member, joint venturer, agent, equity owner, lender or in any other capacity whatsoever, directly or indirectly, any (A) Competing Business or (B) Business Enterprise that is otherwise directly competitive with any Parent Company or any Affiliate of any Parent Company on or with respect to the Territory and which derives more than 5% of its revenues from or has more than 5% of its book value of assets located in the Territory;

                           (ii) perform for any Business Enterprise engaged in a
                  Competing Business any duty such member of the Restricted Group performed for the Evergreen Companies or their Affiliates that involved such member's access to, or knowledge or application of, Confidential Information;

                           (iii) advise, request, induce or attempt to induce
                  any customer, supplier, licensee or other business relation of any Parent Company or any Affiliate of any Parent Company to curtail, limit or cease doing business with any Parent Company or any Affiliate of any Parent Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and any Parent Company or any Affiliate of any Parent Company;

                           (iv) other than for the benefit of Parent pursuant to
                  the Consultant's arrangement with Parent set forth in Section 3 hereof, individually or as a principal, owner, officer, director, employee, shareholder, promoter, consultant, contractor, partner, member, joint venturer, agent, equity owner of more than 2% of the equity or in any other capacity whatsoever with or in any Business Enterprise, own, acquire, attempt to acquire or solicit the acquisition of (or assist any person or Business Enterprise to own, acquire, attempt to acquire or solicit the acquisition of) (A) any Oil and Gas Interest on or with respect to the Territory or (B) any Equity Interest in any Business Enterprise with any Oil and Gas Interests on or with respect to the Territory and which derives more than 5% of its revenues from or has more than 5% of its book value of assets located in the Territory;

                           (v) hire, attempt to hire or contact or solicit with
                  respect to hiring (A) any person who is an employee of any Parent Company, or (B) any person who was an employee of any Parent Company within 180 days after such person ceased to be so employed; or

                           (vi) interfere with any of the Evergreen Oil and Gas
                  Interests or in any way attempt to do any of the foregoing or assist any other Person to do or attempt to do any of the foregoing.

                  (b) The Consultant, on behalf of the Restricted Group, acknowledges that each of the covenants of Sections 4(a)(i) through 4(a)(vi) are in addition to, and shall not be construed as a limitation upon, any other covenant provided in Section 4(a). The Consultant, on behalf of the Restricted Group, agrees that the geographic boundaries, scope of prohibited activities and time duration of each of the covenants set forth in Sections 4(a)(i) through 4(a)(vi) are reasonable in nature and are no broader than are necessary to protect the goodwill and Confidential Information of the Evergreen Companies, the assets or Equity Interests of which are being acquired by Parent indirectly through the merger of Merger Sub with and into Evergreen, and to protect the other legitimate business interests of the Evergreen Companies, including without limitation any goodwill developed by the Consultant with the Evergreen Companies' customers, suppliers, licensees and business partners.

                  (c) The parties hereto intend that the covenants contained in each of Sections 4(a)(i) through 4(a)(vi) be construed as a series of separate covenants, one for each county in the Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the applicable covenant contained in Sections 4(a)(i) through 4(a)(vi). Furthermore, each of the covenants in Sections 4(a)(i) through 4(a)(vi) hereof shall be deemed a separate and independent covenant, each being enforceable irrespective of the enforceability (with or without reformation) of the other covenants contained in Sections 4(a)(i) through 4(a)(vi) hereof. The Restricted Party admits, acknowledges, and agrees that the restrictions set forth in this Section 4 are (i) made in connection with a contract for the purchase and sale of a business as contemplated by C.R.S 8-2-113(2)(a) and (ii) designed and intended to protect the Parent's trade secrets as contemplated by C.R.S. 8-2-113(2)(b). As such, the Restricted Party and the Parent agree that the restriction set forth in this Section 4 are valid and enforceable pursuant to Colorado law.

5. Confidentiality. The Consultant hereby acknowledges that, during the term of the Consultant's relationship with the Evergreen Companies, the Restricted Group has developed and had access to Confidential Information and Derivative Information. The Consultant hereby agrees as follows with respect to all Confidential Information and Derivative Information:

                  (a) Upon the Closing, the Consultant will, and will cause each member of the Restricted Group to, immediately deliver to Parent all Confidential Information and Derivative Information in the possession of the Restricted Group.

                  (b) During the Restricted Period, the Consultant will, and will cause each member of the Restricted Group to, keep all Confidential Information and Derivative Information strictly confidential and will not, and will cause each member of the Restricted Group not to, use (other than in the performance of duties for or on behalf of the Parent Companies) any of such data, information or results or disclose any such data, information or results to any Person unless otherwise required by law or regulation, and then only after written notice to Parent of the Consultant's determination of the need for disclosure.

                  (c) In the event that the Consultant or any member of the Restricted Group becomes legally compelled to disclose any Confidential Information and/or Derivative Information, the Consultant will provide Parent with prompt notice so that Parent may seek a protective order or other appropriate remedy and/or waive the Consultant's compliance with the confidentiality and non-disclosure provisions of this Agreement, and the Consultant will cooperate with Parent to obtain such protective order or other remedy. In the event that such protective order or other remedy is not obtained, the Restricted Group will furnish only that portion of the Confidential Information and/or Derivative Information which it is advised by counsel is legally required.

6. Termination. In the event the Merger Agreement shall terminate prior to Closing, this Agreement shall likewise, and thereupon without any action of any party hereto, terminate, become void ab initio, and have no force or effect.

7. Responsibility for Restricted Group. The Consultant will be responsible for any violation of the provisions hereof by any member of the Restricted Group.

8. Miscellaneous. It is further agreed as follows:

                  (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by telecopy, by facsimile, or mailed by registered or certified mail (return receipt requested), or sent by Federal Express or other recognized overnight courier, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


         To Parent:                            With a copy to:
         Pioneer Natural Resources USA, Inc.   Pioneer Natural Resources USA, Inc.
         Attn: Larry Paulsen                   Attn: Larry Paulsen
         5205 N. O'Connor Blvd., Suite 900     5205 N. O'Connor Blvd., Suite 900
         Irving, Texas 75093                   Irving, Texas 75093
         Telephone:  (972) 969-4014            Telephone:  (972) 969-4090
         Fax:  (972) 969-3581                  Fax:  (972) 969-3552

         To the Consultant:

         Kevin R. Collins
         6738 Yates Court
         Littleton, Colorado 80128
         Telephone:  (720) 981-0285
         Fax:  (720) 981-0285

                  (b) Severability. In the event that any provision of this Agreement, or the application thereof to any Person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalid, illegal or unenforceable provision shall be fully severable, this Agreement shall then be construed and enforced as if such provision had not been contained in this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such provision as may be possible and be legal, valid and enforceable. Notwithstanding the above, in the event any such invalidity, illegality or unenforceability of any portion of Section 4(a) hereof is caused by such provision being held to be excessively broad as to time, duration, geographical scope, activity or subject in any jurisdiction, then such provision shall, at the option of Parent, remain a part of this Agreement and shall be reformed and construed within such jurisdiction by limiting and reducing it so as to be enforceable to the extent compatible with then applicable law.

                  (c) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated except by an instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

                  (d) Waiver. Waiver of performance of any obligation or term contained in this Agreement by any party, or waiver by one party of the other's default hereunder, will not operate as a waiver of performance of any other obligation or term of this Agreement or a future waiver of the same obligation or a waiver of any future default.

                  (e) Governing Law. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Colorado (excluding Colorado choice-of-law principles that might call for the application of some other state's law).

                  (f) Specific Enforcement. The Consultant acknowledges on behalf of the Restricted Group that the covenants of the Consultant contained in Sections 4(a), 5 and 7 of this Agreement are special and unique, that a breach by any member of the Restricted Group of any term or provision of any of such Sections may cause irreparable injury to Parent and that remedies at law for the breach of any terms or provisions of Sections 4(a), 5 and 7 hereof may be inadequate. Accordingly, in addition to any other remedies they may have in the event of breach, Parent shall be entitled to enforce specific performance of the terms and provisions of Sections 4(a), 5 and 7 hereof, to obtain temporary and permanent injunctive relief to prevent the continued breach of such terms and provisions without the necessity of posting a bond or of proving actual damage, and to obtain attorneys' fees in respect of the foregoing if Parent prevails in such action or proceeding.

                  (g) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party; provided, that nothing in this Agreement shall preclude the consolidation or merger of Parent or any of its Subsidiaries with another Person in which Parent or any of its Subsidiaries is not the continuing Person or the transfer of all or substantially all of the assets of Parent or any of its Subsidiaries if the successor assumes (by operation of law or otherwise) the rights and obligations of Parent or any of its Subsidiaries under this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   PIONEER NATURAL RESOURCES COMPANY

                                   By:
                                       -----------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                          --------------------------------------


                                   ---------------------------------------------
                                   Kevin R. Collins, an individual

                                    EXHIBIT C

                        FORM OF NON-COMPETITION AGREEMENT

                            NON-COMPETITION AGREEMENT

         This NON-COMPETITION AGREEMENT (this "Agreement") is entered into as of the 3rd day of May, 2004, between Mark Sexton, an individual (the "Restricted Party"), and Pioneer Natural Resources Company, a Delaware corporation ("Parent")

                                    RECITALS:

         WHEREAS, contemporaneously herewith, Parent, Evergreen Resources, Inc., a Colorado corporation ("Evergreen"), and BC Merger Sub, Inc., a Colorado corporation ("Merger Sub"), are entering into an Agreement and Plan of Merger that provides for the merger (the "Merger") of Merger Sub with and into Evergreen (the "Merger Agreement");

         WHEREAS, the Restricted Party is Chairman of the Board and Chief Executive Officer of Evergreen and a stockholder of Evergreen with special expertise in the oil and gas business and knowledge of the Confidential Information to be acquired by Parent under the Merger Agreement, and, as a result, the obligation of Parent and Merger Sub to enter into the Merger Agreement is expressly conditioned upon the execution and delivery of this Agreement by the Restricted Party; and

         WHEREAS, the Restricted Party has agreed to execute, deliver and perform its obligations under this Agreement (i) in connection with the sale of Evergreen by means of the Merger; (ii) to protect the goodwill and Confidential Information to be acquired by Parent under the Merger Agreement; (iii) in connection with the Restricted Party's agreement to provide services to Parent as a member of Parent's Board of Directors; and (iv) to induce Parent to enter into the Merger Agreement and consummate the transactions contemplated thereby, pursuant to which the Restricted Party will receive consideration for his Equity Interest in Evergreen and in connection with which the Restricted Party will receive payments under the Change in Control Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Defined Terms. When used in this Agreement, the following terms will have the following meanings:

                  "Affiliate" means, with respect to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the actual power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, by contract, credit arrangement or otherwise;

                  "Evergreen Companies" means Evergreen and each of its Subsidiaries;

                  "Evergreen Oil and Gas Interests" means all Oil and Gas Interests in which any Evergreen Company has any ownership, working, income and/or net profits interest (including without limitation fee or leasehold interest);

                  "Business Enterprise" means any corporation, partnership, limited liability company, sole proprietorship, joint venture, joint stock company, bank, association, trust, trust company, land trust, business trust or other business association or entity;

                  "Closing" means the closing of the transactions contemplated by the Merger Agreement;

                  "Change in Control Agreement" means that certain Change in Control Agreement dated as of March 1, 2002 between Evergreen and the Restricted Party as amended to provide that the area with respect to which the non-compete provisions apply is the Territory;

                  "Closing Date" means the date on which the Closing shall occur;

                  "Competing Business" means any Oil and Gas Business on or with respect to the Territory;

                  "Confidential Information" means all information relating to the Evergreen Companies and/or the Evergreen Oil and Gas Interests, including without limitation information relating to title matters, environmental matters, financial statements and other financial matters, the engineering reports reflecting the Evergreen Oil and Gas Interests, estimates of reserves, quality of reserves, geological matters, asset listings, production and operating costs, production capabilities, marketing, tax, forecasts and projections, in whatever form (whether documentary, computer storage or other), in all cases pertaining to the Territory;

                  "Derivative Information" means any notes, summaries, evaluations, analyses and other material derived by the Restricted Party Group from any of the Confidential Information;

                  "Equity Interest" means the equity ownership rights in a Business Enterprise, whether in the form of capital stock, ownership unit, limited liability company interest, limited or general partnership interest or any other form of ownership, or any right, option, warrant, convertible security or indebtedness or other instrument enabling any Person to acquire any of the same;

                  "Hydrocarbons" means oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons;

                  "Oil and Gas Business" means owning, managing, acquiring, attempting to acquire, soliciting the acquisition of, operating, controlling or developing Oil and Gas Interests or engaging in or being connected with, as a principal, owner, officer, director, employee, shareholder, promoter, consultant, contractor, partner, member, joint venturer, agent, equity owner or in any other capacity whatsoever, any of the foregoing activities or the oil and gas exploration and production business;

                  "Oil and Gas Interests" means (a) direct and indirect interests in and rights with respect to oil, gas, mineral and related properties (including revenues therefrom) and assets of any kind and nature, direct or indirect, including without limitation working, royalty and overriding royalty interests, mineral interests, leasehold interests, production payments, operating rights, net profits interests, other non-working interests and non-operating interests; (b) interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and contracts or agreements in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations and concessions; (c) easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (d) interests in equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing, regardless of location;

                  "Parent Companies" means Parent and each of its Subsidiaries, including, after the Closing, the Evergreen Companies;

                  "Person" means any natural person, Business Enterprise or governmental authority;

                  "Restricted Party Group" means the Restricted Party together with (a) each member of the Restricted Party's immediate family that lives in his household and (b) any Business Enterprise in which the Restricted Party, any one or more members of the Restricted Party's immediate family or the Restricted Party and one or more members of the Restricted Party's immediately family collectively own or have the right to acquire an Equity Interest in excess of 5% or otherwise have any right, through the ownership of a voting interest or otherwise, to direct the activities of such Business Enterprise;

                  "Subsidiary" means, with respect to any party, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries; and

                  "Territory" means the Raton Basin in southern Colorado.

2. Consideration. The Restricted Party has entered into this Agreement and made the covenants hereinafter set forth (i) in connection with the sale of Evergreen by means of the Merger; (ii) to protect the goodwill and Confidential Information to be acquired by Parent under the Merger Agreement; (iii) in connection with the Restricted Party's agreement to provide services to Parent as a member of Parent's Board of Directors; and (iv) to induce Parent to enter into the Merger Agreement and consummate the transactions contemplated thereby, pursuant to which the Restricted Party will receive consideration for his Equity Interest in Evergreen and in connection with which the Restricted Party will receive payments under the Change in Control Agreement.

3. Restriction on Activities.

                  (a) From the Closing Date through the first anniversary thereof (the "Restricted Period"), no member of the Restricted Party Group shall, without the prior written consent of Parent, directly or indirectly:

                           (i) engage in, carry on or assist, individually or as
                  a principal, owner, officer, director, employee, shareholder, promoter, consultant, contractor, partner, member, joint venturer, agent, equity owner, lender or in any other capacity whatsoever, directly or indirectly, any (A) Competing Business or (B) Business Enterprise that is otherwise directly competitive with any Parent Company or any Affiliate of any Parent Company on or with respect to the Territory and which derives more than 5% of its revenues from or has more than 5% of its book value of assets located in the Territory;

                           (ii) perform for any Business Enterprise engaged in a
                  Competing Business any duty such member of the Restricted Party Group performed for the Evergreen Companies or their Affiliates that involved such member's access to, or knowledge or application of, Confidential Information;

                           (iii) advise, request, induce or attempt to induce
                  any customer, supplier, licensee or other business relation of any Parent Company or any Affiliate of any Parent Company to curtail, limit or cease doing business with any Parent Company or any Affiliate of any Parent Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and any Parent Company or any Affiliate of any Parent Company;

                           (iv) individually or as a principal, owner, officer,
                  director, employee, shareholder, promoter, consultant, contractor, partner, member, joint venturer, agent, equity owner of more than 2% of the equity or in any other capacity whatsoever with or in any Business Enterprise, own, acquire, attempt to acquire or solicit the acquisition of (or assist any person or Business Enterprise to own, acquire, attempt to acquire or solicit the acquisition of) (A) any Oil and Gas Interest on or with respect to the Territory or (B) any Equity Interest in any Business Enterprise with any Oil and Gas Interests on or with respect to the Territory and which derives more than 5% of its revenues from or has more than 5% of its book value of assets located in the Territory;

                           (v) hire, attempt to hire or contact or solicit with
                  respect to hiring (A) any person who is an employee of any Parent Company, or (B) any person who was an employee of any Parent Company within 180 days after such person ceased to be so employed; or

                           (vi) interfere with any of the Evergreen Oil and Gas
                  Interests or in any way attempt to do any of the foregoing or assist any other Person to do or attempt to do any of the foregoing.

                  (b) The Restricted Party, on behalf of the Restricted Party Group, acknowledges that each of the covenants of Sections 3(a)(i) through 3(a)(vi) are in addition to, and shall not be construed as a limitation upon, any other covenant provided in Section 3(a). The Restricted Party, on behalf of the Restricted Party Group, agrees that the geographic boundaries, scope of prohibited activities and time duration of each of the covenants set forth in Sections 3(a)(i) through 3(a)(vi) are reasonable in nature and are no broader than are necessary to protect the goodwill and Confidential Information of the Evergreen Companies, the assets or Equity Interests of which are being acquired by Parent indirectly through the merger of Merger Sub with and into Evergreen, and to protect the other legitimate business interests of the Evergreen Companies, including without limitation any goodwill developed by the Restricted Party with the Evergreen Companies' customers, suppliers, licensees and business partners.

                  (c) The parties hereto intend that the covenants contained in each of Sections 3(a)(i) through 3(a)(vi) be construed as a series of separate covenants, one for each county in the Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the applicable covenant contained in Sections 3(a)(i) through 3(a)(vi). Furthermore, each of the covenants in Sections 3(a)(i) through 3(a)(vi) hereof shall be deemed a separate and independent covenant, each being enforceable irrespective of the enforceability

         (with or without reformation) of the other covenants contained in Sections 3(a)(i) through 3(a)(vi) hereof. The Restricted Party admits, acknowledges, and agrees that the restrictions set forth in this
         Section 3 are (i) made in connection with a contract for the purchase and sale of a business as contemplated by C.R.S 8-2-113(2)(a) and (ii) designed and intended to protect the Parent's trade secrets as contemplated by C.R.S. 8-2-113(2)(b). As such, the Restricted Party and the Parent agree that the restriction set forth in this Section 3 are valid and enforceable pursuant to Colorado law.

4. Confidentiality. The Restricted Party hereby acknowledges that, during the term of the Restricted Party's relationship with the Evergreen Companies, the Restricted Party Group has developed and had access to Confidential Information and Derivative Information. The Restricted Party hereby agrees as follows with respect to all Confidential Information and Derivative Information:

                  (a) Upon the Closing, the Restricted Party will, and will cause each member of the Restricted Party Group to, immediately deliver to Parent all Confidential Information and Derivative Information in the possession of the Restricted Party Group.

                  (b) During the Restricted Period, the Restricted Party will, and will cause each member of the Restricted Party Group to, keep all Confidential Information and Derivative Information strictly confidential and will not, and will cause each member of the Restricted Party Group not to, use (other than in the performance of duties for or on behalf of the Parent Companies) any of such data, information or results or disclose any such data, information or results to any Person unless otherwise required by law or regulation, and then only after written notice to Parent of the Restricted Party's determination of the need for disclosure.

                  (c) In the event that the Restricted Party or any member of the Restricted Party Group becomes legally compelled to disclose any Confidential Information and/or Derivative Information, the Restricted Party will provide Parent with prompt notice so that Parent may seek a protective order or other appropriate remedy and/or waive the Restricted Party's compliance with the confidentiality and non-disclosure provisions of this Agreement, and the Restricted Party will cooperate with Parent to obtain such protective order or other remedy. In the event that such protective order or other remedy is not obtained, the Restricted Party Group will furnish only that portion of the Confidential Information and/or Derivative Information which it is advised by counsel is legally required.

5. Termination. In the event the Merger Agreement shall terminate prior to Closing, this Agreement shall likewise, and thereupon without any action of any party hereto, terminate, become void ab initio, and have no force or effect.

6. Responsibility for Restricted Party Group. The Restricted Party will be responsible for any violation of the provisions hereof by any member of the Restricted Party Group.

7. Miscellaneous. It is further agreed as follows:

                  (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by telecopy, by facsimile, or mailed by registered or certified mail (return receipt requested), or sent by Federal Express or other recognized overnight courier, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):



         To Parent:                               With a copy to:
         Pioneer Natural Resources USA, Inc.      Pioneer Natural Resources USA, Inc.
         Attn: Larry Paulsen                      Attn: Mark Withrow
         5205 N. O'Connor Blvd., Suite 900        5205 N. O'Connor Blvd., Suite 900
         Irving, Texas 75093                      Irving, Texas 75093
         Telephone:  (972) 969-4014               Telephone:  (972 )969-4090
         Fax:  (972) 969-3581                     Fax:  (972) 969-3552

         To the Restricted Party:

         Mark S. Sexton
         27160 Craig Lane
         Golden, Colorado 80401
         Telephone:  (303) 526-4567
         Fax:  (303) 526-2552

                  (b) Severability. In the event that any provision of this Agreement, or the application thereof to any Person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalid, illegal or unenforceable provision shall be fully severable, this Agreement shall then be construed and enforced as if such provision had not been contained in this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such provision as may be possible and be legal, valid and enforceable. Notwithstanding the above, in the event any such invalidity, illegality or unenforceability of any portion of Section 3(a) hereof is caused by such provision being held to be excessively broad as to time, duration, geographical scope, activity or subject in any jurisdiction, then such provision shall, at the option of Parent, remain a part of this Agreement and shall be reformed and construed within such jurisdiction by limiting and reducing it so as to be enforceable to the extent compatible with then applicable law.

                  (c) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated except by an instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

                  (d) Waiver. Waiver of performance of any obligation or term contained in this Agreement by any party, or waiver by one party of the other's default hereunder, will not operate as a waiver of performance of any other obligation or term of this Agreement or a future waiver of the same obligation or a waiver of any future default.

                  (e) Governing Law. This Agreement will be interpreted, construed and enforced in accordance with the laws of the State of Colorado (excluding Colorado choice-of-law principles that might call for the application of some other state's law).

                  (f) Specific Enforcement. The Restricted Party acknowledges on behalf of the Restricted Party Group that the covenants of the Restricted Party contained in Sections 3(a), 4 and 6 of this Agreement are special and unique, that a breach by any member of the Restricted Party Group of any term or provision of any of such Sections may cause irreparable injury to Parent, and that remedies at law for the breach of any terms or provisions of Sections 3(a), 4 and 6 hereof may be inadequate. Accordingly, in addition to any other remedies they may have in the event of breach, Parent shall be entitled to enforce specific performance of the terms and provisions of Sections 3(a), 4 and 6 hereof, to obtain temporary and permanent injunctive relief to prevent the continued breach of such terms and provisions without the necessity of posting a bond or of proving actual damage, and to obtain attorneys' fees in respect of the foregoing if Parent prevails in such action or proceeding.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    PIONEER NATURAL RESOURCES COMPANY

                                    By:
                                          --------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------


                                    --------------------------------------------
                                    Mark S. Sexton, an individual

                                    EXHIBIT D

                       FORM OF RIGHTS AGREEMENT AMENDMENT

                 AMENDMENT NO. 1 TO SHAREHOLDER RIGHTS AGREEMENT


         This Amendment No. 1 to Shareholder Rights Agreement (this "Rights Agreement Amendment"), dated as of May 3, 2004, is between Evergreen Resources, Inc., a Colorado corporation (the "Company"), and Computershare Trust Company, Inc., as successor to American Securities Transfer & Trust, Inc., as Rights Agent (the "Rights Agent").

                                    RECITALS

         WHEREAS, the Company and the Rights Agent are parties to a Shareholder Rights Agreement, dated as of July 7, 1997 (the "Rights Agreement"); and

         WHEREAS, concurrently herewith, the Company, Pioneer Natural Resources Company, a Delaware corporation ("Parent"), and BC Merger Sub, Inc., a Colorado corporation ("Merger Sub"), are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into the Company (the "Merger"); and

         WHEREAS, the Distribution Date (as defined in the Rights Agreement) has not occurred; and

         WHEREAS, Parent and Merger Sub are entering into the Merger Agreement in reliance on and in consideration of the terms of this Rights Agreement Amendment; and

         WHEREAS, pursuant to Sections 27 and 29 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable in connection with the foregoing, and the Company and the Rights Agent desire to evidence such amendment in writing.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, and intending to be legally bound hereby, the Company hereby amends the Rights Agreement as follows:

         1. AMENDMENT OF SECTION 1(a). Section 1(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, neither Parent nor Merger Sub shall be deemed to be an Acquiring Person solely by virtue of (i) the execution of the Merger Agreement or (ii) the consummation of the Merger."

         2. AMENDMENT OF SECTION 1(b). Section 1(b) of the Rights Agreement is amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, an Adjustment Event shall not be deemed to have occurred solely as the result of (i) the execution of the Merger Agreement or (ii) the consummation of the Merger."

         3. AMENDMENT OF SECTION 1(z). Section 1(z) of the Rights Agreement is amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, a
         Section 11(a)(ii) Event shall not be deemed to have occurred solely as the result of (i) the execution of the Merger Agreement or (ii) the consummation of the Merger."

         4. AMENDMENT OF SECTION 1(aa). Section 1(aa) of the Rights Agreement is amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, a
         Section 13 Event shall not be deemed to have occurred solely as the result of (i) the execution of the Merger Agreement or (ii) the consummation of the Merger."

         5. AMENDMENT OF SECTION 1(bb). Section 1(bb) of the Rights Agreement is amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, a Share Acquisition Date shall not be deemed to have occurred solely as the result of (i) the execution of the Merger Agreement or (ii) the consummation of the Merger."

         6. AMENDMENT OF SECTION 1. Section 1 of the Rights Agreement is amended to add the following at the end thereof:

                  (hh) "MERGER" shall mean the merger of the Company and Merger Sub pursuant to the Merger Agreement.

                  (ii) "MERGER AGREEMENT" shall mean that certain Agreement and Plan of Merger, dated as of May 3, 2004, by and among the Company, Parent and Merger Sub.

                  (jj) "MERGER SUB" shall mean BC Merger Sub, Inc. a Colorado corporation.

                  (kk) "PARENT" shall mean Pioneer Natural Resources Company, a Delaware corporation.

         7. AMENDMENT OF SECTION 3(a). Section 3(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

                  "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of (i) the execution of the Merger Agreement or (ii) the consummation of the Merger."

         8. AMENDMENT OF SECTION 13. Section 13 of the Rights Agreement is amended to add the following sentence at the end thereof:

                  "The provisions of this Section 13 shall not apply to (i) the execution of the Merger Agreement or (ii) the consummation of the Merger."

         9. ADDITION OF SECTION 35. The Rights Agreement is amended to add the following Section 35 to the Rights Agreement:

                  "Section 35. TERMINATION. Immediately prior to the effective time of the Merger, (i) this Agreement shall be terminated and be without any further force or effect, (ii) none of the parties to this Agreement will have any rights, obligations or liabilities hereunder,
         (iii) the Rights shall expire and become null and void and (iv) the holders of the Rights shall not be entitled to any benefits, rights or other interests under this Agreement, including without limitation the right to purchase or otherwise acquire shares of the Common Stock or any other securities of the Company."

         10. EFFECTIVENESS. This Rights Agreement Amendment shall be deemed effective as of the date first written above. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         11. SEVERABILITY. If any term, provision, covenant or restriction of this Rights Agreement Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         12. GOVERNING LAW. This Rights Agreement Amendment shall be deemed to be a contract made under the laws of the State of Colorado and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within Colorado.

         13. COUNTERPARTS. This Rights Agreement Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


                   [REMAINDER OF PAGE IS INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement Amendment to be duly executed by their respective authorized officers, all as of the day and year first above written.


                                             EVERGREEN RESOURCES, INC.


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


                                             COMPUTERSHARE TRUST COMPANY, INC.

                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

                                    EXHIBIT E

                            LLC SUB MERGER AGREEMENT

                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                                    [LLC SUB]

                                       AND

                            EVERGREEN RESOURCES, INC.

                              _______________, 2004

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger dated as of _______________, 2004 (this "Agreement"), is between [LLC SUB], a Texas limited liability company (the "Company"), and Evergreen Resources, Inc., a Colorado corporation ("Colorado Corp.," and together with the Company, the "Parties").

         WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of May 3, 2004 by and among Pioneer Natural Resources Company, a Delaware corporation, BC Merger Sub, Inc., a Colorado corporation ("Merger Sub"), and Colorado Corp. (the "First Merger Agreement"), Merger Sub merged with and into Colorado Corp. (the "First Merger");

         WHEREAS, pursuant to Section 1.4 the First Merger Agreement, immediately after the effective time of the First Merger, Colorado Corp. will merge with and into the Company;

         WHEREAS, for federal income tax purposes, it is intended that the First Merger and the Merger constitute an integrated plan described in Rev. Rul. 2001-46, 2001-2 C.B. 321;

         WHEREAS, the Board of Directors of Colorado Corp. deems it advisable and in the best interest of Colorado Corp. to merge with and into the Company upon the terms and conditions provided herein; and

         WHEREAS, the Board of Directors of the Company deems it advisable and in the best interest of the Company that Colorado Corp. merge with and into the Company upon the terms and conditions provided herein.


         NOW, THEREFORE, in consideration of the foregoing and the agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.

                                   THE MERGER

         1.1 THE MERGER. At the Effective Time (as hereafter defined), Colorado Corp. shall merge with and into the Company (the "Merger"), and the Company shall be the surviving entity (the "Surviving Entity"), and the separate existence of Colorado Corp. shall cease.

         1.2 SUCCESSION. At the Effective Time, the Surviving Entity shall possess all the rights, privileges, powers, immunities and franchises, and shall be subject to all the restrictions, disabilities and duties of Colorado Corp., and all the property, real, personal and mixed of Colorado Corp., and all debts due to Colorado Corp. shall be vested in the Company without the necessity for any separate transfer. The Company shall thereafter be responsible and liable for all debts, liabilities and duties of Colorado Corp., and neither the rights of creditors nor any liens on the property of Colorado Corp. shall be impaired by the Merger.

                                   ARTICLE II.

                                 EFFECTIVE TIME

         2.1 STOCKHOLDER AND MEMBER APPROVAL. At or about the time of the execution of this Agreement, the Company shall submit this Agreement to its sole member for approval pursuant to the applicable provisions of the Texas Limited Liability Company Act (the "TLLCA"). At or about the time of the execution of this Agreement, Colorado Corp. shall submit this Agreement to its shareholder for approval pursuant to the applicable provisions of the Colorado Corporations and Associations Act (the "CCAA").

         2.2 FILING ARTICLES OF MERGER. Following approval of this Agreement in accordance with Section 2.1 above, the Company shall cause (i) the Articles of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Texas in accordance with the TLLCA and (ii) the Articles of Merger to be executed, acknowledged and filed with the Secretary of State the State of Colorado in accordance with the CCAA.

         2.3 EFFECTIVE TIME. The Merger shall become effective upon the later to occur of (i) the day and at the time the Articles of Merger are filed with the Secretary of State of the State of Texas and (ii) the day and at the time the Articles of Merger are filed with the Secretary of State of the State of Colorado (the time of such effectiveness is herein called the "Effective Time").

                                  ARTICLE III.

                        EFFECT ON OUTSTANDING SECURITIES

         3.1 CONVERSION OF COLORADO CORP. SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of the Company or Colorado Corp., each issued and outstanding share of common stock, par value $.01 per share, of Colorado Corp. shall be cancelled and retired and cease to exist.

         3.2 TREASURY SHARES OF COLORADO CORP. Each share of capital stock of Colorado Corp. which is held as a treasury share by Colorado Corp. immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and cease to exist at the Effective Time.

         3.3 LLC MEMBERSHIP INTERESTS. The membership interests of the Company immediately prior to the Effective Time shall continue unchanged as a result of the Merger as the membership interests of the Surviving Entity from and after the Effective Time.

                                   ARTICLE IV.

                            COVENANTS AND AGREEMENTS

         4.1 ASSUMPTION BY THE COMPANY. The Company covenants and agrees that as the Surviving Entity, it shall be liable for all the obligations of Colorado Corp. outstanding as of the Effective Time and hereby expressly assumes all such obligations as of the Effective Time.

                                   ARTICLE V.

                    CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         5.1 ARTICLES OF ORGANIZATION. The Articles of Organization of the Company as constituted at the Effective time shall thereafter be the Articles of Organization of the Surviving Entity until such time as they shall be amended as provided by law.

         5.2 REGULATIONS. The Regulations of the Company as constituted at the Effective Time shall thereafter be the Regulations of the Surviving Entity until such time as it shall be amended as provided by law.

         5.3 MEMBER AND OFFICERS. From and after the Effective Time, the member of the Surviving Entity will be the member of the Company immediately prior to the Merger. From and after the Effective Time, individuals serving as officers of the Company immediately prior to the Merger will serve as officers of the Surviving Entity, holding the same titles and positions which such officers held with the Company upon the effectiveness of the Merger.

                                   ARTICLE VI.

                                  MISCELLANEOUS

         6.1 PRINCIPAL OFFICE OF SURVIVING ENTITY. The address of the principal office of the Surviving Entity is 1401 17th Street, Suite 1200, Denver, Colorado 80202.

         6.1 FURTHER ASSURANCES. From time to time, and when required by the Surviving Entity or by its successors and assigns, there shall be executed and delivered on behalf of Colorado Corp. such deed and other instruments, including a form of blanket conveyance and bill of sale and assignment, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate and necessary in order to vest or perfect, or to confirm of record or otherwise, in the Surviving Entity the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Colorado Corp. and otherwise to carry out the purposes of this Agreement, and the directors, officers, managers and members, as applicable, of the Surviving Entity and Colorado Corp. shall otherwise take any and all such action and execute and deliver any and all such deeds and other instruments.

         6.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         6.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                   [Remainder of page is intentionally blank]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                        [LLC SUB]



                                        By:
                                              --------------------------------
                                        Name:
                                              --------------------------------
                                        Title:
                                              --------------------------------


                                        EVERGREEN RESOURCES, INC.



                                        By:
                                              --------------------------------
                                        Name:
                                              --------------------------------
                                        Title:
                                              --------------------------------

                                    EXHIBIT F

                            RULE 145 AFFILIATE LETTER

                            RULE 145 AFFILIATE LETTER


Pioneer Natural Resources Company
5205 N. O'Connor Blvd., Suite 900
Irving, Texas  75093

Ladies and Gentlemen:

         Reference is made to the Agreement and Plan of Merger (the "Merger Agreement") dated as of May 3, 2004 by and among Pioneer Natural Resources Company, a Delaware corporation ("Parent"), BC Merger Sub, Inc., a Colorado corporation ("Merger Sub"), and Evergreen Resources, Inc., a Colorado corporation (the "Company"), pursuant to which Merger Sub will be merged with and into the Company (the "Merger").

         The undersigned understands that for purposes of Rule 145 promulgated under the Securities Act of 1933 (the "Act") he may be deemed to be an underwriter with respect to the Shares (as defined below). The undersigned is delivering this letter of undertaking and commitment pursuant to Section 5.7 of the Merger Agreement.

         With respect to such securities of Parent as may be received by the undersigned pursuant to the Merger Agreement (the "Shares"), the undersigned represents to and agrees with Parent that:

                  A. The undersigned will not make any offer to sell or any sale, transfer or other disposition of all or any part of the Shares in violation of the Act or the rules and regulations thereunder, including Rule 145, and will hold all the Shares subject to all applicable provisions of the Act and the rules and regulations thereunder.

                  B. The undersigned has been advised that the offering, sale and delivery of the Shares to the undersigned pursuant to the Merger Agreement will be registered under the Act on a Registration Statement on Form S-4. The undersigned has also been advised and agrees, however, that, since the undersigned may be deemed an underwriter of the Shares, the undersigned may not offer, sell, pledge, hypothecate, transfer or otherwise dispose of any of the Shares except (i) in a transaction permitted by Rule 145 under the Act, or (ii) pursuant to an effective registration statement under the Act or (iii) in a transaction that, in the opinion of counsel, reasonably satisfactory to Parent, is not required to be registered under the Act.

                  C. The undersigned understands and agrees that neither Parent nor any of its current or future affiliates is under any obligation to register the sale, transfer or other disposition of any Shares by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                  D. The undersigned also understands that Parent will give stop transfer instructions to its transfer agents with respect to the Shares and that there will be placed on the certificates for the Shares, or any substitutions therefor, a legend stating in substance:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED TO OR TRANSFERRED TO THE REGISTERED HOLDER AS A RESULT OF A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), MAY APPLY AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT
                  (i) IN A TRANSACTION PERMITTED BY RULE 145 UNDER THE ACT, AND AS TO WHICH THE ISSUER HAS RECEIVED REASONABLE SATISFACTORY EVIDENCE OF COMPLIANCE WITH RULE 145, OR (ii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (iii) IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER, IS NOT REQUIRED TO BE REGISTERED UNDER THE ACT."

                  It is understood and agreed that the legend set forth in paragraph (D) above shall be removed by delivery of substitute certificates without such legend at such time as Parent receives an opinion of counsel reasonably satisfactory to Parent that the undersigned (i) is not an affiliate of Parent and (ii) otherwise may transfer the Shares without restriction under Rule 145(d)(3) of the Act.

                  If any of the undersigned's Shares are initially issued to the undersigned in the Merger in other than certificated form, the undersigned agrees that following the Merger the undersigned will have such Shares issued in certificated form so that the legend provided for above may be placed on the certificates.

                  E. The undersigned also understands that unless the transfer by the undersigned of any Shares has been registered under the Act or is a sale made in conformity with the provisions of Rule 145 under the Act, Parent reserves the right to place the following legend on the certificates issued to any transferee:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY APPLY. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF SUCH

                  ACT AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

         It is understood and agreed that the legend set forth in paragraph (E) above shall be removed by delivery of substitute certificates without such legend at such time as Parent receives an opinion of counsel reasonably satisfactory to Parent that the holder (i) is not an affiliate of Parent and
(ii) otherwise may transfer the Shares without restriction under Rule 145(d)(3) of the Act.

         The undersigned acknowledges that (i) the undersigned has carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the Shares, to the extent the undersigned felt necessary, with the undersigned's counsel or counsel for the Company and
(ii) the receipt by Parent of this letter is an inducement and a condition to Parent's obligation to consummate the Merger.

         Execution of this letter shall not be considered an admission on the part of the undersigned that the undersigned is an underwriter of the Shares for purposes of Rule 145 under the Act or as a waiver of any rights the undersigned may have to any claim that the undersigned is not such an underwriter on or after the date of this letter.


                                                     Very truly yours,


                                                     ---------------------------




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